                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant []

Check the appropriate box:

[] Preliminary Proxy Statement
[ X ] Definitive Proxy Statement
[] Definitive Additional Materials
[] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12
[] Confidential, for Use of the Commission Only
   (as Permitted by Rule 14a-6(a)(2))

                                 AMAX GOLD INC.
 ---------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 ---------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
22(a)(2) of Schedule 14A.
[] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1)Title of each class of securities to which transaction applies:

   2)Aggregate number of securities to which transaction applies:

   3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4)Proposed maximum aggregate value of transaction:

   5)Total fee paid:

[ X ] Fee paid previously with preliminary materials.
[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)Amount previously paid:

   2)Form, Schedule or Registration Statement No.:

   3)Filing Party:

   4)Date Filed:

Notes:

                      LOGO OF AMAX GOLD INC. APPEARS HERE

                                 APRIL 27, 1995

Dear Stockholder:

  On behalf of the Board of Directors and Management of Amax Gold Inc. (the "Company"), we urge you to consider carefully and to approve your Company's proposals described in the attached proxy materials. Approval of these proposals will benefit your Company by facilitating transactions between your Company and Cyprus Amax Minerals Company ("Cyprus") that are designed to strengthen significantly the financial condition of your Company.

  During 1994, the Company made great progress on many fronts. Since the merger of AMAX Inc. with Cyprus Minerals Company late in 1993, the Company's new major stockholder has been assisting the Company to realize its potential. Since that time, key management changes have been made, cost reductions have been effected at operating and administrative levels, and the Company and its new 42% stockholder have put in place certain significant agreements to support the growth of the Company, including the $100 million Double Convertible Line of Credit ("DOCLOC I") and the stock purchase agreement under which Cyprus acquired three million shares of the Company's Common Stock in exchange for cancellation of $20.7 million of indebtedness owed to Cyprus, both of which were approved by the Company's stockholders last year. Significant progress in your Company's operations also has been accomplished during 1994. We and our partner in the Refugio gold project in Chile recently completed the $85 million financing for the Refugio gold project which has commenced construction. The water shortage problem that has delayed full-scale production at the Guanaco gold mine in Chile has been resolved and the performance of the Hayden Hill mine has improved.

  In order to continue this progress and growth, your Company needs additional financing and the continued support of Cyprus. For example, development of the Fort Knox gold project in Alaska (which has reserves of over four million ounces of gold) will require a capital investment of over $250 million during 1995 and 1996. While the Company had positive cash flow from operations in 1994, we do not anticipate generating sufficient cash flow from operations to assure payment of all scheduled debt amortization obligations or to meet the Company's working capital and development requirements without the benefit of a new $80 million Double Convertible Line of Credit with Cyprus ("DOCLOC II") or other equity financing that would bear significant transaction costs. In addition, the continuing financial support from Cyprus evidenced by DOCLOC I and DOCLOC II has been viewed as a vote of confidence in the Company that we believe will be important to obtaining additional bank financing on favorable terms for the Company's future growth. Without the extension of DOCLOC I and the addition of DOCLOC II, the Company believes that additional third party debt financing for development of the Company's Fort Knox project would be unavailable in adequate amounts on favorable terms. Therefore, we are seeking your approval of both an extension of DOCLOC I to December 31, 2001 and DOCLOC II.

  Under DOCLOC II, Cyprus will provide the Company with an additional $80 million line of credit, which may be repaid by the Company's issuance of up to 1,600,000 shares of a new class of $2.25 Series C Convertible Preferred Stock which, if issued, may be redeemed by the Company for 14,919,806 shares of Common Stock at a price equal to the greater of $4.196 per share or the average closing price per share over a period prior to redemption. The Preferred Stock also may be converted by Cyprus into 14,919,806 shares of the Company's Common Stock at a conversion price of $5.362 per common share. Alternatively, Cyprus has the right to buy up to 14,919,806 shares of the Company's Common Stock for $80 million during the term of DOCLOC II.

  Because the proposed transactions involve Cyprus, which currently owns approximately 42% of the Company's outstanding Common Stock, your approval is necessary. The affirmative vote of stockholders holding 66 2/3% of the outstanding shares of Common Stock not owned by Cyprus is required for approval of these proposals under Section 203 of the Delaware General Corporation Law, and rules of the New York

Stock Exchange require the affirmative vote of a majority of all shares of Common Stock voting on the proposals. This means that stockholders who do not vote have the same effect as if they voted against such a proposal regardless of its merits. Given the number of stockholders who are often unavailable or who do not vote for one reason or another, the 66 2/3% of the non-Cyprus stockholders is an extremely difficult vote to achieve even when stockholders are overwhelmingly in favor of a transaction. For example, last year over 90% of all of the Company's outstanding shares that voted, did so in favor of DOCLOC I. Despite the overwhelming support, there were barely sufficient votes to surpass the 66 2/3% threshold required by Section 203.

  An additional proposal being presented this year will eliminate this 66 2/3% threshold by reincorporating the Company as a Delaware corporation that specifically elects not to have Section 203 apply. Even without a reincorporation, the supermajority vote requirement under Section 203 will expire automatically with respect to transactions with Cyprus in May 1996. Because of the onerous burdens of complying with Section 203, the proposal seeks your approval for the early termination of these requirements. The proposal would eliminate the burdensome threshold and associated uncertainty, management time and expense associated with Section 203 this June; the proposal will not eliminate the need to seek approval of stockholders other than Cyprus or eliminate the Company's Board of Director's duties to assure that transactions between the Company and Cyprus are fair to the Company. We believe this Section 203 threshold, which is primarily an anti-takeover measure, is neither necessary nor desirable in the Company's circumstances and that it is in the best interests of all of the Company's stockholders to elect not to have
Section 203 apply. We believe that adoption of this proposal will facilitate Cyprus' support of your Company, thereby enhancing your Company's growth and financial strength.

  We believe approval of these proposals is key to the financial well being of the Company and will enhance the value of your Company. They are described in greater detail in the accompanying Proxy Statement. We apologize for the length of the document, but the detailed information included here is required by law for the benefit of all stockholders.

  We urge you to consider carefully your Company's proposals and related information in the accompanying proxy materials. In order to ensure that your vote is represented, please indicate your decision on the enclosed proxy card, date and sign it, and return it in the enclosed envelope. A prompt response would be appreciated. If you decide to attend the Annual Meeting of Stockholders, you may revoke your proxy and vote in person if you choose to do so.

                                     Sincerely,


                                     Signature of Milton H. Ward appears here

                                               Milton H. Ward
                                       Chairman of the Board and Chief
                                              Executive Officer



                                     Signature of Roger A. Kauffman appears here

                                              Roger A. Kauffman
                                        President and Chief Operating
                                                   Officer



                                     Signature of Mark A. Lettes appears here

                                               Mark A. Lettes
                                     Vice President and Chief Financial
                                                   Officer

                      LOGO OF AMAX GOLD INC. APPEARS HERE

              9100 EAST MINERAL CIRCLE, ENGLEWOOD, COLORADO 80112
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 2, 1995

To the Holders of Common Stock:

  The Annual Meeting of Stockholders of Amax Gold Inc. (the "Company") will be held at the Inverness Hotel & Golf Club, Inverness Business Park, 200 Inverness Drive West, Englewood, Colorado on Friday, June 2, 1995, at 10:00 a.m. (Mountain Daylight Savings Time) for the following purposes:

  1. To elect six directors, each to hold office until the 1996 Annual Meeting of Stockholders;

  2. To ratify the selection of Price Waterhouse LLP as independent accountants for the current fiscal year;

  3. To approve an amendment (the "DOCLOC I Amendment") to the $100 million double convertible revolving credit agreement, dated as of April 15, 1994 and approved by stockholders at the Special Meeting of Stockholders held on July 26, 1994 ("DOCLOC I"), between the Company and Cyprus Amax Minerals Company, a Delaware corporation ("Cyprus"), to extend DOCLOC I from April 30, 1997 to December 31, 2001 (the "DOCLOC I Amendment Proposal");

  4. To approve the transactions contemplated by an $80 million double convertible revolving credit agreement, dated as of March 10, 1995 ("DOCLOC II"), between the Company and Cyprus, pursuant to which Cyprus will provide a line of credit of $80 million, under which any indebtedness may be repaid by the Company's issuance of up to 1,600,000 shares of the Company's newly created $2.25 Series C Convertible Preferred Stock, par value $1.00 per share (the "Series C Preferred Stock"), and such shares of Series C Preferred Stock may be redeemed by the Company for 14,919,806 shares of the Company's common stock, par value $.01 per share ("Common Stock"), at a price equal to the greater of $4.196 per share or the average closing price per share over a period prior to redemption, or converted by Cyprus at any time into up to 14,919,806 shares of Common Stock at a conversion price of $5.362 per share; such approval shall include but not be limited to the authorization and issuance to Cyprus of up to 1,600,000 shares of the Series C Preferred Stock and up to 14,919,806 shares of Common Stock (the "DOCLOC II Proposal");

  5. To approve the Company's reincorporation by means of a merger with New AGI Corporation, a Delaware corporation ("NEW AGI"), for purposes of electing not to be governed by Section 203 of the General Corporation Law of Delaware ("Delaware Law"), thereby permitting the Company to engage in business transactions with Cyprus without requiring the approval of 66 2/3% of all stockholders excluding Cyprus and its affiliates and associates (the "Reincorporation Proposal");

  6. To vote on a stockholder proposal to permit cumulative voting for the election of directors (the "Stockholder Proposal"); and

  7. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Cyprus currently owns 34,313,709 shares or 42.2% of the outstanding shares of Common Stock. If Cyprus were to exercise its right under DOCLOC I to acquire additional shares of Common Stock, Cyprus would be the indirect owner of 46,412,922 shares or 49.7% of the outstanding shares of Common Stock. If stockholders approve DOCLOC II and if Cyprus were to exercise its right to acquire 14,919,806 additional shares of Common Stock under DOCLOC II, Cyprus' ownership of outstanding shares of Common Stock would increase to 61,332,728 shares or 56.6% of the outstanding shares of Common Stock. Each share of the Company's $3.75 Series B Convertible Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), is convertible into 6.061 shares of Common Stock and, if converted, would reduce Cyprus' record ownership to 51.3% of the outstanding shares of Common Stock.

  The Board of Directors has fixed the close of business on April 10, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments of postponements thereof (the "Record Date"). To be effective, proxies must be signed, dated and delivered to Chemical Bank at or prior to the Annual Meeting.

  The directors standing for election (Proposal 1) must be elected by a plurality of the votes cast. The ratification of the selection of the independent accountants (Proposal 2) and the Stockholder Proposal (Proposal 6) must be approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote.

  Approval of each of the DOCLOC I Amendment Proposal, the DOCLOC II Proposal and the Reincorporation Proposal (Proposals 3 through 5) requires (i) under Delaware Law, the affirmative vote of 66 2/3% of the outstanding shares of Common Stock on the Record Date which are not owned by Cyprus or its affiliates and associates and (ii) under the rules of the New York Stock Exchange, the affirmative vote of a majority of all shares of Common Stock voting on such proposals, provided that the total vote cast on each of these proposals represents over 50% in interest of all outstanding shares of Common Stock.

  If a proxy is signed and returned to Chemical Bank without indicating any voting instructions, shares of Common Stock represented by the proxy will be voted FOR Proposals 1 through 5 and AGAINST Proposal 6. The Company's proxy holders may in their discretion vote shares voted for each of Proposals 3 through 5 to adjourn the Annual Meeting to solicit additional proxies in favor of the proposals. Proxies voting against any one of Proposals 3 through 5 will not be voted for adjournment of the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the filing of an instrument revoking it or of a duly executed proxy bearing a later date with Chemical Bank prior to or at the Annual Meeting, or by voting in person at the Annual Meeting.

  A list of stockholders of record will be available for examination by any stockholder for any purpose germane to the meeting beginning on May 23, 1995 at the Company's offices in Englewood, Colorado.

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY FORM PROMPTLY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

THE BOARD OF DIRECTORS OF AMAX GOLD INC. RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSALS 1 THROUGH 5 AND AGAINST PROPOSAL 6.

                                          By Order of the Board of Directors

                                          SIGNATURE OF DEBORAH J. FRIEDMAN
                                                     APPEARS HERE
                                                   Deborah J. Friedman
                                           Vice President, General Counsel and
                                                        Secretary

Englewood, Colorado
April 27, 1995

                        LOGO OF AMAX GOLD APPEARS HERE

                                PROXY STATEMENT

  This Proxy Statement is being furnished to the stockholders of Amax Gold Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") from holders of outstanding shares of the Company's common stock, par value $.01 per share ("Common Stock"), on April 10, 1995 (the "Record Date"), for use at the Annual Meeting of Stockholders of the Company to be held on June 2, 1995 and at any adjournments or postponements thereof (the "Annual Meeting").

  This Proxy Statement and form of Proxy enclosed herewith are first being mailed to the stockholders on or about April 27, 1995.

  Holders of Common Stock of the Company on the Record Date (the
"Stockholders") are being asked to attend the Annual Meeting for the following purposes:

  1. To elect six directors, each to hold office until the 1996 Annual Meeting of Stockholders;

  2. To ratify the selection of Price Waterhouse LLP as independent accountants for the current fiscal year;

  3. To approve an amendment (the "DOCLOC I Amendment") to the $100 million double convertible revolving credit agreement, dated as of April 15, 1994 and approved by stockholders at the Special Meeting of Stockholders held on July 26, 1994 ("DOCLOC I"), between the Company and Cyprus Amax Minerals Company, a Delaware corporation ("Cyprus"), to extend the term of DOCLOC I from April 30, 1997 to December 31, 2001 (the "DOCLOC I Amendment Proposal");

  4. To approve the transactions contemplated by an $80 million double convertible revolving credit agreement, dated as of March 10, 1995 ("DOCLOC II"), between the Company and Cyprus, pursuant to which Cyprus will provide a line of credit of $80 million, under which any indebtedness may be repaid by the Company's issuance of up to 1,600,000 shares of the Company's newly created $2.25 Series C Convertible Preferred Stock, par value $1.00 per share (the "Series C Preferred Stock"), and such shares of Series C Preferred Stock may be redeemed by the Company for 14,919,806 shares of the Company's common stock, par value $.01 per share ("Common Stock"), at a price equal to the greater of $4.196 per share or the average closing price per share over a period prior to redemption, or converted by Cyprus at any time into up to 14,919,806 shares of Common Stock at a conversion price of $5.362 per share; such approval shall include but not be limited to the authorization and issuance to Cyprus of up to 1,600,000 shares of the Series C Preferred Stock and up to 14,919,806 shares of Common Stock (the "DOCLOC II Proposal");

  5. To approve the Company's reincorporation by means of a merger with New AGI Corporation, a Delaware corporation ("NEW AGI"), for purposes of electing not to be governed by Section 203 of the General Corporation Law of Delaware ("Delaware Law"), thereby permitting the Company to engage in business transactions with Cyprus without requiring the approval of 66 2/3% of all stockholders excluding Cyprus (the "Reincorporation Proposal");

  6. To vote on a stockholder proposal to permit cumulative voting for the election of directors (the "Stockholder Proposal"); and

  7. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Company is engaged in the mining and processing of gold and silver ore and in the exploration for and acquisition and development of gold-bearing properties principally in North and South America. The Company was incorporated in Delaware in April 1987. The Company's principal offices are located at 9100 East Mineral Circle, Englewood, Colorado 80112, and its telephone number is
(303) 643-5500.

  For additional information regarding the business of the Company, see "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

  See "ANNUAL MEETING--Votes Required" for a description of the votes required for approval of each of the proposals.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF THE COMPANY, CONCERNING THE PROPOSALS IF NOT CONTAINED IN OR APPENDED TO THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES REFERRED TO IN THIS PROXY STATEMENT, OR THE SOLICITATION OF A PROXY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER, OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION. DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS PROXY STATEMENT.

              THE DATE OF THIS PROXY STATEMENT IS APRIL 27, 1995.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.........................   4
SUMMARY...................................................................   5
  Solicitation............................................................   5
  Certain Transactions--Relationship with Cyprus..........................   5
  Proposal 1. Election of Directors.......................................   7
  Proposal 2. Ratification of Auditors....................................   7
  Proposals 3 and 4. The DOCLOC I Amendment Proposal and the DOCLOC II
   Proposal...............................................................   7
  Proposal 5. The Reincorporation Proposal................................  10
  Proposal 6. The Stockholder Proposal....................................  11
  Effects of the Proposals on the Rights of the Company's Stockholders....  11
  Votes...................................................................  12
  Intention of Directors, Executive Officers and Cyprus...................  13
  Recommendation of the Board.............................................  13
  Opinions of Financial Advisor Regarding the DOCLOC I Amendment Proposal
   and the DOCLOC II Proposal.............................................  13
ANNUAL MEETING............................................................  14
  Recommendation of the Board.............................................  14
  Record Date.............................................................  14
  Votes Required..........................................................  14
  Votes...................................................................  15
  Solicitation of Proxies.................................................  15
  Accountants.............................................................  15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...........................  16
CERTAIN TRANSACTIONS--RELATIONSHIP WITH CYPRUS............................  16
PROPOSAL 1. ELECTION OF DIRECTORS.........................................  18
  Information Concerning Directors and Nominees...........................  18
  Compliance with Exchange Act Section 16(a)..............................  19
  Meetings and Committees of the Board of Directors.......................  19
  Compensation of Directors...............................................  20
  Compensation of Executive Officers......................................  21
  Compensation Committee Interlocks and Insider Participation.............  24
  Compensation Committee Report on Executive Compensation.................  24
  Security Ownership of Directors and Officers............................  27
  Performance Graph.......................................................  28
PROPOSAL 2. RATIFICATION OF SELECTION OF AUDITORS.........................  29
PROPOSALS 3 AND 4. THE DOCLOC I AMENDMENT PROPOSAL AND THE DOCLOC II
 PROPOSAL.................................................................  29
  Background for the DOCLOC I Amendment Proposal and the DOCLOC II
   Proposal...............................................................  30
  Reasons for the DOCLOC I Amendment Proposal and the DOCLOC II Proposal;
   Recommendation of the Board............................................  32
  Opinion of Financial Advisor Regarding the DOCLOC I Amendment Proposal
   and the DOCLOC II Proposal.............................................  34
  Effects of the DOCLOC I Amendment Proposal and the DOCLOC II Proposal on
   the Rights of the Company's Stockholders...............................  38
  Material Terms of the DOCLOC I Amendment................................  38
  Material Terms of DOCLOC II.............................................  39
  Temporary Borrowing Under DOCLOC II.....................................  42

PROPOSAL 5. THE REINCORPORATION PROPOSAL...................................  43
  Background of the Merger; Section 203....................................  43
  Reasons for the Reincorporation Proposal; Recommendation of the Board....  45
  Reincorporation..........................................................  46
  Effect of the Reincorporation Proposal on the Rights of the Company's
   Stockholders............................................................  46
PROPOSAL 6. THE STOCKHOLDER PROPOSAL.......................................  46
  Resolution to Adopt Cumulative Voting....................................  46
  Supporting Statement.....................................................  46
  Recommendation of the Board..............................................  47
PRO FORMA FINANCIAL INFORMATION............................................  48
DESCRIPTION OF CAPITAL STOCK OF THE COMPANY................................  49
  Common Stock.............................................................  49
  Preferred Stock..........................................................  49
  Warrants.................................................................  54
OTHER MATTERS..............................................................  55
PROPOSALS FOR 1996 ANNUAL MEETING..........................................  55

                                   APPENDICES

APPENDIX A--DOCLOC I

APPENDIX B--Amendment to DOCLOC I

APPENDIX C--DOCLOC II

APPENDIX D--Certificate of Designations--$2.25 Series C Convertible Preferred Stock

APPENDIX E--Merger Agreement

APPENDIX F--Certificate of Incorporation for NEW AGI

APPENDIX G--Opinions of Salomon Brothers Inc

                               ----------------

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  THIS PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS INCORPORATED BY REFERENCE HEREIN, EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED HEREIN, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO SECRETARY, AMAX GOLD INC., 9100 EAST MINERAL CIRCLE, ENGLEWOOD, COLORADO 80112. TELEPHONE REQUESTS MAY BE DIRECTED TO INVESTOR RELATIONS AT
(303) 643-5522. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MAY 23, 1995.

  The following portions of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed with the Securities and Exchange Commission (the "SEC") (File No. 1-9620) are incorporated herein by reference:
(i) "Management's Discussion and Analysis of Financial Condition and Results of Operations" on pages 20-23 and (ii) "Financial Statements and Supplementary Data" on pages 24-48.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the Annual Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

                                    SUMMARY

  The following summary is not intended to be complete and is qualified in all respects by the more detailed information included in this Proxy Statement, the Appendices hereto and the documents incorporated herein by reference. Stockholders are urged to read carefully this Proxy Statement, including the Appendices hereto and the documents incorporated herein by reference, in their entirety.

SOLICITATION

  This Proxy Statement is being furnished to the Stockholders of the Company in connection with the solicitation of proxies by the Company's Board from holders of outstanding shares of Common Stock for use at the Annual Meeting. April 10, 1995 is the Record Date for determining the Stockholders of record who are entitled to receive this Proxy Statement and to vote on each of the proposals.

  This Proxy Statement and form of Proxy enclosed herewith are first being mailed to the Stockholders on or about April 27, 1995.

  The Stockholders are being asked to consider and vote on a number of proposals:

  1. To elect six directors, each to hold office until the 1996 Annual Meeting of Stockholders;

  2. To ratify the selection of Price Waterhouse LLP as independent accountants for the current fiscal year;

  3. To approve the DOCLOC I Amendment Proposal, pursuant to which DOCLOC I will be extended to December 31, 2001;

  4. To approve the DOCLOC II Proposal, pursuant to which Cyprus will provide a new double convertible revolving line of credit of $80 million and the Company may issue up to 1,600,000 shares of Series C Preferred Stock and up to 14,919,806 shares of Common Stock, among other matters;

  5. To approve the Reincorporation Proposal, pursuant to which the Company will elect not to be governed by Section 203 of the Delaware Law, among other matters;

  6. To vote on a stockholder proposal to permit cumulative voting; and

  7. To transact such other business as may properly come before the meeting or any adjournments thereof.

CERTAIN TRANSACTIONS--RELATIONSHIP WITH CYPRUS

 Cyprus

  Cyprus is a diversified mining company engaged in the exploration for and the extraction, processing and marketing of mineral resources. Cyprus operates in three principal industry segments: copper/molybdenum, coal and other minerals (including lithium and gold).

  Cyprus currently owns 34,313,709 shares or 42.2% of the outstanding shares of Common Stock of the Company. If Cyprus acquires all shares of Common Stock available under DOCLOC I and DOCLOC II, it would hold an aggregate of 61,332,728 shares or 56.6% of the outstanding shares of Common Stock (assuming no shares of Series B Preferred Stock have been converted). See "--Effect of the Proposals on the Rights of the Company's Stockholders."

  Directors and officers of Cyprus comprise four of the six members of the Company's Board. Milton H. Ward, Chairman of the Board and Chief Executive Officer of the Company, is Co-Chairman of the Board, President and Chief Executive Officer of Cyprus; Gerald J. Malys, a director of the Company, is Senior Vice President and Chief Financial Officer of Cyprus; Allen Born, a director of the Company, is Co-Chairman of Cyprus; and Rockwell A. Schnabel, a director of the Company, is a director of Cyprus.

  In addition to DOCLOC I and the proposed DOCLOC II, which are discussed elsewhere in this Proxy Statement, Cyprus is party to a number of contracts with the Company, which are summarized below.

  Exploration Joint Venture Agreement. The Company entered into an Exploration Joint Venture Agreement with Cyprus (the "Exploration JV") effective January 1, 1994. Under the Exploration JV, the Company and Cyprus have agreed to pool their efforts for the principal purpose of discovering and developing future gold prospects, with Cyprus providing 75% and the Company providing 25% of the initial exploration funding for such prospects. Properties held by the parties prior to January 1, 1994 are excluded from the joint venture. A subsidiary of Cyprus has been appointed as Manager to manage, direct and control exploration activities. The agreement will terminate January 1, 1996 unless the Company and Cyprus mutually agree to extend the agreement. Either party may withdraw upon giving 60 days' notice to the other party. Pursuant to the Exploration JV, the Company has the first right to acquire any gold property covered by the Exploration JV, and Cyprus has the first right to acquire property containing deposits of minerals or precious metals other than gold.

  Cerro Quema Option Agreement. The Company and Cyprus have entered into an agreement which gives the Company the option to purchase Cyprus' interest in the Cerro Quema advanced stage gold exploration prospect in Panama. The purchase price is to be based on reserves to be established in a feasibility study funded by the Company that has yet to be completed.

  The Company is evaluating its option to purchase the Cerro Quema prospect. In the event the purchase price of the Cerro Quema property (or any property acquired pursuant to the Exploration JV) involves the issuance of 1% or more of the Company's voting securities, pursuant to the rules of the New York Stock Exchange (the "NYSE"), the Company would need to obtain the affirmative vote of 50% of all stockholders to complete the transaction. At this time, the Company has made no decision regarding whether the exercise of the option will be submitted to a vote of unaffiliated stockholders. If Cyprus exercises its rights to acquire additional shares of Common Stock, its ownership may be greater than 50%, which would enable Cyprus to approve such transactions without the approval of unaffiliated stockholders. See "--Effects of the Proposals on the Rights of the Company's Stockholders."

  Management Services Agreement. Pursuant to the terms of a management services agreement (the "Management Services Agreement"), the Company and Cyprus have agreed to provide a variety of managerial and other services to each other on a full cost-reimbursement basis. The agreement is terminable by the Company or by Cyprus as of the end of any month on 180 days' prior written notice.

  Put and Call Agreement. The Company and Cyprus are parties to a put and call agreement (the "Put and Call Agreement") under which Cyprus may sell shares of Common Stock of the Company to the Company upon exercise of certain common stock purchase warrants (the "Warrants") issued in connection with the acquisition of the Fort Knox Project in 1992.

  Employee Transfer Agreement. Pursuant to the Employee Transfer Agreement, the Company and Cyprus have agreed to amend their respective benefit plans to allow employees to transfer from the Company to Cyprus or from Cyprus to the Company with minimal effect on an employee's benefits.

  Net Operating Loss Agreement. Pursuant to the Agreement for the Carryback of 1993 Net Operating Losses, the Company agreed to allow Cyprus to use a net operating loss generated in 1993 which would result in a refund of taxes paid by Cyprus in a prior year, and Cyprus agreed to reimburse the Company at such time that the Company would have received the benefit for the 1993 net operating loss had the Company elected to carry forward such loss.

PROPOSAL 1. ELECTION OF DIRECTORS

  The following nominees have been recommended for election by the Board to hold office until the 1996 Annual Meeting of Stockholders or until their successors are duly elected and qualified:

      Allen Born
      Gerald J. Malys
      Rockwell A. Schnabel
      Vernon F. Taylor, Jr.
      Milton H. Ward
      Russell L. Wood

PROPOSAL 2. RATIFICATION OF AUDITORS

  The Audit Committee recommended and the Board approved the selection of Price Waterhouse LLP as independent accountants for the Company for its 1995 fiscal year.

PROPOSALS 3 AND 4. THE DOCLOC I AMENDMENT PROPOSAL AND THE DOCLOC II PROPOSAL

  The holders of Common Stock are being asked to approve an amendment to the $100 million double convertible revolving credit agreement with Cyprus, approved by Stockholders at the Special Meeting of Stockholders held in July 1994. Such amendment would extend DOCLOC I from April 30, 1997 to December 31, 2001. Additionally, Stockholders are being asked to approve DOCLOC II pursuant to which Cyprus will provide the Company with an additional line of credit of $80 million, under which any indebtedness may be repaid by the Company's issuance of up to 1,600,000 shares of the Company's Series C Preferred Stock, and such shares of Series C Preferred Stock may be redeemed by the Company for 14,919,806 shares of Common Stock at a price equal to the greater of $4.196 per share or the average closing price per share over a period prior to redemption, or converted by Cyprus at any time into up to 14,919,806 shares of Common Stock at a conversion price of $5.362 per share; such approval shall include but not be limited to the authorization and issuance to Cyprus of up to 1,600,000 shares of Series C Preferred Stock and up to 14,919,806 shares of Common Stock under DOCLOC II. Like under DOCLOC I as amended, Cyprus has agreed to make loans to the Company through December 31, 2001 under DOCLOC II.

  Although the financing activities undertaken in 1994 allowed the Company to meet its debt obligations in 1994 and to satisfy its principal repayment obligations for 1995 aggregating approximately $24 million, the Company has determined that additional financing is needed to finance development of its Fort Knox project during 1995. Currently, no amounts are outstanding under DOCLOC I, approximately $86 million has been designated to support certain credit arrangements, and $14 million is available and has not been designated. Cash flow from operations for 1995 is estimated to be sufficient to cover operating and administrative expenses, exploration expenditures and interest payments on the Company's debt obligations. In February 1995, the Company negotiated with Cyprus for an extension from April 30, 1997 to December 31, 2001 on its financing under DOCLOC I and an additional $80 million double convertible line of credit similar to DOCLOC I. At a series of meetings of the Audit Committee (composed of the two directors who are not associates, officers or employees of the Company or Cyprus) and the Board (with those members other than the members of the Audit Committee abstaining) during February and March 1995, the Audit Committee and the Board, after consideration of a fairness opinion from Salomon Brothers Inc ("Salomon Brothers") and other financing alternatives, approved the execution and delivery of the DOCLOC I Amendment and DOCLOC II. On March 10, 1995, the Company arranged for the right to borrow up to $40 million under DOCLOC II, subject to obtaining stockholder approval of DOCLOC II by June 16, 1995 and the suspension of the equity features of DOCLOC
II. This temporary borrowing arrangement is secured by a 20% interest in the Company's Fort Knox project.

 Summary of Material Terms of the DOCLOC I Amendment

  Extension of Revolving Loan. The DOCLOC I Amendment provides that Cyprus will make loans (evidenced by a note of the Company) to the Company from time to time until the earlier of December 31, 2001 or the date on which the Commitment (defined below) is terminated under DOCLOC I (the earlier of such dates being the "DOCLOC I Revolver Expiration Date") in an aggregate principal amount not to exceed at any time outstanding $100 million (the "DOCLOC I Commitment").

  On the Revolver Expiration Date, all accrued interest must be paid and the aggregate principal balance of all loans outstanding will become due and payable in 20 equal quarterly installments on June 30, September 30, December 31 and March 31 of each of the following five years, with the first installment due on March 31, 2002. The last installment, due December 31, 2006, will be in an amount necessary to repay in full the unpaid principal amount of the loans. The outstanding principal balance of the note will bear interest as set forth above.

  Material Terms of DOCLOC I. The terms of DOCLOC I are identical to those of DOCLOC II with the exception of price terms. Under DOCLOC I, Cyprus agreed to make loans to the Company (evidenced by a note from the Company) from time to time until the DOCLOC I Revolver Expiration Date in an aggregate principal amount not to exceed at any time outstanding the DOCLOC I Commitment. The Company may elect to repay the outstanding indebtedness under DOCLOC I either in cash or in shares of Series A Preferred Stock. Payment by the Company in shares of Series A Preferred Stock automatically reduces the DOCLOC I Commitment amount by $50 per share of Series A Preferred Stock so issued.

  The Company, at its option, may at any time redeem the Series A Preferred Stock, in whole or from time to time in part, by issuing shares of Common Stock at a price per share equal to the greater of $5.854 or the average closing price per share (up to $8.265) over a pre-determined period prior to redemption.

  The maximum number of shares of Common Stock that the Company may issue upon redemption or conversion of the Series A Preferred Stock, together with any shares of Common Stock issued as dividends on the Series A Preferred Stock, is 12,099,213 shares, subject to adjustment due to any adjustment in the conversion price upon the occurrence of certain dilutive events.

  The amendment will also extend the time during which Cyprus can exercise its option to acquire up to 12,099,213 shares of Common Stock under DOCLOC I.

  The full text of DOCLOC I and the DOCLOC I Amendment are attached as Appendix A and Appendix B, respectively, to this Proxy Statement and are incorporated herein by reference.

 Summary of Material Terms of DOCLOC II

  Revolving Loan. Under DOCLOC II Cyprus agrees to make loans to the Company (evidenced by a note from the Company) from time to time until the earlier of December 31, 2001 or the date on which the DOCLOC II Commitment (defined below) is terminated under DOCLOC II (the earlier of such dates being the "DOCLOC II Revolver Expiration Date") in an aggregate principal amount not to exceed at any time outstanding $80 million (the "DOCLOC II Commitment"). The Company may elect to repay the outstanding indebtedness under this line of credit either by payment in cash or payment in shares of Series C Preferred Stock. Payment by the Company in shares of Series C Preferred Stock automatically reduces the DOCLOC II Commitment amount by $50 per share of Series C Preferred Stock so issued.

  Use of Proceeds. The proceeds of DOCLOC II will be used to finance development of the Company's Fort Knox project, for growth and for general corporate purposes. Although no specific allocations of the proceeds have been determined, the Company anticipates that at least 50% of the proceeds will be used for its Fort Knox project.

  Interest Rate. Each loan made by Cyprus to the Company bears interest at an annual rate equal to the London Interbank Offered Rate ("LIBOR") for a period of either one, three or six months, as selected by the Company, plus .30%.

  Amortization of Principal and Payment. On the Revolver Expiration Date, all accrued interest must be paid and the aggregate principal balance of all loans outstanding will become due and payable in 20 equal quarterly installments on June 30, September 30, December 31 and March 31 of each of the following five years, with the first installment due on March 31, 2002. The last installment, due December 31, 2006, will be in an amount necessary to repay in full the unpaid principal amount of the loans. The outstanding principal balance of the note will bear interest as set forth above.

  Prepayments in Cash. The Company may make cash prepayments of principal in amounts equal to an integral multiple of $1,000,000 without premium or penalty.

  Payment with Series C Preferred Stock. The Company may elect to repay or prepay the entire principal balance due under the note, any required amortization payment due, any required interest payment due under the note and/or increments of at least $5,000,000 of principal of loans outstanding under the note by issuing shares of Series C Preferred Stock to Cyprus. The number of shares of Series C Preferred Stock to be issued can be determined by dividing the amount of indebtedness under DOCLOC II to be repaid with shares of Series C Preferred Stock by $50.00. Cash will be issued in lieu of any fractional shares.

  Payment of Dividends on Series C Preferred Stock. Each share of Series C Preferred Stock shall be entitled to receive dividends at an annual rate of $2.25 per share, payable semi-annually on January 1 and July 1 of each year. The Company may pay Series C Preferred Stock dividends in shares of Common Stock in lieu of cash unless the holder of such shares of Series C Preferred Stock elects to receive cash.

  Restrictions on Transfer of Series C Preferred Stock. If Cyprus desires to transfer any shares of Series C Preferred Stock held by it, such proposed sale must be for cash only, and the Company has a right of first refusal with respect to all such offered shares.

  Conversion and Redemption of Series C Preferred Stock. The holder of any shares of Series C Preferred Stock will have the right, at the holder's option, to convert any or all shares of Series C Preferred Stock held by such holder into Common Stock at any time. Each share of Series C Preferred Stock is convertible into that number of shares of Common Stock obtained by dividing $50 by the Conversion Price in effect at the time. The conversion price is $5.362 and is subject to adjustment upon the occurrence of certain dilutive events.

  The Company, at its option, may at any time redeem the Series C Preferred Stock, in whole or from time to time in part, by issuing shares of Common Stock at a price per share equal to the greater of $4.196 or the average closing price per share (up to $5.362) over a pre-determined period prior to redemption.

  The maximum number of shares of Common Stock that the Company may issue upon redemption or conversion of the Series C Preferred Stock, together with any shares of Common Stock issued as dividends on the Series C Preferred Stock, is 14,919,806 shares, subject to adjustment due to any adjustment in the conversion price upon the occurrence of certain dilutive events.

  Covenants. As in DOCLOC I, DOCLOC II requires the prior consent of Cyprus before the Company may enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

  Events of Default. Events of default are limited to non-payment of principal or interest, material misrepresentations, bankruptcy and failure to comply with the covenants set forth in DOCLOC II after a 30-day grace period.

  Stock Purchase Option. Cyprus will have the right to replace DOCLOC II and any outstanding indebtedness and/or shares of Series C Preferred Stock with the purchase of up to 14,919,806 shares of Common Stock at a purchase price of $5.362 per share. The purchase price for the shares of Common Stock will be paid and applied (i) to cancel any interest and principal outstanding, (ii) to convert any shares of Series C Preferred Stock previously issued to Cyprus and
(iii) to terminate the DOCLOC II Commitment.

  Demand Registration Rights. Cyprus may demand registration under the Securities Act of 1933, as amended, of all or part (but not less than 1,000,000 shares per demand) of the shares of Common Stock issued to Cyprus pursuant to DOCLOC II. The Company is obligated to pay all expenses in connection with the first such demand registration. All expenses incurred in connection with each additional registration, if any, shall be paid by Cyprus.

  Representations and Warranties. The Company made certain representations and warranties to Cyprus concerning corporate existence, corporate power and authority, government approvals, enforceability, financial statements provided, litigation matters and the validity of the shares of Series C Preferred Stock and Common Stock issuable under DOCLOC II.

  The full text of DOCLOC II is attached as Appendix C to this Proxy Statement and is incorporated herein by reference.

PROPOSAL 5. THE REINCORPORATION PROPOSAL

  The Reincorporation will be effected by means of a merger by the Company with and into NEW AGI, a wholly owned subsidiary of the Company. The Certificate of Incorporation of NEW AGI is identical to the Restated Certificate of Incorporation of the Company, except that the Certificate of Incorporation of NEW AGI contains a provision electing not to be governed by Section 203 of the Delaware Law. The merger agreement provides that, upon the filing of the certificate of merger, the name of NEW AGI will be changed to "Amax Gold Inc." The full text of the Merger Agreement is attached as Appendix E to this Proxy Statement and is incorporated herein by reference.

  While Section 203 is intended to provide anti-takeover protection for Delaware corporations by imposing supermajority disinterested stockholder voting requirements for certain self-dealing transactions with large stockholders, the Board believes that potential transactions between Cyprus and the Company could be beneficial to both the Company and Stockholders (without regard to Cyprus) and that the need to meet the supermajority disinterested stockholder approval requirements under Section 203 for each such transaction makes it more difficult to pursue potentially attractive opportunities and more time consuming and expensive to effect them. In that connection, the Board notes that Delaware Law will continue to require that the directors satisfy their fiduciary duties to all stockholders of the Company in considering transactions with interested stockholders, including Cyprus.

  The Certificate of Incorporation of NEW AGI will be identical to the Restated Certificate of Incorporation of the Company, except that the Certificate of Incorporation contains a provision electing not to be governed by Section 203. As a result, stockholders of the Company will not have the right to a vote in connection with transactions between Cyprus and NEW AGI unless the requirement of stockholder approval is imposed by another provision of Delaware Law or the rules of the NYSE or the Toronto Stock Exchange (the "TSE"). In addition, if any other person or entity acquires 15% or more of the outstanding shares of common stock of NEW AGI, whether through an acquisition from Cyprus or otherwise, such person or entity will not be subject to Section 203.

  The Reincorporation Proposal, if approved, would allow the Company to enter into "business combinations" (including financing arrangements involving the issuance of Common Stock) without requiring the approval of 66 2/3% of the holders of Common Stock excluding Cyprus. Rules of the NYSE will continue to require the affirmative vote of 50% of all stockholders to complete such transactions and the TSE may also require stockholder approval. If Cyprus has exercised its right to acquire additional shares of Common Stock under DOCLOC I and DOCLOC II (if approved), Cyprus' ownership of Common Stock may be greater than 50%. Therefore, under Delaware Law and NYSE rules, Cyprus alone could approve all corporate action and elect all members of the Board.

PROPOSAL 6. THE STOCKHOLDER PROPOSAL

  A stockholder holding 76,272 shares of Common Stock has stated its intention to present a proposal for consideration at the Annual Meeting. The proposal is a recommendation that the Board take the necessary steps to adopt and implement a policy of cumulative voting for all elections of directors.

  THE BOARD RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

EFFECTS OF THE PROPOSALS ON THE RIGHTS OF THE COMPANY'S STOCKHOLDERS

  Assuming the issuance of the shares of Common Stock to Cyprus under DOCLOC II as proposed in this Proxy Statement, the percentage of the Company's voting securities owned of record and beneficially by existing holders of shares of Common Stock (other than Cyprus) will be reduced significantly on a fully diluted basis. If all 12,099,213 shares of Common Stock that are potentially issuable under DOCLOC I were issued to Cyprus, the interest of existing holders of shares of Common Stock other than Cyprus would bereduced to 50.3% of the outstanding shares of Common Stock and Cyprus' ownership of shares of Common Stock would increase to 49.7% of the outstanding shares of Common Stock. Additionally, if Stockholders approve DOCLOC II, the interest of existing holders of shares of Common Stock other than Cyprus would be reduced further to 43.4% and Cyprus' ownership of shares of Common Stock would increase further to 56.6% of the outstanding shares of Common Stock, in each case assuming that all 14,919,806 shares of Common Stock that are potentially issuable under DOCLOC II are in fact issued to Cyprus. Each share of the Company's $3.75 Series B Convertible Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), is convertible into 6.061 shares of Common Stock and, if converted, would reduce Cyprus' record ownership to 51.3% of the outstanding shares of Common Stock. Thus, if all shares of Common Stock are issued to Cyprus as described above, Cyprus could control the election of directors and any other action taken by the holders of the Common Stock and the ability of existing stockholders to influence the election of directors or any other action taken by the holders of Common Stock would be reduced. The Company has been informed that Cyprus presently does not intend to take the Company private nor does it intend the transactions covered by the proposals to be the first in or part of a series of transactions which would result in any class of the Company's equity securities which is currently listed on a national securities exchange not to be so listed or would result in any class of the Company's equity securities being held of record by less than 300 holders.

  Additionally, both DOCLOC I and DOCLOC II require the prior consent of Cyprus before the Company may enter into any merger, consolidation or amalgamation transaction or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

  Further, the payment of cash dividends on shares of preferred stock issuable under DOCLOC I and DOCLOC II may limit the Company's ability to pay cash dividends on shares of Common Stock. The terms of the Series A Preferred Stock and the Series C Preferred Stock (and the terms of the Series B Preferred Stock issued by the Company in connection with a public offering in August 1994) state that no dividends may be paid on shares of Common Stock unless and until all dividends payable on the preferred stock have been paid.

  Approval of the DOCLOC II Proposal will reinstate the equity features of DOCLOC II with respect to the temporary borrowing and will release Cyprus' security interest in 20% of the Company's Fort Knox project. In the event stockholder approval is not obtained by June 16, 1995, all amounts borrowed become due and payable on October 15, 1995 and the interest rate increases to compensate for the loss of equity features. Although no assurance can be given, the Company believes that it would be able to secure alternative more costly financing to repay all amounts borrowed prior to October 15, 1995 to avoid the potential loss of any interest in the Fort Knox project.

  The Reincorporation Proposal, if approved, would allow the Company to enter into "business combinations" with Cyprus or any future interested stockholder (including financing arrangements involving the issuance of the Common Stock) without requiring the approval of 66 2/3% of the holders of Common Stock held by persons other than Cyprus or such interested stockholder. NYSE rules will continue to require the affirmative vote of over 50% of all stockholders voting to complete certain such transactions and that the total vote cast exceed 50% of the outstanding shares of Common Stock. However, if Cyprus has exercised its right to acquire additional shares of Common Stock under DOCLOC I and DOCLOC II, Cyprus' ownership of Common Stock would be greater than 50%. Therefore, under Delaware Law and NYSE rules Cyprus alone could approve corporate action and elect all members of the Board.

  If Stockholders approve the Stockholder Proposal to permit cumulative voting for the election of directors, each stockholder would have the number of votes equal to the number of shares owned by such stockholder multiplied by the number of directors to be elected, and each stockholder would be able to cast all of such stockholder's votes for a single director nominee or apportion the votes among the nominees. As a result, a stockholder or group of stockholders holding a minority interest could elect a director. Cumulative voting could encourage factionalism and partisanship and introduce an element of discord on the Board, thus impairing the ability of directors to effectively work together for the best interests of the Company and its stockholders.

VOTES

  On the Record Date there were 81,296,373 shares of Common Stock outstanding, of which Cyprus indirectly owned 34,313,709 shares. The directors standing for election (Proposal 1) must be elected by a plurality of the votes cast. The ratification of the selection of independent accountants (Proposal 2) and the Stockholder Proposal (Proposal 6) must be approved by the holders of a majority of the shares of Common Stock entitled to vote.

  Approval of each of the DOCLOC I Amendment Proposal, the DOCLOC II Proposal and the Reincorporation Proposal requires (i) under Delaware Law, the affirmative vote of 66 2/3% of the outstanding shares of Common Stock on the Record Date which are not owned by Cyprus or its affiliates and associates and
(ii) under the rules of the NYSE, the affirmative vote of a majority of all shares of Common Stock voting on such proposals, provided that the total vote cast on each of these proposals represents over 50% in interest of all outstanding shares of Common Stock. See "ANNUAL MEETING--Votes Required."

  Shares of Common Stock represented by a proxy properly signed and received at or prior to the Annual Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. If a proxy is signed and returned to Chemical Bank without indicating any voting instructions, shares of Common Stock represented by the proxy will be voted FOR Proposals 1 through 5 and AGAINST Proposal 6. The Company's proxy holders may in their discretion vote shares voted for each of Proposals 3 through 5 to adjourn the Annual Meeting to solicit additional proxies in favor of the proposals. Proxies voting against any one of Proposals 3 through 5 will not be voted for adjournment of the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the filing of an instrument revoking it or of a duly executed proxy bearing a later date with Chemical Bank prior to or at the Annual Meeting, or by voting in person at the Annual Meeting. All written revocations and other communications with respect to revocation of proxies should be addressed as follows: Chemical Bank, Proxy Tally Department, Church Street Station, P.O. Box 24555, New York, New York 10242-0018. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

INTENTION OF DIRECTORS, EXECUTIVE OFFICERS AND CYPRUS

  The directors and executive officers of the Company (with four of the six directors and one of the eight executive officers being directors and/or executive officers of Cyprus) holding in the aggregate less than 1% of the shares of Common Stock as of April 10, 1995, have advised the Company that they intend to vote for each of the proposals except the Stockholder Proposal. Cyprus has advised the Company that it intends to vote for each of the proposals except the Stockholder Proposal. Although the vote of Cyprus and its affiliates and associates will be counted for purposes of obtaining the approval of stockholders for the election of directors, the ratification of the independent accountants and the Stockholder Proposal, and for purposes of obtaining the approval of stockholders required by the NYSE rules for the DOCLOC I Amendment Proposal, the DOCLOC II Proposal and the Reincorporation Proposal, the vote of Cyprus and its affiliates and associates will not be counted for purposes of obtaining the requisite stockholder approval under
Section 203 of Delaware Law for the DOCLOC I Amendment Proposal, the DOCLOC II Proposal and the Reincorporation Proposal. See "ANNUAL MEETING--Votes Required."

RECOMMENDATION OF THE BOARD

  THE BOARD RECOMMENDS A VOTE FOR EACH OF PROPOSALS 1 THROUGH 5 AND A VOTE AGAINST PROPOSAL 6.

  Following the unanimous approval of the Audit Committee of the Board (the "Audit Committee"), which is comprised of the two directors who are not associates, officers or employees of the Company or Cyprus, the Board, with directors other than members of the Audit Committee abstaining, approved the DOCLOC I Amendment Proposal, the DOCLOC II Proposal and the Reincorporation Proposal, and the issuance of the shares of preferred stock and Common Stock contemplated thereby. The conclusion of the Company's Audit Committee and the Board is based upon a number of factors that are discussed in connection with each proposal. The Board believes that each of the DOCLOC I Amendment Proposal, the DOCLOC II Proposal and the Reincorporation Proposal is fair to and in the best interests of all stockholders, excluding Cyprus and its affiliates. The Board believes that the Stockholder Proposal is NOT in the best interests of stockholders.

OPINIONS OF FINANCIAL ADVISOR REGARDING THE DOCLOC I AMENDMENT PROPOSAL AND THE DOCLOC II PROPOSAL

  Salomon Brothers rendered its oral opinion on March 2, 1995 (with respect to DOCLOC II) and on March 14, 1995 (with respect to the DOCLOC I Amendment) to the Audit Committee to the effect that the transactions contemplated by DOCLOC II and the DOCLOC I Amendment, respectively, are fair, from a financial point of view, to the stockholders of the Company (solely in their capacity as such), exclusive of Cyprus and its affiliates. Salomon Brothers has confirmed its opinions by delivery of written opinions, dated March 2, 1995 (with respect to DOCLOC II), March 14, 1995 (with respect to the DOCLOC I Amendment) and April 27, 1995 (with respect to DOCLOC II and the DOCLOC I Amendment).

  The opinions of Salomon Brothers are described in connection with each of these proposals and theApril 27, 1995 opinions are attached as Appendix G to this Proxy Statement and are incorporated by reference herein.

                                 ANNUAL MEETING

RECOMMENDATION OF THE BOARD

  THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF PROPOSALS 1 THROUGH 5 AND AGAINST PROPOSAL 6.

RECORD DATE

  The close of business on April 10, 1995 shall be the Record Date for the determination of the holders of Common Stock entitled to receive this Proxy Statement and to vote for the proposals.

VOTES REQUIRED

  Under Delaware Law and the Company's By-Laws, the holders of a majority of the shares of Common Stock eligible to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. For this purpose, shares which are present or represented by a proxy at the 1995 Annual Meeting will be counted for quorum purposes, regardless of whether the holder of the shares or proxy fails to vote on, or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to, any particular matter. None of the proposals are contingent upon approval of any other proposal. The directors standing for election (Proposal 1) must be elected by a plurality of the votes cast. The ratification of the selection of independent accountants (Proposal 2) and the Stockholder Proposal (Proposal 6) must be approved by the holders of a majority of the shares of Common Stock entitled to vote.

  Approval of each of the DOCLOC I Amendment Proposal, the DOCLOC II Proposal and the Reincorporation Proposal requires (i) under Delaware Law, the affirmative vote of 66 2/3% of the outstanding shares of Common Stock on the Record Date which are not owned by Cyprus or its affiliates and associates and
(ii) under the rules of the NYSE the affirmative vote of a majority of all shares of Common Stock voting on such proposals, provided that the total vote cast on each of these proposals represents over 50% in interest of all outstanding shares of Common Stock. Section 203 of Delaware Law states that the Company may not engage in any business combination (defined to include most transactions which result in the issuance by the Company of any stock to Cyprus) with Cyprus (an "interested stockholder" because it owns more than 15% of the outstanding shares of Common Stock) for a period of three years following the date that Cyprus became an interested stockholder, unless on or subsequent to such date the business combination is approved by the Company's Board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by Cyprus or its affiliates or associates. In addition, pursuant to a rule of the NYSE (Paragraph 312.03(b) of the Listed Company Manual), the approval of a majority of the holders of over 50% of all shares of Common Stock entitled to vote (provided that the total vote cast exceeds 50% of the outstanding shares of Common Stock) is required as a prerequisite to the listing of the Common Stock to be issued to Cyprus in the transactions described in the DOCLOC I Amendment Proposal and the DOCLOC II Proposal, on the basis that these proposals contemplate that "tangible or intangible assets" (in the case of DOCLOC I and DOCLOC II, cash) are to be acquired directly or indirectly from a substantial security holder of the Company (a holder of 5% or more of the Company's outstanding shares of Common Stock) and the number of shares of Common Stock to be issued in such transactions will exceed 1% of the number of shares of Common Stock outstanding before such issuance. The Company's Common Stock is also listed on the TSE, and rules of the TSE also require stockholder approval in certain circumstances.

  As of April 10, 1995, there were 81,296,373 shares of Common Stock outstanding (exclusive of 1,991 shares held by the Company in treasury) of which Cyprus indirectly owned 34,313,709 shares. Common Stock is the only outstanding class of voting securities of the Company. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each of the proposals.

  As of April 10, 1995, directors and executive officers of the Company (with four of the six directors and one of the eight executive officers of the Company being directors and/or executive officers of Cyprus) owned beneficially less than 1% of the shares of Common Stock outstanding on such date. Such directors and executive officers of the Company have advised the Company that they intend to vote for each of the proposals except the Stockholder Proposal (Proposal 6). Cyprus has advised the Company that it intends to vote for each of the proposals except the Stockholder Proposal (Proposal 6). Although the vote of Cyprus and its affiliates and associates will be counted for purposes of obtaining the approval of stockholders required by the NYSE rules, the vote of Cyprus and its affiliates and associates will not be counted for purposes of obtaining the requisite stockholder approval under Section 203 of Delaware Law for Proposals 3 through 5.

VOTES

  Shares of Common Stock represented by proxy properly signed and received at or prior to the Annual Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. If a proxy is signed and returned to Chemical Bank without indicating any voting instructions, shares of Common Stock represented by the proxy will be voted FOR Proposals 1 through 5 and AGAINST Proposal 6. The Company's proxy holders may in their discretion vote shares voted for each of Proposals 3 through 5 to adjourn the Annual Meeting to solicit additional proxies in favor of the proposals. Proxies voting against any one of Proposals 3 through 5 will not be voted for adjournment of the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the filing of an instrument revoking it or of a duly executed proxy bearing a later date with Chemical Bank prior to or at the Annual Meeting, or by voting in person at the Annual Meeting. All written revocations and other communications with respect to revocation of proxies should be addressed as follows: Chemical Bank, Proxy Tally Department, Church Street Station, P.O. Box 24555, New York, New York 10242-0018. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

  Votes at the Annual Meeting will be tabulated by two employees of Chemical Bank, the Company's Transfer Agent, to be named by Chemical Bank to serve as inspectors of election.

SOLICITATION OF PROXIES

  The Company will bear the cost of solicitation of proxies. In addition to the use of mails, proxies may be solicited by officers and regular employees of the Company, personally or by telephone or telegraph, and the Company may reimburse persons holding shares in their names or those of their nominees for their expenses in sending soliciting material to their principals.

  In addition, the Company has retained Georgeson & Company Inc. ("Georgeson") to assist in the solicitation of proxies from Stockholders. Georgeson will solicit proxies from those Stockholders of the Company that are banks, brokers and other institutional investors and from non-objecting beneficial owners and individual holders of record, for a fee of $20,000, plus expenses. Georgeson will directly solicit non-objecting beneficial owners and unvoted registered Stockholders by telephone for an additional fee of $6.00 per call.

ACCOUNTANTS

  Representatives of Price Waterhouse LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate Stockholder questions.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  As of March 31, 1995, the following are, to the knowledge of the Company, the only persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who are the beneficial owners of more than 5% of the Common Stock:

                                                                        PERCENT
   NAME AND ADDRESS                                AMOUNT AND NATURE      OF
   OF BENEFICIAL OWNER                          OF BENEFICIAL OWNERSHIP  CLASS
   -------------------                          ----------------------- -------
Cyprus.........................................    34,313,709 shares     42.2%
 9100 East Mineral Circle
 Englewood, Colorado 80112
Franklin Resources, Inc.*......................     4,839,102 shares      6.0%
 777 Mariners Island Blvd.
 San Mateo, California 94404

- --------
   *This information is based solely on a Schedule 13G Report filed with the Securities and Exchange Commission by Franklin Resources, Inc. in February 1995.

                 CERTAIN TRANSACTIONS--RELATIONSHIP WITH CYPRUS

  Cyprus is a diversified mining company engaged in the exploration for and the extraction, processing and marketing of mineral resources. Cyprus operates in three principal industry segments: copper/molybdenum, coal and other minerals (including lithium and gold). Cyprus was incorporated in Delaware in 1969 and operates primarily in the United States. Cyprus' principal executive offices are located at 9100 East Mineral Circle, Englewood, Colorado 80112, and its telephone number is (303) 643-5000.

  Cyprus currently owns 34,313,709 shares or 42.2% of the outstanding shares of Common Stock of the Company. Cyprus holds theses shares of Common Stock as a result of (i) the merger on November 15, 1993 of AMAX Inc., a Delaware corporation ("Amax"), which owned approximately 68% of the outstanding shares of Common Stock, with and into Cyprus Minerals Company (renamed Cyprus Amax Minerals Company) (the "Cyprus Amax Merger"), (ii) the distribution by Amax of
21.8 million shares or approximately 28% of the shares of Common Stock to the stockholders of Amax immediately prior to the Cyprus Amax Merger, and (ii) the acquisition in July 1994 by Cyprus of 3,000,000 shares of Common Stock under a stock purchase agreement. If Cyprus were to exercise its right under DOCLOC I to acquire additional shares of Common Stock, Cyprus would be the indirect owner of 46,412,922 shares or 49.7% of the outstanding shares of Common Stock. If Stockholders approve DOCLOC II and if Cyprus were to exercise its right to acquire 14,919,806 additional shares of Common Stock under DOCLOC II, Cyprus' ownership of outstanding shares of Common Stock would increase further to 61,332,728 shares or 56.6% of the outstanding shares of Common Stock. Each share of the Company's Series B Preferred Stock is convertible into 6.061 shares of Common Stock and, if converted, would reduce Cyprus' record ownership to 51.3% of the outstanding shares of Common Stock.

  Directors and officers of Cyprus comprise four of the six members of the Company's Board. Milton H. Ward, Chairman of the Board and Chief Executive Officer of the Company, is Co-Chairman of the Board, President and Chief Executive Officer of Cyprus; Gerald J. Malys, a director of the Company, is Senior Vice President and Chief Financial Officer of Cyprus; Allen Born, a director of the Company, is Co-Chairman of Cyprus; and Rockwell A. Schnabel, a director of the Company, is a director of Cyprus.

  In addition to DOCLOC I and the proposed DOCLOC II, which are discussed elsewhere in this Proxy Statement, Cyprus is party to a number of contracts with the Company, which are described below.

  Guarantees. As of March 31, 1995, Cyprus has provided a guarantee for approximately $35 million of the Company's outstanding indebtedness and letters of credit. An equivalent amount of DOCLOC I has been allocated to replace this guarantee.

  Exploration Joint Venture Agreement. The Company entered into an Exploration JV with Cyprus effective January 1, 1994. Under the Exploration JV, the Company and Cyprus have agreed to pool their efforts for the principal purpose of discovering and developing future gold prospects, with Cyprus providing 75% and the Company providing 25% of the initial exploration funding for such prospects. Properties held by the parties prior to January 1, 1994 are excluded from the joint venture. A subsidiary of Cyprus has been appointed as Manager to manage, direct and control exploration activities. The agreement will terminate on January 1, 1996 unless the Company and Cyprus mutually agree to extend the agreement. Either party may withdraw upon giving 60 days' notice to the other party. Pursuant to the Exploration JV, the Company has the first right to acquire any gold property covered by the Exploration JV, and Cyprus has the first right to acquire property containing deposits of minerals or precious metals other than gold.

  Cerro Quema Option Agreement. The Company and Cyprus have entered into an agreement which gives the Company the option to purchase Cyprus' interest in the Cerro Quema advanced stage gold exploration prospect in Panama. The purchase price is to be based on reserves to be established in a feasibility study funded by the Company that has yet to be completed.

  The Company is evaluating its option to purchase the Cerro Quema prospect. In the event the purchase price of the Cerro Quema property (or any property acquired pursuant to the Exploration JV) involves the issuance of 1% or more of the Company's voting securities, pursuant to the rules of the NYSE, the Company would need to obtain the affirmative vote of 50% of all stockholders to complete the transaction. At this time, the Company has made no decision regarding whether the exercise of the option will be submitted to a vote of unaffiliated stockholders. If Cyprus exercises its rights to acquire additional shares of Common Stock, its ownership may be greater than 50%, which would enable Cyprus to approve such transactions without the approval of unaffiliated stockholders. See "Summary--Effects of the Proposals on the Rights of the Company's Stockholders."

  Management Services Agreement. Pursuant to the terms of the Management Services Agreement, the Company and Cyprus have agreed to provide a variety of managerial and other services to each other on a full cost-reimbursement basis. The agreement is terminable by the Company or by Cyprus as of the end of any month on 180 days' prior written notice. For fiscal year 1994, amounts charged to the Company by Cyprus pursuant to the Management Services Agreement were approximately $4.8 million, including the costs of insurance coverage for the Company, and amounts charged to Cyprus by the Company pursuant to the Management Services Agreement were approximately $.9 million.

  Put and Call Agreement. The Company and Cyprus are parties to the Put and Call Agreement under which Cyprus may sell shares of Common Stock of the Company to the Company upon exercise of the Warrants issued in connection with the acquisition of the Fort Knox project in 1992. Under the Put and Call Agreement, Cyprus has a put option whereby, upon exercise of any Warrants, Cyprus may require the Company to purchase a number of shares of Common Stock of the Company from Cyprus at the warrant exercise price, as determined pursuant to the provisions of the Warrant Agreement dated January 6, 1992, entered into between the Company and Manufacturers Hanover Trust Company as Warrant Agent, such number to be equal to the number of shares of Common Stock of the Company which the Company is required to issue upon exercise of such Warrants. Pursuant to the Warrant Agreement, the initial warrant exercise price is $21.00 per share and is subject to customary anti-dilution adjustments upon the occurrence of, among other things, stock dividends, stock splits, reclassifications, mergers and similar events.

  In the event Cyprus fails to exercise the put option, the Company will have a call option whereby it may require Cyprus to sell shares of Common Stock (to the extent then owned by Cyprus) to the Company equal to the number of shares of Common Stock of the Company which the Company is required to issue upon exercise of such Warrants at a price equal to the warrant exercise price plus two-thirds of the excess of (x) the market price per share of Common Stock of the Company over (y) the warrant exercise price.

  Employee Transfer Agreement. Pursuant to the Employee Transfer Agreement, the Company and Cyprus have agreed to amend their respective benefit plans to allow employees to transfer from the Company to Cyprus or from Cyprus to the Company with minimal effect on an employee's benefits.

  Net Operating Loss Agreement. Pursuant to the Net Operating Loss Agreement, the Company agreed to allow Cyprus to use the 1993 NOL which would result in a refund of taxes paid by Cyprus in a prior year, and Cyprus agreed to reimburse the Company at such time that the Company would have received the benefit for the 1993 NOL had the Company elected to carry forward the 1993 NOL.

                       PROPOSAL 1. ELECTION OF DIRECTORS

  The Company currently has six directors, each of whom is elected to serve until the next annual meeting of stockholders or until his successor is duly elected and qualified. The Board has nominated Messrs. Allen Born, Gerald J. Malys, Rockwell A. Schnabel, Vernon F. Taylor, Jr., Milton H. Ward and Russell
L. Wood for the election of directors at the Annual Meeting and to serve until the 1996 Annual Meeting of Stockholders or until their successors are duly elected and qualified. It is not anticipated that any of these nominees will become unavailable for any reason, but if that should occur before the Annual Meeting, the persons named in the enclosed proxy reserve the right to substitute another person of their choice as nominee in his place or to vote for such lesser number of directors as may be prescribed by the Board in accordance with the Company's Restated Certificate of Incorporation and By-Laws.

  THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

  ALLEN BORN, age 61, has been a director of the Company since May 1987. Mr. Born has served as Chairman and Chief Executive Officer of Alumax Inc. since November 1993. He served as Chairman of AMAX Inc. from June 1988 to November 1993, as Chief Executive Officer of AMAX Inc. from January 1986 to November 1993 and as President and Chief Operating Officer of AMAX Inc. from June 1985 through July 1991. Mr. Born is a director and Co-Chairman of the Board of Cyprus, a director of AK Steel, the International Primary Aluminium Institute and the Aluminum Association.

  GERALD J. MALYS, age 50, has been a director of the Company since November 1993. Mr. Malys has been Senior Vice President and Chief Financial Officer of Cyprus since August 1989. He served as Senior Vice President, Financial and Information Services of Cyprus from August 1988 to July 1989 and Vice President and Corporate Controller from 1985 to August 1988.

  ROCKWELL A. SCHNABEL, age 58, has been a director of the Company since March 1994. Ambassador Schnabel is Co-Chairman of Trident Capital, L.P. and former Deputy Secretary of the United States Department of Commerce. Ambassador Schnabel served as Deputy Commerce Secretary in 1991 and 1992; Acting Secretary of Commerce from December 1991 to March 1992; and Under Secretary of Commerce in 1989 and 1990. Ambassador Schnabel served as the United States Ambassador to the Republic of Finland from 1986 to 1989. Ambassador Schnabel was in the investment banking field from 1960 to 1986, and served as President of Bateman Eichler Hill Richards Inc. (investment bankers-member NYSE) from 1980 to 1982. He has been a director of Cyprus since February 1993. Ambassador Schnabel is also a director of International Game Technology and is President of the Los Angeles Fire and Police Pension Board.

  VERNON F. TAYLOR, JR., age 79, has been a director of the Company since May 1987. Mr. Taylor has served as President and Director of Westhoma Oil Company and Peerless, Inc. since 1966. He served as a director of Cyprus from July 1985 to May 1993.

  MILTON H. WARD, age 62, has been Chairman of the Board and Chief Executive Officer of the Company since November 1993. Mr. Ward has been Chairman, President and Chief Executive Officer of Cyprus since May 1992 and Co-Chairman of Cyprus since November 1993. Mr. Ward served as Director, President and Chief Operating Officer of Freeport-McMoRan Inc. from 1983 until 1992 and Chairman and Chief Executive Officer of Freeport McMoRan Copper & Gold Inc. from 1984 until 1992. Mr. Ward is a director of the National Mining Association.

  RUSSELL L. WOOD, age 67, has been a director of the Company since May 1987. Mr. Wood has been a mining consultant and independent businessman since May 1989. He served as President and Chief Executive Officer of Asamera Minerals Inc. from May 1990 to February 1992. Mr. Wood was President of Copper Range Company from 1985 to 1989. He is a member of the Board of Trustees of the Colorado School of Mines.

COMPLIANCE WITH EXCHANGE ACT SECTION 16(A)

  The Company's officers and directors and persons who are beneficial owners of more than 10% of the Common Stock ("10% beneficial owners") are required to file reports of their holdings and transactions in the Common Stock with the SEC and to furnish the Company with copies of such reports. Based primarily upon its review of the copies it has received and upon written representations it has obtained from some of these persons, the Company believes that during the fiscal year ended December 31, 1994, the Company's officers, directors and 10% beneficial owners have complied with all such filing requirements except as set forth in this paragraph. Mr. Schnabel, a director of the Company, made one late Form 4 filing in 1994 with respect to one transaction in the Company's Series B Preferred Stock.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held six meetings in 1994. No director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors and (ii) the number of meetings of committees of the Board of Directors on which he served.

  AUDIT COMMITTEE. The Audit Committee, which met four times in 1994, is composed of Vernon F. Taylor, Jr. and Russell L. Wood. The Committee recommends to the Board of Directors the independent accounting firm responsible for conducting the annual audit of the Company's accounts and reviews the nature and scope of audit examinations, the financial organization and accounting practices of the Company and the qualifications and performance of its internal auditors. In addition, the Committee recommends to the Board policies concerning avoidance of employee conflicts of interest and avoidance of conflicts of interest between the Company and Cyprus and reviews the administration of such policies.

  COMPENSATION COMMITTEE. The Compensation Committee, which met one time in 1994, has as its members Allen Born, Gerald J. Malys and Rockwell A. Schnabel and is responsible for establishing, implementing and monitoring the Company's policies and plans for executive development, succession planning and compensation of officers and key employees of the Company.

  NOMINATING COMMITTEE. The Nominating Committee, which did not meet in 1994, has as its members Vernon F. Taylor, Rockwell A. Schnabel, Russell L. Wood and Milton H. Ward. The Committee reviews and makes recommendations concerning the qualifications of prospective Board members. The Nominating Committee does not consider individuals nominated by stockholders for election to the Board. However, under the By-Laws, nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors generally, but only if written notice of such stockholder's intent to make such nominations has been received by the Secretary of the Company at 9100 East Mineral Circle, Englewood, Colorado 80112 not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) the number of shares of the Company owned of record and beneficially by the stockholder; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (f) the consent of each nominee to serve as a director of the Company. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

COMPENSATION OF DIRECTORS

  For their services, all directors (except Mr. Ward) receive an annual retainer of $10,000, and a $1,000 fee for attendance at meetings of the Board. Members of committees of the Board (except Mr. Ward) are compensated at the rate of $600 per committee meeting attended, while committee chairmen receive $1,000 per meeting attended. Mr. Ward is eligible to participate in the Amax Gold Inc. 1992 Stock Option Plan and the Amax Gold Inc. Performance Share Plan (the "Performance Share Plan").

  Under the Stock Grant Plan for Nonemployee Directors, on the day following the annual stockholders meeting in each year, each director who is not then an officer or employee of the Company or any of its subsidiaries will be granted 1,500 shares of Common Stock, until a maximum of 100,000 shares in the aggregate have been granted. As of March 31, 1995, a total of 7,500 shares had been granted to five directors.

  The Company has a Deferred Compensation Plan for Directors (the "Deferred Compensation Plan"), under which any director who is not an employee of the Company may elect to defer all or a portion of his director's fees. Amounts deferred under the Deferred Compensation Plan are credited to a participant's account in the form of a right to receive shares of the Common Stock at the closing market price on the Composite Tape of the NYSE on the date such participant would have received such compensation had a deferral election not then been in effect. A distribution will be made to a participant upon or following termination of his directorship. Messrs. Born, Malys, Schnabel and Wood have elected to participate in the Deferred Compensation Plan.

COMPENSATION OF EXECUTIVE OFFICERS

  The following compensation table sets forth information for the years indicated concerning the compensation of the Chairman of the Board and Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                          LONG-TERM
                                                        COMPENSATION
                                                -----------------------------
                           ANNUAL COMPENSATION        AWARDS         PAYOUTS
                          --------------------- ------------------- ---------
                                                                    LONG-TERM
                                                RESTRICTED          INCENTIVE
                                                  STOCK    OPTIONS/   PLAN      ALL OTHER
NAME AND PRINCIPAL        FISCAL SALARY  BONUS    AWARDS     SARS    PAYOUTS    COMPENSA-
POSITION                   YEAR     $      $       $(A)      #(B)       $       TION $(C)
- ------------------        ------ ------- ------ ---------- -------- ---------   ---------
Milton H. Ward(D).......   1994  211,611    --       --     40,000       --         --
Chairman and               1993      --     --       --        --        --         --
Chief Executive Officer
Roger A. Kauffman(E)....   1994  197,087 40,000   54,000    95,000       --       7,050
President and Chief
Operating Officer
Mark A. Lettes..........   1994  130,000 24,500   45,000    55,000       --      10,694
Vice President and Chief   1993  112,350 29,458      --        --        --      14,266
Financial Officer          1992  112,350 33,500      --     18,000       --       5,063
Neil K. Muncaster.......   1994  129,000 19,350   25,200    39,500       --       5,805
Vice President             1993  129,000 33,824      --        --    108,445(F)  63,148
                           1992  129,000 30,000      --     15,000       --       5,814
Richard B. Esser........   1994  115,500 17,000   18,000    19,700       --      14,125
Vice President             1993  115,500 30,284      --        --        --      34,574
                           1992  115,500 25,000      --      6,000       --       5,205

- --------
(A) Awards of restricted stock were made under the Performance Share Plan in November 1994. The restricted stock holdings of the named executives totalled 23,700 shares with a fair market value of $142,200 based on the closing price of Common Stock of $6.00 per share on December 30, 1994. Such holdings include $54,000 (9,000 shares) for Mr. Kauffman; $45,000 (7,500 shares) for Mr. Lettes; $25,200 (4,200 shares) for Mr. Muncaster; and $18,000 (3,000 shares) for Mr. Esser. The actual value an executive may realize will depend upon the amount of the stock in respect of which restrictions lapse and the value realized, which may be greater or less than this amount. Dividends, to the extent declared by the Board, will be paid on the restricted stock.
(B) These amounts represent options to purchase shares of Common Stock awarded under the Company's 1992 Stock Option Plan.
(C) The 1994 amounts shown include employer contributions to the Thrift Plan for Employees of Amax Gold Inc. and its Subsidiaries (the "Thrift Plan") in the following amounts: $6,750 for Mr. Kauffman; $5,850 for Mr. Lettes; $5,805 for Mr. Muncaster; and $5,198 for Mr. Esser. The 1994 amount shown for Mr. Kauffman also includes $300 allocated to Mr. Kauffman through the Employee Deferred Compensation Plan on October 31, 1994. The 1994 amounts for Messrs. Lettes and Esser include payments of $4,844 and $8,927, respectively, made by Cyprus in connection with the exercise or cancellation of outstanding Amax stock options (which, if not cancelled, were converted to Cyprus options).
(D) Mr. Ward was elected an executive officer of the Company in November 1993. Amounts shown for 1994 represent payments made by the Company to Cyprus in respect of a portion of Mr. Ward's base salary and benefits attributable to his service as an officer of the Company. No such payment was made for 1993 for the period following his election.
(E) Mr. Kauffman was elected an executive officer of the Company in February 1994. The 1994 amount represents compensation since that date.
(F) This amount represents payment made in cash by Cyprus under change of control provisions of the Amax Performance Share Plan that were triggered by the Cyprus Amax Merger.

 Option/SAR Grants in the Last Fiscal Year

  The following table sets forth certain information concerning stock options granted during 1994 by the Company under the Stock Option Plan to the Chairman of the Board and Chief Executive Officer and each of the four other most highly compensated executive officers of the Company. THE POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR THE TERM OF THE OPTIONS SHOWN BELOW ARE PRESENTED PURSUANT TO SEC RULES. THE COMPANY IS NOT AWARE OF ANY MODEL OR FORMULA WHICH WILL DETERMINE WITH REASONABLE ACCURACY A PRESENT VALUE FOR STOCK OPTIONS BASED ON FUTURE UNKNOWN FACTORS. THE ACTUAL AMOUNT, IF ANY, REALIZED UPON THE EXERCISE OF STOCK OPTIONS WILL DEPEND UPON THE MARKET PRICE OF THE COMMON STOCK RELATIVE TO THE EXERCISE PRICE PER SHARE OF COMMON STOCK OF THE STOCK OPTION AT THE TIME THE STOCK OPTION IS EXERCISED. THERE IS NO ASSURANCE THAT THE POTENTIAL REALIZABLE VALUES OF STOCK OPTIONS REFLECTED IN THIS TABLE ACTUALLY WILL BE REALIZED.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL
                                                                          REALIZABLE
                                                                           VALUE AT
                                                                        ASSUMED ANNUAL
                                                                        RATES OF STOCK
                                                                             PRICE
                                                                         APPRECIATION
                                       INDIVIDUAL GRANTS                FOR OPTION TERM
                         ---------------------------------------------- ---------------
                                       % OF TOTAL
                                      OPTIONS/SARS
                                       GRANTED TO  EXERCISE
                         OPTIONS/SARS EMPLOYEES IN  OR BASE
                           GRANTED       FISCAL      PRICE   EXPIRATION
NAME                        (#)(A)      YEAR(B)    ($/SHARE)  DATE(C)    5%($)  10%($)
- ----                     ------------ ------------ --------- ---------- ------- -------
Milton H. Ward..........    40,000        6.41       6.19     11/30/04  155,651 394,451
Roger A. Kauffman.......    20,000        3.20       6.94     02/01/04   87,259 221,132
                            40,000        6.41       7.50     03/21/04  188,668 478,123
                            35,000        5.61       6.19     11/30/04  136,195 345,145
Mark A. Lettes..........    25,000        4.00       7.50     03/21/04  117,918 298,827
                            30,000        4.80       6.19     11/30/04  116,739 295,838
Neil K. Muncaster.......    20,000        3.20       7.50     03/21/04   94,334 239,061
                            19,500        3.12       6.19     11/30/04   75,880 192,295
Richard B. Esser........     8,000        1.28       7.50     03/21/04   37,734  95,625
                            11,700        1.87       6.19     11/30/04   45,528 115,377

- --------
(A) All options are granted with an alternative settlement method under which, in the Company's discretion, the option holder may exercise the option as if it were a stock appreciation right.
(B) The percentage calculation is based on a total of 624,350 options granted in 1994.
(C) The exercise price for each grant is equal to 100% of the fair market value of Common Stock on the grant date. All options vest two years after the date of grant and have a term of ten years, subject to earlier termination in certain events related to termination of employment.

 Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

  The following table sets forth information concerning the exercise during 1994 of stock options granted to the Chairman of the Board and Chief Executive Officer of the Company and each of the four most highly compensated executive officers and options remaining unexercised at December 31, 1994. THERE WERE NO UNEXERCISED IN-THE-MONEY STOCK OPTIONS AT DECEMBER 31, 1994. THE ACTUAL AMOUNT, IF ANY, REALIZED UPON EXERCISE OF A STOCK OPTION WILL DEPEND UPON THE MARKET PRICE OF THE COMMON STOCK RELATIVE TO THE EXERCISE PRICE OF THE STOCK OPTION AT THE TIME THE STOCK OPTION IS EXERCISED. THERE IS NO ASSURANCE THAT THE VALUES OF UNEXERCISED IN-THE-MONEY STOCK OPTIONS REFLECTED IN THIS TABLE WILL BE REALIZED.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                     VALUES

                                                                     NUMBER OF
                                                                    SECURITIES
                                                                    UNDERLYING
                                       NUMBER OF                    UNEXERCISED
                                       SECURITIES                   OPTIONS AT
                                      WITH RESPECT                    FY-END
                                        TO WHICH                        (#)
                                        OPTIONS                    -------------
                                     WERE EXERCISED VALUE REALIZED EXERCISABLE/
NAME                                      (1)            ($)       UNEXERCISABLE
- ----                                 -------------- -------------- -------------
Milton H. Ward......................       --             --           --/40,000
Roger A. Kauffman...................       --             --           --/95,000
Mark A. Lettes......................     2,761          4,844      18,000/55,000
Neil K. Muncaster...................       --             --       15,000/39,500
Richard B. Esser....................     3,111          8,927       6,000/19,700

- --------
(1) Amounts represent options to purchase Cyprus common stock obtained on conversion of previously outstanding Amax stock options.

 Pension and Benefits

  Retirement Plan for Employees. The Retirement Plan for Salaried Employees of the Company (the "Retirement Plan") covers executive officers and most other salaried employees. The amount of annuity a retiring employee will receive on a single-life basis is determined under the formula set forth below. Upon retirement, a married employee receives a reduced annuity payment that continues after death to cover the surviving spouse, unless the employee and the spouse elect one of the alternate options of equivalent actuarial value. The benefit formula for service on or after July 1, 1994, is: 1.7% of annual earnings (base salary plus bonus) received by the employee for service during each year after 1994, plus 1.7% of the employee's average annual earnings from 1990 through 1994 multiplied by the employee's service from July 1, 1994 through December 31, 1994, less 1.1% of the Social Security offset multiplied by the total years of service credited before January 1, 1995, and after June 30, 1994, not to exceed 35 years. The benefit formula for service prior to July 1, 1994 provided benefits that were slightly higher than those provided under the new plan formula and will remain in effect with respect to years of service prior to July 1, 1994. In those cases where the amounts payable under the Retirement Plan exceed the annual pension limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"), such excess will be paid from the Company's Excess Benefit Plan (the "Excess Plan"). Benefits payable under the Retirement Plan are also subject to reduction to the extent that participants receive payments pursuant to other Company-sponsored pension or retirement plans that have been suspended, discontinued or otherwise terminated. The amounts shown in the table reflect the aggregate of payments under both the Retirement Plan and the Excess Plan.

  The estimated annual benefits payable upon retirement at normal retirement age are $60,562 for Roger A. Kauffman; $89,786 for Mark A. Lettes; $48,433 for Neil J. Muncaster; and $94,753 for Richard B. Esser. The foregoing estimates are calculated by using salary and bonus amounts actually received for the years from 1990 to 1994 and estimating base salary and bonus for future years to be equal to 1994 base salary and bonus amounts.

  The five-year period 1990 through 1994 currently used in the benefit formula described above may be rolled forward by the Board. The table below provides information on retirement benefits (subject to reduction by a percentage of Social Security benefits), assuming that the formula is applied to average annual remuneration during the five years prior to retirement:

                   ESTIMATED ANNUAL PENSION FOR YEARS OF CREDITED SERVICE
  FIVE YEAR      -----------------------------------------------------------------
AVERAGE ANNUAL     5        10       15       20        25        30        35
   EARNINGS      YEARS    YEARS    YEARS     YEARS     YEARS     YEARS     YEARS
- --------------   -----    -----    -----     -----     -----     -----     -----
   150,000       12,750   25,500   38,250    51,000    63,750    76,500    89,250
   200,000       17,000   34,000   51,000    68,000    85,000   102,000   119,000
   250,000       21,250   42,500   63,750    85,000   106,250   127,500   148,750
   300,000       25,500   51,000   76,500   102,000   127,500   153,000   178,500
   350,000       29,750   59,500   89,250   119,000   148,750   178,500   208,250

  The amounts above are payable upon retirement between ages 62 and 65. For retirement below age 62, the annual annuity amounts are reduced as provided in the Retirement Plan. At December 31, 1994, the years of credited service under the Retirement Plan for Messrs. Kauffman, Lettes, Muncaster and Esser were 1 year, 15 years, 13 years and 25 years, respectively. For purposes of determining benefits under the Retirement Plan, covered compensation for these individuals includes the amounts shown in the "Salary" and "Bonus" columns of the Summary Compensation Table with certain minor adjustments. Mr. Ward does not participate in the Company's Retirement Plan, but is covered by the Cyprus Retirement Plan for Salaried Employees.

 Employment Policies

  In connection with the change of control of the Company resulting from the Cyprus Amax Merger, Mr. Muncaster relinquished his rights under an Amax corporate separation policy applicable to certain Amax and subsidiary company executives and agreed to continue employment for a minimum of two years from the date of the merger. In consideration of such relinquishment and agreement, the Company agreed to provide Mr. Muncaster with a severance payment of $200,000 upon termination of his employment at any time after such two-year period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee consists of Messrs. Born, Malys and Schnabel, with Mr. Born serving as Chairman. Mr. Born is Co-Chairman of the Board of Cyprus. Mr. Malys is Senior Vice President and Chief Financial Officer of Cyprus. Mr. Schnabel serves as a director of Cyprus. Mr. Ward is Co-Chairman of the Board, President and Chief Executive Officer of Cyprus. Mr. Ward is compensated by Cyprus and the Company reimburses Cyprus for a portion of his base salary and benefits attributable to his services as an officer of the Company. None of the present or former members of the Company's Compensation Committee served on the Cyprus Compensation Committee, and no executive officers of the Company served on the Cyprus Compensation Committee. (For a discussion of transactions with Cyprus, see "CERTAIN TRANSACTIONS--RELATIONSHIP WITH CYPRUS.")

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 Compensation Policies Applicable to Executive Officers

  The Company's Compensation Committee is responsible for establishing, implementing and monitoring the Company's policies and plans for executive development, succession planning and compensation. The Company's policy is to
(i) attract, select and retain high caliber managerial and technical talent to meet the Company's executive needs, (ii) assess and develop its personnel to succeed to key positions throughout the Company and its operating subsidiaries,
(iii) provide compensation opportunities that are competitive with those provided by other gold companies, and (iv) motivate and reward its executives individually based on the contribution of each toward meeting Company objectives, which include annual and long-term business performance objectives and the creation of stockholder value.

  The Compensation Committee determines the compensation levels for base pay, annual incentive awards and long-term incentive compensation based on a review of the performance of executive officers and the

Company and a review of the compensation offered by the Company's competitors. Some of the companies used for comparison by the Compensation Committee are different from the companies selected by the Company as peer companies for preparing the performance graph. The Company did not conduct its own survey regarding compensation practices, but relied on a survey by the Hay Group (see below), which the Company believed included companies representative of the industry as a whole. The Company selected a smaller number of mining companies that are somewhat larger than the Company for purposes of the performance graph. See "--Performance Graph." At or following year end, an executive officer's performance is assessed by the Compensation Committee against certain objectives and by taking into consideration prevailing economic and business conditions.

  The Compensation Committee is assisted in its review and evaluation by Strategic Compensation Associates, executive compensation consultants. The consultants provide advice to the Compensation Committee generally, with particular emphasis on the competitiveness of compensation paid to the officers of the Company. In so doing, the consultants review survey data regarding compensation practices and payments to executives of other major North American gold mining companies and the relationship of executive officer pay to Company performance and stockholder value. For 1994, the major survey data was collected and compiled by the Hay Group in its Executive Compensation Report for Gold Mining Companies. Companies included in the survey were: Barrick Gold Corp., ASARCO Incorporated, Battle Mountain Gold Company, Coeur D'Alene Mines Corporation, Echo Bay Mines Ltd., FirstMiss Gold Inc., Hecla Mining Company, Homestake Mining Company, LAC Minerals Ltd., Newmont Mining Corporation, Pegasus Gold Inc., Placer Dome Inc., Santa Fe Pacific Gold Corporation and TVX Gold Inc. The Company competes with these companies for executive talent.

  Compensation of the four highest paid executive officers of the Company other than the Company's Chief Executive Officer was determined pursuant to the Company's policies and plans. Those policies and plans include three major elements of compensation.

  The base salary for each executive officer was established by the Compensation Committee to be near the median base salary in the competitive marketplace (based on the Hay Group survey), adjusted based on the Committee's assessment of the individual performance of each executive officer, the length of time in a certain position and the overall financial condition of the Company. Base salaries are generally reviewed each year for adjustment by the Company's Compensation Committee.

  Annual incentive awards are contingent on the Compensation Committee's year end assessment of the performance of the Company and the individual executive officer. Achievement of the Company's performance goals is not applied as part of a formula to arithmetically determine the level of incentive awards, but is used by the Compensation Committee as guidance in making awards. Generally, the Company met its objectives for 1994. Although the Company reported a net loss and negative cash flow from operations, 1994 earnings and cash flow were better than the Company had targeted. In addition, the Company successfully adjusted to reorganization and downsizing, completed various financing activities, reduced administrative and operating costs and made progress on its gold projects. However, due to the financial condition of the Company, annual incentive bonuses were awarded at approximately 50% of target amounts, with adjustments based on the Compensation Committee's subjective view of individual performance after consultation with management.

  Equity participation in the form of stock options and long-term performance based restricted stock awards help strengthen the commonality of interest of executive officers and the Company's stockholders in the Company's growth in real value over the long term. While the Company made no stock option grants in 1993, stock option grants were made at two times during 1994. The amount of such awards is shown in the table under Option/SAR Grants in Last Fiscal Year above. Awards under the Performance Share Plan and effective January 1, 1995 are shown in the Summary Compensation Table above.

  The Company's philosophy is to increase the percentage of the Company's stock in the hands of directors, officers, and employees and thus to increase the commonality of interest with the stockholders. In lieu of the reduction in annual incentive awards for 1994 (notwithstanding objectives being met), the

Compensation Committee gave added significance to equity participation. In 1994, long term incentive awards, including stock options and restricted stock awards, were granted, on average, at somewhat above the median levels for such awards among competitive companies in the gold industry to compensate for the reduction in annual incentive bonus awards (which, as stated above, were awarded at approximately 50% of target amounts). Options were issued at option prices equal to 100% of fair market value at the date of grant, are exercisable for 10 years and have a two-year vesting period. In the future, additional stock options may be granted to Company officers and employees by the Compensation Committee on a discretionary basis within a guideline range that are intended to be near the median levels for such awards among competitive companies in the gold industry. Such grants reflect the Compensation Committee's view of the relative importance of the individual's position as well as his or her current performance, continuing contribution and the prospective impact of the individual on the Company's future success and creation of stockholder value.

  Long-term performance based restricted stock awards were granted effective January 1, 1995, to officers of the Company under the Performance Share Plan. Restrictions on shares of Common Stock will lapse upon completion of successive three-year performance periods to the extent that there is favorable comparison in terms of total stockholder return (based on stock price plus dividends) with competitive companies in the gold industry as measured by a peer group similar to the group in the Hay Group survey. Such awards could be deferred, accelerated or otherwise adjusted at the sole discretion of the Compensation Committee based on strategic and comparative performance assessment or other factors deemed relevant by the Compensation Committee. Such shares could be delivered on an accelerated basis or forfeited as determined by the Compensation Committee in certain circumstances.

 Bases for the Compensation of the Chief Executive Officer

  Mr. Ward, Chairman of the Board and Chief Executive Officer of the Company, is compensated by Cyprus, and the Company reimburses Cyprus for a portion of his base salary and benefits attributable to his service as an officer of the Company. In determining the compensation to be awarded to Mr. Ward for his services to the Company as Chairman of the Board and Chief Executive Officer, the Committee took into account the salaries paid to chief executive officers at competitive companies and the base salary payable to Mr. Ward under an employment agreement between Cyprus and Mr. Ward, which establishes a base salary and bonus targeted at 100% of base salary. The base salary amount under the Cyprus employment agreement for 1994 was $825,000. The agreement does not address reimbursement of Mr. Ward's salary and benefits by Amax Gold Inc.The Committee also recognized the significant progress made during 1994, the first full year Mr. Ward served as Chairman of the Board and Chief Executive Officer of the Company, including the fact that the Company's earnings and cash flow, although negative, were better than the Company had targeted and that the Company had successfully adjusted to reorganization and downsizing, completed various financing activities, reduced administrative and operating costs and made progress on its gold projects. Based on these factors, the estimated amount of Mr. Ward's time spent on matters relating to the Company and the subjective determination of the Committee, approximately 15% of Mr. Ward's base salary and benefits paid by Cyprus was reimbursed by the Company in 1994.

  Mr. Ward is eligible to participate in the Company's Stock Option Plan and Performance Share Plan. The Committee also awarded Mr. Ward 40,000 stock options, based on the median of the stock options granted to chief executive officers at competitive companies, the amount of Mr. Ward's time allocated to the Company and the subjective determination of the Committee.

  As the Company moves forward in its efforts to create stockholder value, the Compensation Committee will continue to review, monitor and evaluate the Company's program for executive compensation to assure that it is effective in support of the Company's strategy, is competitive in the marketplace to attract, retain and motivate the talent needed to succeed, takes into account changes in accounting rules and taxes and appropriately pays for performance on behalf of all Company stockholders.

                                          Allen Born
                                          Gerald J. Malys
                                          Rockwell A. Schnabel

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

  As of March 31, 1995, the following table sets forth the amount of all equity securities of the Company and Cyprus that are beneficially owned by each director of the Company, each of the executive officers named in the Summary Compensation Table above, and all directors and executive officers of the Company as a group. The table segregates shares held from those beneficially owned through ownership of options to purchase shares of Common Stock. A person is considered to "beneficially own" any shares (i) over which such person exercises sole or shared voting or investment power or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days (e.g., through the exercise of stock options). Unless otherwise indicated, each person has sole voting and investment power with respect to the shares set opposite his name.

                                    NUMBER OF    NUMBER OF SHARES   NUMBER OF
                                  SHARES OF THE       OF THE        SHARES OF
                                  COMPANY COMMON COMPANY SERIES B    CYPRUS
NAME OF BENEFICIAL OWNER            STOCK(1)*    PREFERRED STOCK* COMMON STOCK*
- ------------------------          -------------- ---------------- -------------
Allen Born.......................     13,302            --            21,148
Gerald J. Malys..................      5,079            --            90,609(2)
Rockwell A. Schnabel.............     11,926          2,500            6,677(3)
Vernon F. Taylor, Jr.............      4,977(4)       3,000(4)        24,094(5)
Milton H. Ward...................     10,000            --           234,720
Russell L. Wood..................      8,080            --               --
Roger A. Kauffman................     13,272            200              --
Mark A. Lettes...................     27,221(6)         300              --
Neil K. Muncaster................     26,944(6)         500            1,003
Richard B. Esser.................     17,365(6)         500            5,000
All directors and executive
 officers as a group
 (13 persons)....................    179,274(7)       7,400          388,419

- --------
  *All amounts shown are less than 1% of the class.
(1) Each share of Series B Preferred Stock is convertible into 6.061 shares of Common Stock. Shares of Common Stock do not include shares obtainable upon conversion of the Series B Preferred Stock.
(2) The amount includes 8,000 shares held by Mrs. Malys.
(3) The amount includes shares held in the Cyprus Non-Employee Director Deferred Compensation Plan.
(4) The amounts include 1,227 shares of Common Stock and 3,000 shares of Series B Preferred Stock owned by trusts of which Mr. Taylor, as trustee, has investment or voting power.
(5) The amount includes 12,344 shares of Cyprus common stock obtainable upon conversion of 6,000 shares of $4.00 Series A Convertible Preferred Stock of Cyprus.
(6) The amounts include shares subject to options exercisable within 60 days:
    18,000 shares for Mr. Lettes; 15,000 shares for Mr. Muncaster; 6,000 shares for Mr. Esser.
(7) The amount includes 64,000 shares subject to options exercisable within 60 days.

  Also included in the table above are shares of Common Stock held pursuant to the Deferred Compensation Plan, the Thrift Plan and the Performance Share Plan.

PERFORMANCE GRAPH

  The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on Common Stock over the prior five years (assuming reinvestment of dividends at date of payment into Common Stock) with the cumulative total return on the published Standard & Poor's 500 Stock Index, the published Standard & Poor's index for the gold industry, and the stocks for peer companies (weighting the returns of these peer companies based on stock market capitalization as of the beginning of the period). The peer companies selected by the Company for this Proxy Statement were Battle Mountain Gold Company, Echo Bay Mines Ltd., Hemlo Gold Mines Inc., Pegasus Gold Inc. and TVX Gold Inc. The Company changed from using the Standard & Poor's Gold Mining Index in 1993 to a self-constructed peer group for 1994, because the Company believes that companies included in the Standard & Poor's index for the gold industry are all much larger than the Company. The Company selected a range of companies more comparable to the Company for its peer group. Cumulative total stockholder return (on an assumed initial investment of $100 at December 31, 1989), as determined at the end of each year, reflects the change in stock price, assuming reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN


                              GRAPH APPEARS HERE


                                INDEXED RETURNS

- --------------------------------------------------------------------------------

                                                         YEARS ENDING
                         ------------------------------------------------------------------------
                              DEC. 89     DEC. 90     DEC. 91     DEC. 92     DEC. 93     DEC. 94
- -------------------------------------------------------------------------------------------------
 S&P 500 INDEX...........       100        96.90      126.42      136.05      149.76      151.74
- -------------------------------------------------------------------------------------------------
 AMAX GOLD INC...........       100        85.45       67.21       50.28       40.49       35.34
- -------------------------------------------------------------------------------------------------
 PEER GROUP (1994 INDEX).       100        52.70       49.22       36.63       78.83       69.69
- -------------------------------------------------------------------------------------------------
 GOLD MINING INDEX (1993
  INDEX).................       100        88.31       71.73       66.98      122.70       99.13
- -------------------------------------------------------------------------------------------------

                            ANNUAL RETURN PERCENTAGE

- --------------------------------------------------------------------------------

                                                   YEARS ENDING
                                  ---------------------------------------------------
 COMPANY/INDEX                DEC. 90     DEC. 91     DEC. 92     DEC. 93     DEC. 94
- -------------------------------------------------------------------------------------
 S&P 500 INDEX...........      -3.11       30.47        7.62       10.08        1.32
- -------------------------------------------------------------------------------------
 AMAX GOLD INC...........     -14.55      -21.35      -25.18      -19.48      -12.73
- -------------------------------------------------------------------------------------
 PEER GROUP (1994 INDEX).     -47.30       -6.61      -25.58      115.19      -11.59
- -------------------------------------------------------------------------------------
 GOLD MINING INDEX (1993
  INDEX).................     -11.69      -18.77       -6.63       83.19      -19.20
- -------------------------------------------------------------------------------------

               PROPOSAL 2. RATIFICATION OF SELECTION OF AUDITORS

  In March 1994, Price Waterhouse LLP replaced Coopers & Lybrand who had been the Company's independent accountants since the Company's inception in 1987. Price Waterhouse LLP are the independent accountants for Cyprus and have served as such since 1985. The change was made to realize certain synergies between the Company and Cyprus.

  The report of Coopers & Lybrand on the financial statements for the 1993 fiscal year and the report of Price Waterhouse LLP for the 1994 fiscal year contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Also, in connection with its audit for the 1993 fiscal year, there were no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Coopers & Lybrand would have caused them to make reference thereto in their report on the financial statements for such year. In connection with Price Waterhouse LLP's audit for the 1994 fiscal year, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

  During the two most recent fiscal years, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). Moreover, during the two most recent fiscal years, the Company has not consulted with Price Waterhouse LLP on items which (1) were or should have been subject to Statement of Auditing Standards No. 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor, (as described in Regulation S-K Item 304(a)(2)).

  Neither the firm of Price Waterhouse LLP nor any of its partners has a direct, or material indirect, financial interest in the Company or any of its subsidiaries. Representatives of Price Waterhouse LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate stockholder questions.

  The Audit Committee recommended and the Board approved the selection of Price Waterhouse LLP as independent accountants for the Company for its 1995 fiscal year.

  The favorable vote of the holders of a majority of the shares of Common Stock entitled to vote is needed to approve this Proposal.

  THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL.

               PROPOSALS 3 AND 4. THE DOCLOC I AMENDMENT PROPOSAL
                           AND THE DOCLOC II PROPOSAL


  The holders of Common Stock are being asked to approve an amendment to the $100 million double convertible revolving credit agreement with Cyprus, approved by stockholders at the special meeting of stockholders held in July 1994. Such amendment would extend DOCLOC I from April 30, 1997 to December 31, 2001. Additionally, the stockholders are being asked to approve DOCLOC II, pursuant to which Cyprus will provide the Company with an additional line of credit of $80 million, under which any indebtedness may be repaid by the Company's issuance of up to 1,600,000 shares of the Company's Series C Preferred Stock, and such shares of Series C Preferred Stock may be converted by Cyprus at any time into up to 14,919,806 shares of Common Stock at a conversion price of $5.362 per share; such approval shall include but not be limited to the authorization and issuance to Cyprus of up to 1,600,000 shares of Series C Preferred Stock and up to 14,919,806 shares of Common Stock under DOCLOC II. Like under DOCLOC I as amended, Cyprus has agreed to make loans to the Company through December 31, 2001 under DOCLOC II.

  Outstanding indebtedness under the $80 million DOCLOC II may be repaid in whole or in part in cash or by the Company issuing up to 1,600,000 shares of the Company's Series C Preferred Stock. Shares of Series C Preferred Stock can be converted at any time by Cyprus into shares of Common Stock at a conversion price of $5.362 per share, which represents a 15% premium over the average closing price on the ten days preceding February 16, 1995, the date of the signing of the DOCLOC II Commitment Letter. The Company will have the right to redeem shares of Series C Preferred Stock at any time in whole or in part by issuing shares of Common Stock at a price per share equal to the greater of $4.196 or the average closing price per share (up to $5.362) over a predetermined period prior to redemption. The terms of the shares of the Series C Preferred Stock limit the number of shares of Common Stock issuable upon redemption, conversion and the payment of dividends to 14,919,806. The holder of shares of Series C Preferred Stock will receive cash in lieu of any shares in excess of 14,919,806 shares of Common Stock that would have otherwise been issuable. Such cash payment would be payable in 12 consecutive substantially equal quarterly payments. Cyprus will have the right to replace from time to time all or a portion of DOCLOC II and any outstanding indebtedness and/or Series C Preferred Stock with the purchase of up to 14,919,806 shares of Common Stock at a purchase price of $5.362 per share (or $80 million if all 14,919,806 shares of Common Stock are purchased). For a discussion of the terms of DOCLOC II, see "--Material Terms of DOCLOC II."

  The DOCLOC I Amendment Proposal and the DOCLOC II Proposal are being submitted to Stockholders for their approval to satisfy Section 203 of Delaware Law and a requirement of the NYSE. See "ANNUAL MEETING--Votes Required."

BACKGROUND FOR THE DOCLOC I AMENDMENT PROPOSAL AND THE DOCLOC II PROPOSAL

  Prior to the Cyprus Amax Merger, Amax had provided the Company with an informal assurance of financial support. The Company had approximately $125 million of debt owed to commercial banks and $24.7 million of debt owed to Cyprus. Following the Cyprus Amax Merger, the Company's commercial lenders had requested financial guarantees from Cyprus, a loan paydown with the proceeds of an equity or a debt offering or a fundamental change in the operational performance of the Company. Although the Company forecasted positive cash flows from its mining operations for 1994 based on certain assumptions regarding operations, the Company recognized that it would be unable to service its existing debt obligations and continue development work on its new projects without raising external capital funds. With substantial capital needs in 1994 and 1995 for the development of its Fort Knox and Refugio Projects, the Company considered the public and private capital markets and the commercial lending market as the most likely sources for such capital. The Company needed to quickly improve its creditworthiness in order to access the commercial debt market and the public debt and equity market on acceptable terms in the foreseeable future.

  During 1994, various financing activities were undertaken to provide the Company with more financial strength and flexibility to meet its outstanding debt obligations. DOCLOC I was signed by Cyprus and the Company in April 1994 and subsequently approved by stockholders in July 1994. Most of the credit line has been designated as support for indebtedness relating to the Hayden Hill, Guanaco and Refugio projects. The Company issued 3,000,000 shares of Common Stock to Cyprus as payment for approximately $20.7 million of outstanding indebtedness pursuant to the Stock Purchase Agreement, which was also approved by stockholders in July 1994.

  During 1994, Cyprus provided guarantees of $19.2 million which subsequently were released following the approval of DOCLOC I. In March 1994, a subsidiary of the Company entered into a $36 million three-year term loan agreement which is guaranteed by the Company and Cyprus.

  In July 1994, a shelf registration statement was declared effective allowing the Company to offer an aggregate of up to $200 million of equity and/or subordinated debt securities. In August 1994, the Company utilized the shelf registration to sell publicly 1,840,000 shares of the Series B Preferred Stock for net proceeds of $88.3 million. The Company subsequently used the proceeds from this sale to finance development of its Refugio and Fort Knox projects, to repay debt and for general corporate purposes.

  In February 1995, Compania Minera Maricunga ("CMM"), a Chilean corporation 50% owned by the Company, borrowed $85 million under a financing arrangement for the Refugio project in Chile from a group of five banks. The loan is a five year amortizing term loan that can be drawn in U.S. dollars and/or gold. The Company and the other 50% owner are guarantors on a several basis until after completion tests are passed, at which time the loan will become non-recourse to the Company. Interest is calculated at LIBOR for a U.S. dollar loan or at the bank's gold base rate for a gold loan, plus 1.75% during the construction phase or plus 2.5% after production begins.

  The Company has determined that additional financing is needed to finance development of its Fort Knox project during 1995 and to fund a portion of approximately $24 million of principal repayment obligations. Cash flow from operations for 1995 is estimated to be sufficient to cover only operating and administrative expenses, exploration expenditures and interest payments on the Company's debt obligations. The Company is currently negotiating with a group of banks for a corporate line of credit of approximately $200 million and anticipates receiving commitments during the second quarter of 1995. Currently, no amounts are outstanding under DOCLOC I, approximately $86 million has been designated to support certain credit arrangements and $14 million is available and has not been designated.

  In February 1995, the Company negotiated with Cyprus for an extension from April 30, 1997 to December 31, 2001 on its financing under DOCLOC I and a new double convertible line of credit in the amount of $80 million--DOCLOC II. The proposed terms for the DOCLOC I Amendment and DOCLOC II were first presented by the Company's management to the Board at the February 15, 1995 meeting of the Board. The Board approved the DOCLOC I Amendment and DOCLOC II subject to its review of a fairness opinion and subject to stockholder approval at the Annual Meeting. At the February 15, 1995 meeting, Salomon Brothers was engaged to advise the Audit Committee with respect to the fairness from a financial point of view of both the DOCLOC I Amendment and DOCLOC II. The Board directed the Company's management to proceed with negotiations concerning the terms of the convertible line of credit with Cyprus. The principal financial terms of DOCLOC II were proposed by the Company. Interest was set at LIBOR plus 0.3%, the same rate as under DOCLOC I. The conversion rate was set at a 15% premium above, and the redemption rate was set at a 10% discount to, the average closing price of the Common Stock on the ten days preceding the signing of the DOCLOC II Commitment Letter on February 16, 1995. DOCLOC I, as amended, and DOCLOC II provide the Company with a lower cost of capital and greater financial flexibility than other alternatives.

  The Audit Committee (composed of the two directors who are not associates, officers or employees of the Company or Cyprus) met on March 2, 1995 to determine the fairness of DOCLOC II. Salomon Brothers reported its views to the Audit Committee of the Board at the March 2, 1995 meeting. Subsequently, the Audit Committee determined that the $80 million double convertible line of credit under DOCLOC II was fair to the Company's stockholders and recommended that the Board approve DOCLOC II. At a meeting of the entire Board held on March 3, 1995, after consideration of the fairness opinion received from Salomon Brothers, the Board (with those members other than members of the Audit Committee abstaining) approved the execution and delivery of DOCLOC II.

  The Audit Committee met again on March 14, 1995 to determine the fairness of the DOCLOC I Amendment. Salomon Brothers reported its views to the Audit Committee at that meeting, and the Audit Committee determined that the extension of DOCLOC I was fair to the Company's stockholders and recommended that the Board approve the DOCLOC I Amendment. At a meeting of the Board on March 14, 1995, after consideration of the fairness opinion from Salomon Brothers, the Board (with those members other than the members of the Audit Committee abstaining) approved the execution and delivery of the DOCLOC I Amendment.

  Prior to proposing to Cyprus that it extend DOCLOC I and provide the Company an additional double convertible line of credit in the amount of $80 million, the Company considered a number of factors and evaluated a number of options for raising capital. The Company determined that seeking additional convertible financing from Cyprus was its best alternative because financing from Cyprus would provide a lower cost of capital, greater flexibility (since the Company would only pay for the funds that it borrowed) and substantial cost savings because there would be no underwriting fees. See "--Reasons for the DOCLOC I Amendment Proposal and the DOCLOC II Proposal; Recommendation of the Board."

  During February 1995 it became necessary for the Company to seek funding from Cyprus to continue development of its Fort Knox project. On March 10, 1995, the Company arranged for the right to borrow up to $40 million under DOCLOC II, subject to obtaining stockholder approval of DOCLOC II by June 16,

1995 and the suspension of the equity features of DOCLOC II. In addition, this temporary borrowing arrangement is secured by a 20% interest in the Company's Fort Knox project. In the event stockholder approval is not obtained prior to June 16, 1995, any amounts borrowed become due October 15, 1995. Although no assurance can be given, the Company believes that it would be able to secure alternative but more costly financing to repay the amounts borrowed prior to October 15, 1995 to avoid the potential loss of any interest in the Fort Knox project. See "--Temporary Borrowing Under DOCLOC II."

  The support of Cyprus through DOCLOC I and DOCLOC II and debt guarantees has enabled the Company to sustain its current operations, its operating mine capital requirements, its current debt service requirements and its development work at Fort Knox. In the event that the DOCLOC I Amendment Proposal and the DOCLOC II Proposal are not approved, there can be no assurance that Cyprus would be willing to continue to provide financial support to the Company. In any event, financing in addition to DOCLOC I and DOCLOC II will be required to fund the total capital required to bring the Company's Fort Knox and other development projects into production.

REASONS FOR THE DOCLOC I AMENDMENT PROPOSAL AND THE DOCLOC II PROPOSAL; RECOMMENDATION OF THE BOARD

  Given the Company's need for financing to continue development work on its new projects, the Audit Committee, comprised of the two directors who are neither associates of Cyprus nor officers or directors of the Company, and the entire Board (with those members other than members of the Audit Committee abstaining) determined the transactions with Cyprus as contemplated in the DOCLOC I Amendment and DOCLOC II to be desirable and in the best interest of the Company and its stockholders.

  The Company faces an immediate need for cash. After negative operating cash flow of $23.5 million in 1993 and $9.7 million in 1994 and with modest projected operating cash flows for 1995, the commitment of an aggregate of $180 million in financing from Cyprus provides the Company with the financial support it needs to meet its working capital requirements, debt repayment obligations and development objectives for its Fort Knox project through the summer of 1995. Without the DOCLOC I Amendment and DOCLOC II, the Company believes that additional third party debt financing for development of the Company's Fort Knox project would be unavailable in adequate amounts on favorable terms.

 Reasons for the DOCLOC I Amendment

  The Board determined that an extension of DOCLOC I would benefit relationships with existing lenders and enhance the Company's ability to secure additional third party debt financing for the Company's Fort Knox project. Existing lenders requested that DOCLOC I be available beyond the due date of the first payment on the Company's existing credit arrangements. The Board anticipates that potential sources for additional financing for the Company's Fort Knox project will look beyond the Fort Knox project as security for any loan and will consider the financial strength of the Company. The Board believes that the availability of a $100 million revolving credit facility through December 31, 2001 will be viewed favorably by potential lenders.

 Reasons for DOCLOC II

  The conclusion of the Audit Committee and the Board with respect to the transactions contemplated by DOCLOC II was based on the following factors:

    (i) Equity financing is thought to be expensive in light of the current price of the Common Stock, aggravated by the redemption pressure on gold funds. Additionally, equity financing is potentially more dilutive due to the Company's recent financial losses and current level of debt. The Board also noted that such financing appears to be available only with substantial transaction costs.

    (ii) Convertible preferred or convertible subordinated debt financing is or was thought to be available in adequate amounts, but the Board concluded such financing would likely bear higher dividend or interest rates, be less flexible in terms of redemption and conversion rights in favor of the Company and be accompanied by substantial transaction costs. Additionally, the Board was concerned that due to the low price of the Common Stock, investors might sell the Common Stock to purchase the convertible preferred being offered, causing a further reduction in the price of the Common Stock.

    (iii) DOCLOC II, like DOCLOC I, provides the Company with a flexible type of financing, with useful aspects of both debt and equity: (a) DOCLOC II provides the Company with the ability to borrow what it needs from time to time under a low interest loan, with interest charged only on amounts borrowed, and does not impose requirements for security, restrictive covenants, substantial fees or other costs; (b) the amounts borrowed can be repaid with cash or shares of Series C Preferred Stock; (c) the Series C Preferred Stock is non-voting and calls for only a 4.5% cumulative dividend and includes a Common Stock conversion feature at a 15% premium to the market price of the Common Stock (based on stock prices at the time the DOCLOC II Commitment Letter was signed); (d) the transfer of the Series C Preferred Stock is restricted; (e) in addition to a conversion right for Cyprus, the Series C Preferred Stock includes a right for the Company to redeem it with Common Stock for $4.196 per share, a 10% discount to market at the time of the DOCLOC II Commitment Letter; and (f) in consideration for this flexibility, DOCLOC II provides an option for Cyprus to convert the entire arrangement into a right to purchase $80 million of Common Stock for $5.362 per share, a 15% premium to market at the time of the DOCLOC II Commitment Letter.

    (iv) The Company's right to repay outstanding borrowings under DOCLOC II with Series C Preferred Stock and its right to redeem the Series C Preferred Stock with Common Stock at any time are advantageous to the Company and its stockholders in that such rights will permit the Company to conserve its cash resources.

    (v) The less-than-market interest and dividend rates under DOCLOC II are very favorable to the Company. Whereas at the time of the DOCLOC II Commitment Letter straight convertible preferred stock would have cost the Company approximately a 8.5% dividend yield, DOCLOC II provides for an interest rate of LIBOR plus 0.3%, a rate of approximately 4% at the time of the DOCLOC II Commitment Letter. The repayment of the outstanding indebtedness under DOCLOC II with Series C Preferred Stock would result in the Company paying only a 4.5% dividend yield on the Series C Preferred Stock. Additionally, with conventional convertible preferred stock, the Company would be paying dividends on the entire amount of the preferred stock before all of this amount was needed by the Company. Under DOCLOC II, the Company only pays for the cash that it borrows, and there is no commitment fee on undrawn balances. Further, DOCLOC II provides a substantial cost savings as there are no underwriting or placement fees associated with DOCLOC II.

    (vi) The Audit Committee of the Board received the opinion of Salomon Brothers that DOCLOC II, which provides Cyprus with the option to convert the outstanding indebtedness into shares of Common Stock at a price that represents a 15% premium over market at the time of the DOCLOC II Commitment Letter, is fair from a financial point of view to the stockholders of the Company (in their capacity as such) without consideration of Cyprus and its affiliates.

    (vii) DOCLOC II, like DOCLOC I, does not have restrictive covenants that reduce the Company's operational flexibility. In addition, because no commitment fee is assessed on undrawn balances, DOCLOC II provides greater flexibility than the other financing arrangements considered.

    (viii) Although DOCLOC II may result in dilution to existing holders of Common Stock and provide Cyprus with valuable rights to acquire Common Stock, in the absence of the financing arrangement provided by DOCLOC II, the Company could be forced into less attractive financing alternatives and, in such event, the holders of Common Stock could experience greater dilution.

    (ix) It is believed that Cyprus' willingness to provide financial support to the Company in exchange for a larger stake in the Company will be viewed favorably by the public equity market and commercial lenders as a vote of confidence in the future performance of the Company by its largest stockholder.

  THE BOARD (WITH THOSE MEMBERS OTHER THAN MEMBERS OF THE AUDIT COMMITTEE ABSTAINING) HAS APPROVED AND RECOMMENDS THAT STOCKHOLDERS APPROVE THE DOCLOC I AMENDMENT PROPOSAL AND THE DOCLOC II PROPOSAL.

OPINION OF FINANCIAL ADVISOR REGARDING THE DOCLOC I AMENDMENT PROPOSAL AND THE DOCLOC II PROPOSAL

  The Board retained Salomon Brothers to render an opinion to its Audit Committee in connection with the DOCLOC I Amendment and DOCLOC II (together, the "DOCLOC Agreements"). At a meeting of the Audit Committee held on March 2, 1995, Salomon Brothers delivered its oral opinion to the Audit Committee that, as of such date, the availability of the $80 million double convertible line of credit to the Company pursuant to the terms of DOCLOC II is fair, from a financial point of view, to the stockholders of the Company generally (solely in their capacity as such), exclusive of Cyprus and its affiliates. At a meeting of the Audit Committee held on March 14, 1995, Salomon Brothers delivered its oral opinion to the Audit Committee that, as of such date, the DOCLOC I Amendment is fair, from a financial point of view, to the stockholders of the Company generally (solely in their capacity as such), exclusive of Cyprus and its affiliates. Salomon Brothers has confirmed its opinions by delivery of written opinions, dated March 2, 1995 (with respect to DOCLOC II), March 14, 1995 (with respect to the DOCLOC I Amendment) and April 27, 1995 (with respect to DOCLOC II and the DOCLOC I Amendment), to the Audit Committee of the Board that the "Transactions" (defined to be the availability of the $100 million double convertible line of credit to the Company pursuant to the terms of DOCLOC I, as amended, and the availability of the $80 million double convertible line of credit to the Company pursuant to the terms of DOCLOC II) are fair, from a financial point of view, to the stockholders generally (solely in their capacity as such), exclusive of Cyprus and its affiliates. Copies of each of Salomon Brothers' opinions dated April 27, 1995 are attached as Appendix G to this Proxy Statement and each sets forth the assumptions made, matters considered and limits on the review undertaken. STOCKHOLDERS ARE URGED TO READ THE OPINIONS IN THEIR ENTIRETY. Salomon Brothers' opinions are directed only to the fairness, from a financial point of view, of the Transactions to the stockholders generally (solely in their capacity as such), exclusive of Cyprus and its affiliates, and do not constitute a recommendation as to whether or not any stockholder of the Company should vote to approve the DOCLOC Agreements or the Transactions or as to any other matter. The Company, its Board, the Audit Committee, and the stockholders of the Company have the responsibility to decide whether it is appropriate and reasonable to approve the Transactions.

  Salomon Brothers is a nationally recognized investment banking firm which provides financial services in connection with a wide range of business transactions. As part of its business, Salomon Brothers provides investment banking and financial advisory services in various connections, including valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes. Salomon Brothers was retained by the Board based on its expertise in the valuation of companies as well as its familiarity with the Company's business.

  Salomon Brothers is not affiliated with the Company or Cyprus. Salomon Brothers has previously rendered certain financial advisory and investment banking services to the Company, for which Salomon Brothers received customary compensation. Salomon Brothers was the lead manager (for which Salomon Brothers and the other managing underwriter received an underwriting discount of $2,980,800) on a $92 million convertible preferred stock offering, unrelated to the Transactions, which closed in August 1994 under the Company's Registration Statement on Form S-3 for a $200 million universal shelf covering the offering from time to time of subordinated debt, preferred stock, Common Stock and/or warrants to acquire Common Stock which was declared effective by the SEC in July 1994. Salomon Brothers has been named as a potential underwriter with respect to possible future issuances under the universal shelf. The Company has agreed to pay Salomon Brothers $250,000 for its investment banking services in connection with its review of the Cerro Quema gold exploration prospect in Panama.

  The Company has agreed to pay Salomon Brothers $175,000 for its investment banking services in connection with rendering the opinions. The Company has agreed to reimburse Salomon Brothers for the reasonable fees and disbursements of Salomon Brothers' counsel and Salomon Brothers' reasonable travel and other out-of-pocket expenses incurred in connection with the Transactions or otherwise arising out of Salomon Brothers' engagement. The Company also has agreed to indemnify Salomon Brothers and its officers, employees and agents for any losses incurred in connection with its engagement. The Company paid Salomon Brothers $150,000 in 1994 for its investment banking services in connection with rendering an opinion in connection with DOCLOC I. Except as disclosed herein, the Company has paid no other fees or commissions to Salomon Brothers within the past two years.

  The Company has agreed with Salomon Brothers that, if prior to the Transactions or within two years following the consummation of either, the Company or any of its affiliates determines to sell in a public offering or a private placement, any debt securities (other than senior bank debt) or equity securities, the Company or such affiliates would afford Salomon Brothers a reasonable opportunity to compete to be retained as an underwriter (in the case of a public offering) or as a placement agent (in the case of a private placement where a placement agent is used) of such debt or equity securities. Any such sale of securities would be pursuant to an underwriting agreement or placement agent agreement, as the case may be, containing customary representations, warranties, covenants, conditions and indemnities and providing for customary underwriting discounts or placement fees, the exact amounts to be mutually agreed upon. In addition, the Company from time to time may engage Salomon Brothers to provide financial advisory and investment banking services.

  Salomon Brothers is a full service securities firm and, in the course of its normal trading activities, Salomon Brothers may from time to time effect transactions and hold positions in the securities of the Company and Cyprus for its own account and accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  Salomon Brothers had no role in the determination of the terms of the DOCLOC I Amendment or DOCLOC II or any of the related agreements or in the negotiation thereof. The terms of the DOCLOC I Amendment and DOCLOC II and related agreements were determined solely through negotiations between the Company and Cyprus.

  Salomon Brothers' opinions to the Audit Committee of the Board conclude, based upon and subject to each of the items discussed therein, that the Transactions are fair, from a financial point of view, to the stockholders generally (solely in their capacity as such), exclusive of Cyprus and its affiliates. In connection with its opinions, Salomon Brothers reviewed and analyzed, among other things, (i) the DOCLOC Agreements; (ii) this Proxy Statement; (iii) certain publicly available business and financial information concerning the Company and Cyprus; (iv) certain internal information, primarily financial in nature (including projections, forecasts, estimates and analyses prepared by or on behalf of the Company's management), concerning the business, assets, liabilities, operations and prospects of the Company and the anticipated effects on the Company of the consummation or the non-consummation of the Transactions, including alternatives to implementing the Transactions, furnished to Salomon Brothers by or on behalf of the Company; (v) certain publicly available and other information concerning the trading of, and the trading market for, the publicly traded securities of the Company; (vi) certain publicly available information with respect to other companies that Salomon Brothers believed to be comparable in certain respects to the Company; (vii) the resolution of certain existing financial and other relationships between the Company and its banks with respect to certain project financings; (viii) the flexibility provided by the DOCLOC Agreements to further the continued development of certain existing mining projects, including the Fort Knox project; (ix) the Company's public filings; and (x) such other information that Salomon Brothers considered relevant to its inquiry. Salomon Brothers discussed with certain members of the Company's management and its representatives the Company's views as to the financial and other information described above and other matters Salomon Brothers believed relevant to its inquiry.

  In its review and analysis and in arriving at its opinions, Salomon Brothers assumed and relied upon the accuracy and completeness of all financial and other information provided to or reviewed for Salomon Brothers or publicly available and did not attempt independently to verify (and did not assume any independent responsibility to verify) any of such information, including, without limitation, the Company's views discussed above. Salomon Brothers also relied upon the reasonableness and accuracy of the financial projections, forecasts, estimates and analyses, including, without limitation, forecasts, estimates and analyses related to the cash flows and value of assets and current and contingent liabilities of the Company without giving effect to the Transactions and on a pro forma basis, assuming the Transactions are consummated, provided to or reviewed for Salomon Brothers, and Salomon Brothers assumed that they were all reasonably prepared in accordance with accepted industry practice on bases reflecting the best currently available estimates and judgment of the Company's management.

  To the extent that evaluation of the Transactions required analysis of legal, as opposed to financial, matters, including, without limitation, all matters related to identifying and quantifying current and pro forma off balance sheet liabilities, Salomon Brothers relied, with the Company's consent, on the views of the Company and its counsel with respect to these matters.

  Salomon Brothers did not make or obtain any independent evaluations or appraisals of any of the Company's assets, properties, liabilities or securities (nor did Salomon Brothers assume any responsibility to make or obtain any such independent evaluations or appraisals), nor was Salomon Brothers furnished with any such evaluations or appraisals other than certain evaluations and market studies provided to it by the Company. Salomon Brothers assumed that the terms of the DOCLOC Agreements are the most beneficial terms from the Company's perspective that could, under the circumstances, be negotiated among the parties to the Transactions. Salomon Brothers did not participate in such negotiations and was not authorized to, and Salomon Brothers did not, solicit or investigate alternative transactions which might be available to the Company. Salomon Brothers was not requested to, and did not, solicit third party indications of interest in entering into transactions of the nature comprising the DOCLOC I Amendment and DOCLOC II.

  In conducting its analysis and arriving at its opinions, Salomon Brothers considered such financial and other information, including the financial and non-financial judgments and views of the Company's management and representatives, along with other factors, including, without limitation, the information (including the financial projections, forecasts, estimates and analyses) discussed above, as Salomon Brothers deemed appropriate under the circumstances. In addition, Salomon Brothers took into account limited discussions which Salomon Brothers had with certain of the Company's lenders. Salomon Brothers also took into account its assessment of general economic, market and financial conditions generally and the particular circumstances applicable to the Company. Salomon Brothers' opinions necessarily are based upon conditions and circumstances as they existed and could be evaluated as of their respective dates and do not address the underlying business decision of the Company to effect the Transactions or constitute a recommendation to any holder of Common Stock as to how such stockholder should vote with respect to the Transactions.

  Salomon Brothers made various analyses in assessing the fairness, from a financial point of view, of the Transactions to the stockholders (solely in their capacity as such), exclusive of Cyprus and its affiliates. The material analyses are summarized below. Among the analyses which Salomon Brothers evaluated were: the Company's anticipated liquidity needs based upon its current operating and financial performance and its projections for the future; the Company's existing bank and other financing agreements and the need for credit support in connection with such agreements; financing alternatives available to the Company; and the current and pro forma shareholdings of Cyprus in the Company.

  In assessing financing alternatives available to the Company, Salomon Brothers evaluated the possibility of obtaining financing from the public and private markets, including bank debt, publicly offered and Rule 144A placed convertible preferred stock, publicly offered common equity, publicly offered high-yield debt and privately placed high-yield debt. Salomon Brothers' assessment included an analysis of the availability of such financing and the likely terms of any such financing. In addition, Salomon Brothers' assessment included an analysis of the theoretical valuation, which is described below, and relative benefit of the Transactions, as compared with financing alternatives.

  As a part of its evaluation and analysis, Salomon Brothers undertook a theoretical valuation of the financial terms of each of the Transactions. In doing so, Salomon Brothers analyzed the terms of the DOCLOC Agreements pursuant to which Cyprus agrees to make loans to the Company, as previously described. The Company may elect to repay outstanding indebtedness under both of the DOCLOC Agreements either by payment in cash or in shares of preferred stock. See "--Material Terms of the DOCLOC I Amendment" and "--Material Terms of DOCLOC II."

  With respect to DOCLOC II, the Company's option to repay the convertible revolving line of credit in cash or with shares of Series C Preferred Stock indicates that the value to the Company of the Series C Preferred Stock should provide a minimum value for the convertible revolving line of credit structure. Salomon Brothers analyzed the Series C Preferred Stock using a modified binomial option pricing model.

  Salomon Brothers valued both the fixed income component of the Preferred Stock as well as its option value (i.e., the holders' right to convert Preferred Stock into Common Stock). In addition, Salomon Brothers used the binomial model to value the Company's right to redeem the Preferred Stock. By combining these values, Salomon Brothers estimated the value of the Preferred Stock. Salomon Brothers made a number of assumptions in conducting this analysis, including that the Company could successfully issue a straight preferred security with a yield of between 12% and 13%.

  On the basis of these assumptions and employing this methodology, Salomon Brothers calculated a range of values for the Series C Preferred Stock. The entire range of such values was under par as of March 2, 1995, the date when Salomon Brothers made its presentation to the Audit Committee, and as of April 27, 1995, and therefore, implied positive value at each of such times from the Company's perspective. As of April 27, 1995, such values ranged from 88% of par to 99% of par for the Series C Preferred Stock and, therefore, implied a positive value, ranging from 1% to 12%, from the Company's perspective. Because the value of the Series C Preferred Stock to the Company should provide a minimum value for this Transaction from the Company's perspective, this implies that the minimum value of the DOCLOC II Transaction is positive from the Company's perspective.

  With respect to the DOCLOC I Amendment, the Company's option to repay the convertible revolving line of credit in cash or with shares of Series A Preferred Stock indicates that the value to the Company of the Series A Preferred Stock should provide a minimum value for the convertible revolving line of credit structure. Salomon Brothers analyzed the Series A Preferred Stock using a modified binomial option pricing model.

  Salomon Brothers valued both the fixed income component of the Series A Preferred Stock as well as its option value (i.e., the holders' right to convert Series A Preferred Stock into Common Stock). In addition, Salomon Brothers used the binomial model to value the Company's right to redeem the Series A Preferred Stock. By combining these values, Salomon Brothers estimated the value of the Series A Preferred Stock. Salomon Brothers made a number of assumptions in conducting this analysis, including that the Company could successfully issue a straight preferred security with a yield of between 12% and 13%.

  On the basis of these assumptions and employing this methodology, Salomon Brothers calculated a range of values for the Series A Preferred Stock. The entire range of such values was under par as of March 14, 1995, the date when Salomon Brothers made its presentation to the Audit Committee, and as of April 27, 1995, and therefore, implied positive value at each of such times from the Company's perspective. As of April 27, 1995, such values ranged from 69% of par to 78% of par for the Series A Preferred Stock and, therefore, implied a positive value, ranging from 22% to 31%, from the Company's perspective. Because the value of the Series A Preferred Stock to the Company should provide a minimum value for this Transaction from the Company's perspective, this implies that the minimum value of the DOCLOC I Amendment Transaction is positive from the Company's perspective.

  The preparation of a fairness opinion is not susceptible to partial analysis or summary descriptions. Salomon Brothers believes that its evaluations and analyses must be considered as a whole and that selecting portions of its evaluations and analyses and the factors considered by it, without considering all evaluations, analyses and factors, would create an incomplete view of the processes underlying the preparation of its opinions. Salomon Brothers did not indicate that any of the evaluations or analyses which it performed, or factors which it considered, had a greater significance than any other.

  In performing its evaluations and analyses, and in considering such factors, Salomon Brothers made numerous assumptions with respect to industry performance, available financing, the Company's existing and future prospects, the Company's working capital needs, general business and economic conditions and other matters, many of which are beyond the control of the Company. The evaluations were undertaken and the analyses were prepared solely as a part of Salomon Brothers' analysis of the fairness, from a financial point of view, of the Transactions to the stockholders generally (solely in their capacity as such), exclusive of Cyprus and its affiliates.

  As previously described, Salomon Brothers' opinions were one of many factors taken into consideration by the Board of Directors of the Company and its Audit Committee in making their determination to approve the Transactions. The opinions of Salomon Brothers do not address the effect of any other transaction in which the Company might engage.

EFFECTS OF THE DOCLOC I AMENDMENT PROPOSAL AND THE DOCLOC II PROPOSAL ON THE RIGHTS OF THE COMPANY'S STOCKHOLDERS

  Assuming the issuance of the shares of Common Stock to Cyprus under DOCLOC II, as discussed in this Proxy Statement, the percentage of the Company's voting securities owned of record and beneficially by existing holders of shares of Common Stock (other than Cyprus) will be reduced significantly on a fully diluted basis. If all 12,099,213 shares of Common Stock that are potentially issuable under DOCLOC I have in fact been issued to Cyprus, the interest of existing holders of shares of Common Stock other than Cyprus would be reduced to 50.3% of the outstanding shares of Common Stock and Cyprus' ownership of shares of Common Stock would increase to 49.7% of the outstanding shares of Common Stock. Additionally, if stockholders approve DOCLOC II, the interest of existing holders of shares of Common Stock other than Cyprus would be reduced to 43.4% and Cyprus' ownership of shares of Common Stock would increase to 56.6% of the outstanding shares of Common Stock, in each case assuming that all 14,919,806 shares of Common Stock that are potentially issuable under DOCLOC II are in fact issued to Cyprus. Thus, Cyprus could control the election of directors and any other action taken by the holders of the Common Stock, and the ability of existing stockholders to influence the election of directors or any other action taken by the holders of Common Stock would be reduced.

  Additionally, both DOCLOC I and DOCLOC II require the prior consent of Cyprus before the Company may enter into any merger, consolidation or amalgamation transaction or liquidate, wind up or dissolve itself (or suffer any liquidation of dissolution).

  Further, the shares of preferred stock issuable under DOCLOC I and DOCLOC II may limit the Company's ability to pay cash dividends on shares of Common Stock. The terms of the Series A Preferred Stock and the Series C Preferred Stock (and the terms of the Series B Preferred Stock issued by the Company in connection with a public offering in August 1994) state that no dividends may be paid on shares of Common Stock unless and until all dividends payable on the preferred stock have been paid.

MATERIAL TERMS OF THE DOCLOC I AMENDMENT

  The following is a description of material terms of the DOCLOC I Amendment, which is attached as Appendix B to this Proxy Statement and incorporated herein by reference. DOCLOC I is attached as Appendix A to this Proxy Statement and incorporated herein by reference. All Stockholders are urged to read each of DOCLOC I and the DOCLOC I Amendment in its entirety.

  Extension of Revolving Loan. The DOCLOC I Amendment provides that Cyprus will make loans to the Company (evidenced by a note from the Company) from time to time until the earlier of December 31, 2001 or the date on which the commitment is terminated under DOCLOC I (the earlier of such dates being the "DOCLOC I Revolver Expiration Date") in an aggregate principal amount not to exceed at any time outstanding $100 million. The Company may elect to repay the outstanding indebtedness under this line of credit either by payment in cash or payment in shares of Series A Preferred Stock. Payment by the Company in shares of Series A Preferred Stock automatically reduces the Commitment amount by $50 per share of Series A Preferred Stock so issued. The amendment will also extend the time during which Cyprus can exercise its option to acquire up to 12,099,213 shares of Common Stock under DOCLOC I.

  On the DOCLOC I Revolver Expiration Date, all accrued interest must be paid and the aggregate principal balance of all loans outstanding will become due and payable in 20 equal quarterly installments on June 30, September 30, December 31 and March 31 of each of the following five years, with the first installment due on March 31, 2002. The last installment, due December 31, 2006, will be in an amount necessary to repay in full the unpaid principal amount of the loans. The outstanding principal balance of the note will bear interest at an annual rate equal to LIBOR for a period of one, three or six months, as selected by the Company, plus .30%.

  The Company, at its option, may at any time redeem the Series A Preferred Stock, in whole or from time to time in part, by issuing shares of Common Stock at a price per share equal to the greater of $5.854 or the average closing price per share (up to $8.265) over a pre-determined period prior to redemption.

  The maximum number of shares of Common Stock that the Company may issue upon redemption or conversion of the Series A Preferred Stock, together with any shares of Common Stock issued as dividends on the Series A Preferred Stock, is 12,099,213 shares, subject to adjustment due to any adjustment in the conversion price upon the occurrence of certain dilutive events.

MATERIAL TERMS OF DOCLOC II

  The following is a description of material terms of DOCLOC II, which is attached as Appendix C to this Proxy Statement and incorporated herein by reference. All Stockholders are urged to read DOCLOC II in its entirety.

 Revolving Loan

  Under DOCLOC II, Cyprus will agree to make loans to the Company (evidenced by a note) from time to time until the DOCLOC II Revolver Expiration Date in an aggregate principal amount not to exceed $80 million at any time outstanding. The Company may elect to repay the outstanding indebtedness under this line of credit either by payment in cash or payment in shares of the Company's Series C Preferred Stock. Should the Company pay or prepay any principal amount in Series C Preferred Stock prior to the DOCLOC II Revolver Expiration Date, the amount of the DOCLOC II Commitment will automatically be reduced by the amount of any Series C Preferred Stock so issued, based on the value of such Series C Preferred Stock at the time of issuance.

 Interest Rate

  Each loan made by Cyprus to the Company bears interest at an annual rate equal to the LIBOR Rate for the interest period selected by the Company at its option (a period of one, three or six months or such other period as Cyprus and the Company agree to) plus .30%, unless the Company fails to make any payment to Cyprus of the principal of or interest on any loan when due, in which case such loan shall accrue interest at a rate that is 1.0% per annum higher than the above rate.

 Security

  Loans made by Cyprus to the Company under DOCLOC II are unsecured and subordinated to the present and future senior indebtedness of the Company and are effectively subordinated to all indebtedness and other liabilities of subsidiaries of the Company.

 Amortization of Principal and Payment

  On the DOCLOC II Revolver Expiration Date, all accrued interest must be paid and the aggregate principal balance of all loans outstanding will become due and payable in 20 equal quarterly installments on June 30, September 30, December 31 and March 31 of each of the following five years, with the first installment due on March 31, 2002. The last installment, due December 31, 2006, will be in an amount necessary to repay in full the unpaid principal amount of the loans. The outstanding principal balance of the note will bear interest as set forth above.

 Prepayments in Cash

  The Company may make cash prepayments of principal in amounts equal to an integral multiple of $1,000,000 without premium or penalty.

 Payment with Preferred Stock

  The Company may elect to repay or prepay the entire principal balance due under the note, plus any required amortization payment due and any required interest due under the note and/or increments of at least $5,000,000 of principal of loans outstanding under the note by issuing shares of Series C Preferred Stock to Cyprus. The amount of such Series C Preferred Stock issued to Cyprus will be as follows: (i) if payment is made to repay the entire principal balance of the note, such amount will be equal in value to the outstanding principal amount of all loans outstanding at the time of such payment, plus accrued interest thereon to the date of such payment; (ii) if payment is for the required amortization payment due under the note, such amount will be equal in value to the amount of such required amortization payment to be made plus accrued interest thereon to the date of such payment;
(iii) if payment is for the required interest payment, such amount will be equal in value to the amount of such required interest payment; or (iv) if the payment is prepayment of an increment of at least $5,000,000 of principal of loans outstanding under the note, such amount will be equal in value to the incremental amount of such loans that the Company elects to repay, plus accrued interest thereon to the date of such payment except that cash will be paid in lieu of fractional shares of Series C Preferred Stock. The number of shares of Series C Preferred Stock to be issued can be determined by dividing the amount of indebtedness under DOCLOC II to be repaid with shares of Series C Preferred Stock by $50.00.

 Payment of Dividends on Preferred Stock

  Each share of Series C Preferred Stock shall be entitled to receive dividends at a rate of $2.25 per year, payable semi-annually on January 1 and July 1 of each year. The Company may pay Series C Preferred Stock dividends in shares of Common Stock in lieu of cash with the consent of the holder of such shares of Series C Preferred Stock.

 Restrictions on Transfer of Preferred Stock

  The transfer of shares of Series C Preferred Stock is subject to restrictions. If Cyprus desires to sell, assign, transfer, pledge, encumber or otherwise dispose of any shares of Series C Preferred Stock held by it, Cyprus must deliver written notice to the Company setting forth the identity of the prospective purchaser, the number of shares of Series C Preferred Stock proposed to be sold (the "Offered Shares"), the price (the "Offer Price"), and other material terms of disposition. Such proposed sale must be for cash only. The Company, upon receipt of such notice, has the right to purchase all, but not less than all, of the Offered Shares at the Offer Price. If the Company does not exercise this first refusal option, Cyprus may sell to the prospective purchaser the Offered Shares at the Offer Price and on the terms and provisions set forth in the notice to the Company.

 Covenants

  DOCLOC II requires the prior consent of Cyprus, which consent cannot be unreasonably withheld, before the Company may enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The consent of Cyprus is not required for a merger or consolidation of a subsidiary of the Company into the Company or a merger or consolidation of the Company with another entity if the Company is the surviving entity, and, after giving effect to the merger or consolidation, there is no event of default. In addition, DOCLOC II prohibits the Company from conveying, selling, leasing, transferring or otherwise disposing of all or substantially all of its business or assets. Notwithstanding the foregoing, (i) any subsidiary of the Company may be merged or consolidated with or into (A) the Company if the Company shall be the continuing or surviving corporation or (B) any other subsidiary of the Company, (ii) any subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets to the Company or to a subsidiary of the Company, and (iii) the Company, or any of its subsidiaries, may merge or consolidate with any other person if (A) in the case of a merger or consolidation of the Company, the Company is the surviving corporation and, in any other case, the surviving corporation is a subsidiary of the Company, and (B) after giving effect thereto, no event of default would exist under DOCLOC II, and there will be no material adverse impact on the ability of the Company to perform any of its obligations under DOCLOC II or the note.

 Events of Default

  Events of default occur under DOCLOC II in the event (i) of a default for five days in the payment of principal or interest when due after discovery by a senior officer of the Company, (ii) of a default for 30 days in the performance or observance of any other term, covenant or condition in DOCLOC II after discovery by a senior officer of the Company, (iii) any representation or warranty made by the Company pursuant to DOCLOC II proves to have been incorrect in any material respect when made and such incorrect representation or warranty is not corrected within ten days after discovery by a senior officer of the Company, or (iv) the Company admits in writing its inability to pay its debt or makes a general assignment for the benefit of creditors, or any proceeding is instituted by or against the Company or seeking to adjudicate the Company a bankrupt or insolvent or seeking reorganization, adjustment, or composition of it or its debts or seeking appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, with respect to any involuntary proceeding instituted against the Company, such proceeding is not dismissed within 60 days. If an event of default occurs, Cyprus may, at its option, terminate the DOCLOC II Commitment or declare the principal and interest and any other sums due under DOCLOC II immediately due and payable. Upon the occurrence of an event of default pursuant to subparagraph (iv) above, the DOCLOC II Commitment will automatically be terminated and the note, all principal and interest and any other sums due under DOCLOC II will automatically become due and payable.

 Stock Purchase Option

  Prior to the latter of the DOCLOC II Revolver Expiration Date or the payment in full of the note and all other amounts due to Cyprus under DOCLOC II, Cyprus has the option from time to time to purchase an amount not to exceed 14,919,806 shares of Common Stock at a purchase price per share of $5.362 (the "Purchase Price"), subject to adjustment as described below. In connection with the consummation of such purchase, a portion of the DOCLOC II Commitment equal to the product of the number of shares of Common Stock so purchased multiplied by the Purchase Price will be terminated. The Purchase Price for the shares of Common Stock to be purchased by Cyprus will be applied by Cyprus in the following order:

    (i) To all accrued interest and to such portion of the principal amount of the outstanding balance under the note. Amounts of principal paid pursuant to this provision may not be reborrowed by the Company.

    (ii) If the aggregate amount of the Purchase Price exceeds the amount in
  (i) above, Cyprus will deliver to the Company the number of shares of Series C Preferred Stock previously issued to Cyprus pursuant to DOCLOC II, to the extent such shares have not been converted into or redeemed for shares of Common Stock. To the extent such shares have been converted into or redeemed for shares of Common Stock and to the extent that any shares of Common Stock have been issued in lieu of cash dividend payments on the Series C Preferred Stock, the amount of Common Stock to be purchased by Cyprus will be reduced.

    (iii) The amount of any excess of the aggregate Purchase Price over the amounts applied in (i) and (ii) above will next be applied by Cyprus paying to the Company by wire transfer an amount up to the remainder of the DOCLOC II Commitment less the amount of the outstanding principal balance of the note.

  Upon payment of the Purchase Price in the manner described above, the Company will deliver to Cyprus a certificate for the number of shares of Common Stock purchased and such portion of the DOCLOC II Commitment as is equal to the product of the number of shares of Common Stock so purchased multiplied by the Purchase Price will be terminated.

 Adjustment of Purchase Price and Number of Shares Purchasable

  The Purchase Price and the number of shares of Common Stock purchasable upon the exercise of Cyprus' purchase option will be subject to adjustment from time to time for the payment of a dividend or distribution on Common Stock in shares of Common Stock, the subdivision, combination or issuance by reclassification of Common Stock or the issuance of rights, options or warrants to all holders of outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share.

 Use of Proceeds

  The proceeds of DOCLOC II will be used primarily to finance the Company's development objectives at its Fort Knox project, for growth and for general corporate purposes. Although no specific allocations of the proceeds have been determined, the Company anticipates that at least 50% of the proceeds will be used for its Fort Knox project.

 Demand Registration Rights

  Cyprus may make one or more written requests (a "Demand") for registration under the Securities Act of 1933 of all or part (but not less than 1,000,000 shares per demand) of the shares of Common Stock issued to Cyprus pursuant to DOCLOC II. If, at the time such Demand for registration is made, Cyprus directly or indirectly owns less than 5% of the number of shares of Common Stock outstanding, the Company may, if the Audit Committee of the Board determines that it would be inadvisable to effect a demand registration, defer such demand registration until the earliest practicable time at which such demand registration can be reasonably effected. This period may not exceed three months. All expenses of registration incurred in connection with the first registration statement to be filed pursuant to Cyprus' demand registration rights will be paid by the Company. All expenses of registration associated with each additional registration statement to be filed, if any, pursuant to Cyprus' demand registration rights will be paid by Cyprus.

 Representations and Warranties

  Under DOCLOC II, only the Company made representations and warranties. The Company made representations and warranties to Cyprus concerning corporate existence, corporate power and authority concerning DOCLOC II, government approvals, enforceability, financial statements provided and litigation matters. In addition, the Company warranted to Cyprus that the shares of Series C Preferred Stock and Common Stock, when issued pursuant to DOCLOC II, will be validly issued, fully paid and nonassessable.

  The "$2.25 Series C Convertible Preferred Stock" will be designated as a new series of preferred stock, consisting of 1,600,000 shares, which number may be increased or decreased from time to time by the Board. For a description of the material terms and provisions of the Series C Preferred Stock, see "DESCRIPTION OF CAPITAL STOCK OF THE COMPANY--Series C Preferred Stock."

TEMPORARY BORROWING UNDER DOCLOC II

  To permit the Company to borrow up to $40 million under DOCLOC II prior to obtaining the approval of stockholders, the Company and Cyprus executed the Pledge Agreement, dated March 10, 1995 (the "Pledge Agreement"). Subject to the Company's commitment to use all reasonable efforts to obtain stockholder approval by June 16, 1995, the Company and Cyprus agreed, among other things, that until the requisite stockholder vote is obtained under the rules of the NYSE and Section 203 of Delaware Law, the

Company may borrow under DOCLOC II subject to the following conditions: (i) the Company will not make any payment in Series C Preferred Stock; (ii) Cyprus will not exercise its stock purchase option whereby it may convert shares of Series C Preferred Stock or outstanding indebtedness under the line of credit into shares of Common Stock; (iii) any and all other provisions of DOCLOC II providing for or relating to the issuance of equity securities of the Company will be suspended; and (iv) outstanding indebtedness under DOCLOC II is secured by 20% of the shares of the Company's subsidiary that holds the Company's interest in its Fort Knox project. As of April 24, 1995, the Company has borrowed $10 million from Cyprus under DOCLOC II pursuant to the Pledge Agreement.

  Pursuant to the Pledge Agreement, in the event stockholder approval is not obtained by June 16, 1995, the amounts borrowed plus interest become due and payable on October 15, 1995, the interest rate increases to compensate for the loss of equity features for the period from the date of borrowing until paid in full, and in the event of a default, Cyprus may exercise certain remedies, including without limitation all rights to vote, transfer and sell or assign the pledged shares of the Company's subsidiary that holds the Company's interest in the Fort Knox project. Although no assurance can be given, the Company believes that it would be able to secure alternative but more costly financing to repay the $35 million borrowed prior to October 15, 1995 to avoid the potential loss of such interest in the Fort Knox project.

                    PROPOSAL 5. THE REINCORPORATION PROPOSAL


  Stockholders of the Company are being asked to approve the Reincorporation Proposal so that the Company will not be governed by Section 203 of Delaware Law. Pursuant to the Reincorporation Merger, stockholders will exchange their shares of Common Stock for an equal number of shares of common stock of NEW AGI, a Delaware corporation. Pursuant to an Agreement and Plan of Merger, dated as of April 26, 1995, between the Company and NEW AGI (the "Merger Agreement"), the Company will be merged into NEW AGI and NEW AGI will change its name to "Amax Gold Inc." (the "Merger").

  NEW AGI is currently a non-operating, wholly owned subsidiary of the Company formed for the purpose of completing the Merger. Upon the completion of the Merger, NEW AGI will own all assets presently owned by the Company and will conduct the business operations presently conducted by the Company. No material change in the business, management, operations or financial statements of the Company will result from the Merger. All of the Company's contracts and other assets will vest in NEW AGI. The officers and directors of the Company immediately prior to the transaction will continue to be the officers and directors of NEW AGI.

  The following discussion summarizes certain aspects of the reincorporation. This summary is qualified in its entirety by the Merger Agreement attached as Appendix E to this Proxy Statement.

BACKGROUND OF THE MERGER; SECTION 203

  On May 24, 1993, Amax, which then owned 68% of the Company's Common Stock, and Cyprus Minerals Company entered into the Cyprus Amax Merger. Following the Cyprus Amax Merger, Cyprus owned approximately 40% of the outstanding shares of Common Stock, and as of March 31, 1995, Cyprus owned 42.2% of the outstanding shares of Common Stock.

  Section 203 defines any person that owns, or has the right to acquire, 15% or more of a corporation's voting stock as an "interested stockholder." Accordingly, Cyprus became an interested stockholder when the Cyprus Merger Agreement was approved. Subject to certain exceptions, Section 203 prohibits business combinations between corporations and interested stockholders for a three-year period following the date of the transaction in which such stockholder becomes an "interested stockholder," unless the Board gives prior approval to such transaction or unless the business combination is approved by the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. The Cyprus Merger

Agreement was not approved in advance by the Board. Accordingly, pursuant to
Section 203, Cyprus is prohibited, for a three-year period ending on May 24, 1996, from engaging in any "business combination" with the Company, unless such business combination is approved by the affirmative vote of the holders of 66 2/3% of the outstanding shares of voting stock of the Company not owned by Cyprus. Section 203 broadly defines business combinations to include certain mergers of the Company (including the Merger); certain transfers of assets to the interested stockholder by the Company; certain issuances or transfers by the Company or any subsidiary of the Company to an interested stockholder of shares of stock of the Company or of any subsidiary; certain other transactions resulting in an increase in the proportionate share of stock of the Company owned by the interested stockholder; and the receipt by an interested stockholder of certain financial benefits provided by or through the Company or a direct or indirect majority-owned subsidiary of the Company.

  Certain types of transactions between the Company and Cyprus are subject to
Section 203 and therefore require the approval of the holders of at least 66 2/3% of the outstanding voting stock not held by Cyprus. The Reincorporation Proposal is one of three such transactions submitted in this Proxy Statement for such approval by the Company's stockholders. In addition, at a special meeting of stockholders held in July 1994, stockholders approved two transactions with Cyprus pursuant to Section 203, DOCLOC I and the Stock Purchase Agreement, that involved the issuance of Common Stock to Cyprus. While
Section 203 is intended to provide anti-takeover protection for Delaware corporations by imposing supermajority disinterested stockholder voting requirements for certain self-dealing transactions with large stockholders, the Board believes that potential transactions between Cyprus and the Company could be beneficial to both the Company and its stockholders (without regard to Cyprus) and that the need to meet the supermajority disinterested stockholder approval requirements under Section 203 for each such transaction makes it more difficult to pursue potentially attractive opportunities and more time consuming and expensive to effect them. In that connection, the Board notes that Delaware Law will continue to require that directors satisfy their fiduciary duties to all of the stockholders of the Company when considering transactions with interested stockholders. Moreover, the Board has a policy that calls for approval of any transactions between the Company and Cyprus, not only by the Board, but also by the Audit Committee, composed of the two directors who are not associates, officers or employees of the Company or Cyprus. Directors and officers of Cyprus comprise four of the six members of the Company's Board. Milton H. Ward, Chairman of the Board and Chief Executive Officer of the Company, is Co-Chairman of the Board, President and Chief Executive Officer of Cyprus; Gerald J. Malys, a director of the Company, is Senior Vice President and Chief Financial Officer of Cyprus; Allen Born, a director of the Company, is Co-Chairman of Cyprus; and Rockwell A. Schnabel, a director of the Company, is a director of Cyprus. In addition, as a result of the affiliations with Cyprus of these four of the six directors on the Board, such directors may be deemed to have a conflict of interest with respect to transactions between the Company and Cyprus.

  The Reincorporation Proposal provides for the merger of the Company into NEW AGI. NEW AGI's certificate of incorporation contains a provision specifically electing not to be governed by Section 203. Accordingly, if the Reincorporation Proposal is approved, NEW AGI, as successor to the Company, will be able to enter into transactions with Cyprus without obtaining the stockholder approval required by Section 203. Except for eliminating the requirement that certain transactions be subject to the supermajority stockholder vote requirement imposed by Section 203, the Merger will have no effect on the rights of stockholders to vote generally under other provisions of Delaware Law or the requirement that the Company obtain approval of stockholders pursuant to the rules of the NYSE and other exchanges on which the Company's stock is listed.

  Although Cyprus currently owns approximately 42% of the outstanding shares of Common Stock, if all shares of Common Stock that are potentially issuable to Cyprus are issued to Cyprus, Cyprus' ownership of shares of Common Stock could increase to as high as approximately 57% of the outstanding shares of Common Stock. Thus, Cyprus could control the election of directors and any other action taken by the holders of Common Stock, and the ability of existing stockholders to influence the election of directors or any other action taken by the holders of Common Stock would be reduced.

REASONS FOR THE REINCORPORATION PROPOSAL; RECOMMENDATION OF THE BOARD

  The Audit Committee, composed of the two directors who are not associates, officers or employees of the Company or Cyprus, and the entire Board (with those directors other than members of the Audit Committee abstaining) determined the Reincorporation Proposal to be in the best interests of the Company and its stockholders (without regard to Cyprus). This determination was based on the following considerations:

    (i) Given the Company's current development objectives and limited financial capacity, the Board believes that any anti-takeover benefits that might arise under Section 203 are outweighed by the Company's need for the support of Cyprus.

    (ii) The number and importance of transactions with Cyprus since the Cyprus Amax Merger in November 1994 illustrate the need for avoiding unnecessary impediments (i.e., the uncertainty, cost and delay associated with obtaining the supermajority disinterested stockholder vote) to such transactions. These recent transactions with Cyprus include DOCLOC I, the Stock Purchase Agreement, the Exploration JV, the DOCLOC I Amendment and DOCLOC II, among others.

    (iii) The substantial delays experienced in effecting DOCLOC I, which was originally negotiated in February 1994 but was not finally implemented until July 1994 in part due to the need to satisfy the supermajority disinterested voting requirements of Section 203.

    (iv) Under the Exploration JV, whereby the Company and Cyprus have combined their efforts for the principal purpose of discovering and developing future gold prospects, the Company has the first right to acquire any gold property covered by the Exploration JV by paying Cyprus for its interest in such property. Thus, the acquisition of any gold property pursuant to the Exploration JV may require obtaining the approval of stockholders required by Section 203.

    (v) The undesirability of repeatedly seeking stockholder approval under
  Section 203, particularly where the Company is a party to continuing agreements, such as the Exploration JV, and is likely to continue to need the support of Cyprus to meet its debt amortization obligations and simultaneously to pursue substantial development projects.

    (vi) Even after Section 203 no longer applies to the Company, transactions involving the issuance of more than 1% of the Company's Common Stock to Cyprus will continue to require the approval of over 50% of the outstanding shares of Common Stock pursuant to a rule of the NYSE. Also, transactions involving the issuance of shares of Common Stock to Cyprus may require approval of the holders of more than 50% of the Common Stock or a majority of the Common Stock not owned by Cyprus under the rules of the TSE. Additionally, a policy of the Board with respect to transactions between the Company and Cyprus will require approval of a majority of the disinterested members of the Board.

    (vii) The supermajority disinterested voting requirement of Section 203 will expire automatically with respect to transactions with Cyprus in May 1996, and because of the onerous burdens of complying with Section 203, the Board concluded that early termination of these requirements with respect to Cyprus would be beneficial.

    (viii) In evaluating whether to eliminate Section 203 with respect to Cyprus only or with respect to Cyprus and any other stockholder that might become an interested stockholder in the future, the Board considered it beneficial to eliminate this potential hurdle in connection with a change of control transaction involving the Company. The Board believes it has or could implement adequate means to assure that stockholders are treated fairly in such a transaction.

  THE BOARD (WITH THOSE MEMBERS OTHER THAN MEMBERS OF THE AUDIT COMMITTEE ABSTAINING) HAS APPROVED AND RECOMMENDS THAT STOCKHOLDERS APPROVE THE REINCORPORATION PROPOSAL.

REINCORPORATION

  The Reincorporation will be effected by means of a merger by the Company with and into NEW AGI, a wholly owned subsidiary of the Company. The Certificate of Incorporation of NEW AGI is identical to the Restated Certificate of Incorporation of the Company, except that the Certificate of Incorporation of NEW AGI contains a provision electing not to be governed by Section 203. All benefit plans of the Company will be adopted by NEW AGI. The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of Delaware. The Merger Agreement provides that, upon the filing of the certificate of merger, the name of NEW AGI will be changed to "Amax Gold Inc." It is anticipated that such filing will be effected immediately following the approval of the Merger by the stockholders of the Company. Except as discussed below, the Merger will have no effect on the rights of the stockholders of the Company.

EFFECT OF THE REINCORPORATION PROPOSAL ON THE RIGHTS OF THE COMPANY'S
STOCKHOLDERS

  The Certificate of Incorporation of NEW AGI will be identical to the Restated Certificate of Incorporation of the Company, except that the Certificate of Incorporation contains a provision electing not to be governed by Section 203. As a result, stockholders of the Company will not have the right to a vote in connection with transactions between Cyprus and NEW AGI unless the requirement of stockholder approval is imposed by another provision of Delaware Law or the rules of the NYSE or the TSE. In addition, if any other person or entity acquires 15% or more of NEW AGI, whether through an acquisition from Cyprus or otherwise, such person or entity will not be subject to Section 203.

  The Reincorporation Proposal, if approved, would allow the Company to enter into "business combinations" (including financing arrangements involving the issuance of Common Stock) without requiring the approval of 66 2/3% of the holders of Common Stock excluding Cyprus. Rules of the NYSE will continue to require the affirmative vote of 50% of all stockholders to complete such transactions and the TSE may also require stockholder approval. If Cyprus has exercised its right to acquire additional shares of Common Stock under DOCLOC I and DOCLOC II (if approved), Cyprus' ownership of Common Stock may be greater than 50%. Therefore, under Delaware Law and NYSE rules, Cyprus alone could approve all corporate action and elect all members of the Board.

                      PROPOSAL 6. THE STOCKHOLDER PROPOSAL

  Laborers National Pension Fund, 14140 Midway Road, Suite 200, Dallas, Texas 75244-3672, a holder of 76,272 shares of Common Stock, has stated its intention to present the following proposal for consideration at the Annual Meeting. The proposal and supporting statement, which the Board and the Company oppose, are set forth below.

RESOLUTION TO ADOPT CUMULATIVE VOTING

  RESOLVED: that the shareholders of Amax Gold, Inc. ("Company") recommend our Board of Directors take the necessary steps to adopt and implement a policy of cumulative voting for all elections of directors.

SUPPORTING STATEMENT

  Set forth below is the supporting statement of the Laborers National Pension Fund for the above proposal.

  "In the American corporate governance system, the election of corporate directors is the primary vehicle for shareholders to influence corporate affairs and exert accountability on management. We believe the Company's financial performance is affected by its corporate governance policies and procedures and the level of accountability they impose. We believe cumulative voting increases the possibility of electing independent-minded directors that will enforce management's accountability to shareholders.

  The election of independent-minded directors can have an invigorating effect on the Board of Directors, fostering improved financial performance and increased shareholder wealth. Management nominees often bow to a Chairman's desires on business strategies and executive pay without question.

  Cumulative voting grants shareholders the number of votes equal to the number of shares owned multiplied by the number of directors to be elected. The shareholder may cast all of his or her votes for a single director or apportion the votes among the candidates. At Amax Gold, Inc., shareholders owning 10% of the outstanding shares casting all their votes for one individual would be required to elect one director, absent any other support.

  Currently, the Company's Board of Directors is composed entirely of management nominees. Cumulative voting places a check and balance on management nominees by creating more competitive elections.

  The argument that the adoption of cumulative voting will lead to the election of dissidents to the Board of Directors who represent the special interests of a minority of shareholders instead of the best interests of all shareholders is misleading. Legally binding standards of fiduciary duty compel all directors, no matter what combination of shareholders elected them, to act in the best interest of all shareholders. Any director who fails to respect the fiduciary duties of loyalty and/or care exposes himself or herself to significant liability. Legal recourse is available to correct any breaches of fiduciary duty.

  We do not accept the claim that in the complex world our Company competes in, an honest difference of opinion over business strategies and other policies of the Company makes the minority view a so called "special interest." Quite the contrary, dissent stimulates debate which leads to thoughtful action. Cumulative voting will increase the competitiveness of director elections. We believe competitive elections for director will deter complacency on the Board of Directors, which in turn will improve the performance of our Company and increase shareholder wealth.

  We urge your support for this proposal."

RECOMMENDATION OF THE BOARD

  The Board recommends a vote AGAINST this proposal for several reasons. The Company's present system, like that of most major companies, allows all holders of Common Stock one vote per share for each directorship. The Board remains convinced that this approach is the fairest and the one most likely to produce an effective Board that will represent the interests of all of the Company's stockholders. In contrast, cumulative voting is a procedure which inflates the voting power of minority stockholders so that conceivably a director could be elected who would represent and further a special interest as opposed to taking action for the benefit of all stockholders. The Board also believes that cumulative voting could encourage factionalism and partisanship and introduce an element of discord on the Board, thus impairing the ability of directors to effectively work together for the best interests of the Company and its stockholders. The present method, by which the holders of the majority of the shares of Common Stock can elect the Board, is guided by the principle of majority rule and, in the judgment of the Board, should be retained. The Board is focused on successful long-term performance of the Company and believes that the present system of electing directors should be retained in the best interest of all stockholders.

  For the foregoing reasons, the Board opposes this proposal.

  THE BOARD RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

                        PRO FORMA FINANCIAL INFORMATION

  The following table sets forth the capitalization of the Company and its consolidated subsidiaries at December 31, 1994, and as adjusted on a pro forma basis assuming: (i) DOCLOC II is converted into 14,919,806 shares of Common Stock at a purchase price of $5.362 per share, and (ii) the proceeds from such conversion provide additional working capital, including funding a portion of the initial construction of Fort Knox.

                                                           DECEMBER 31, 1994
                                                          ---------------------
                                                           ACTUAL   AS ADJUSTED
                                                          --------  -----------
                                                              (UNAUDITED)
                                                             (IN THOUSANDS)
Current maturities of gold and currency financings(1).... $ 23,900   $ 23,900
                                                          ========   ========
Long-term portion of gold and currency financings(2)..... $ 83,200   $ 83,200
                                                          --------   --------
Note payable to Cyprus under DOCLOC I....................      --         --
                                                          --------   --------
Shareholder's equity:
  Preferred stock, par value $1.00 per share, authorized
   10,000,000 shares, of which 2,000,000 shares have been
   designated as Series A Preferred Stock, no shares
   issued and outstanding, and 1,840,000 shares have been
   designated as Series B Preferred Stock, 1,840,000
   shares issued and outstanding.........................    1,800      1,800
  Common stock, par value $.01 per share, authorized
   200,000,000 shares, issued and outstanding 81,267,708
   shares and, as adjusted on a pro forma basis,
   96,187,514 shares.....................................      800      1,000
Paid-in capital..........................................  258,400    338,200
Retained earnings (deficit)..............................  (15,500)   (15,500)
Common stock in treasury at cost (1,991 shares)                --         --
                                                          --------   --------
    Total shareholder's equity...........................  245,500    325,500
                                                          --------   --------
      Total capitalization............................... $328,700   $408,700
                                                          ========   ========

- --------
(1) Includes $11.3 million of currently scheduled amortization payments on the Hayden Hill loan, $3.0 million of currently scheduled amortization on Chilean debt for the Guanaco Mine, $8.0 million of currently scheduled amortization payments on the Company's loan for the Guanaco Mine and $1.6 million of currently scheduled amortization payments under the Sleeper gold loan (representing 4,000 gold ounces).
(2) Includes $29.6 million under the Hayden Hill loan, $27.0 million under the Company's loan for the Guanaco Mine, $3.1 million of Chilean debt, $23.5 million of working capital gold loans (representing 60,951 gold ounces).

                  DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

  The Company is authorized by its Restated Certificate of Incorporation to issue 200,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. As of March 31, 1995, there were approximately 81.3 million shares of Common Stock issued and outstanding and 1,840,000 shares of the Series B Preferred Stock issued and outstanding. In addition, 2,000,000 shares of the Series A Preferred Stock and 1,600,000 shares of the Series C Preferred Stock have been authorized by the Board for issuance. All of the shares of Series A Preferred Stock have been reserved for issuance under DOCLOC I and all of the shares of Series C Preferred Stock have been reserved for issuance under DOCLOC
II. See "Preferred Stock--Series A Preferred Stock" and "--Series C Preferred Stock."

COMMON STOCK

  The Company's Restated Certificate of Incorporation authorizes the issuance of 200,000,000 shares of Common Stock. A summary of the terms and provisions of the Common Stock is set forth below.

  Dividends. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board out of funds legally available therefor, provided that if any shares of Series A Preferred Stock, Series B Preferred Stock or any Series C Preferred Stock issued in connection with the arrangements described in this Prospectus and the accompanying Prospectus Supplement, or any other shares of preferred stock are at the time outstanding, the payment of dividends on Common Stock or other distributions (including Company repurchases of Common Stock) will be subject to the declaration and payment of all cumulative dividends on outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and any Series C Preferred Stock issued in connection with the arrangements described in this Prospectus and the accompanying Prospectus Supplement and any other shares of preferred stock which are then outstanding.

  Liquidation. In the event of the dissolution, liquidation or winding up of the Company, holders of Common Stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of the Company's indebtedness, and the payment of the aggregate liquidation preference of the Series A Preferred Stock, the Series B Preferred Stock and any Series C Preferred Stock issued in connection with the arrangements described in this Prospectus and the accompanying Prospectus Supplement and any other shares of preferred stock then outstanding.

  Voting. The Company's stockholders are entitled to one vote for each share on all matters voted on by stockholders, including election of directors. Shares of Common Stock held by the Company or any entity controlled by the Company do not have voting rights and are not counted in determining the presence of a quorum. Directors are elected annually. Holders of Common Stock have no cumulative voting rights.

  No Other Rights. The holders of Common Stock do not have any conversion, redemption or preemptive rights.

  Transfer Agent. The transfer agent for the Common Stock is Chemical Bank, 450 West 33rd Street, New York, New York 10001.

  Listing. Shares of the Company's outstanding Common Stock are listed on the NYSE and the TSE.

PREFERRED STOCK

  The authorized capital stock of the Company includes 10,000,000 shares of preferred stock, $1.00 par value per share. As a result of a public offering in August 1994, 1,840,000 shares of Series B Preferred Stock are currently outstanding. In addition, 2,000,000 shares of Series A Preferred Stock have been authorized for issuance pursuant to DOCLOC I and 1,600,000 shares of Series C Preferred Stock have been authorized for issuance pursuant to DOCLOC II.

  Shares of the Company's preferred stock may be issued from time to time in one or more series. The Company's Board of Directors is authorized, without stockholder approval, to fix the voting rights, dividend rights and terms, any conversion rights, rights and terms of redemption (including sinking fund provisions), liquidation preferences and any other rights, preferences and restrictions of any series of preferred stock and the number of shares constituting such series and designation thereof. The terms of such preferred stock may affect adversely the voting power and other rights of the holders of Common Stock and may make it more difficult for a third party to gain control of the Company.

 Series A Preferred Stock

  The Series A Preferred Stock was designated as a series of preferred stock in connection with DOCLOC I. The Series A Preferred Stock consists of 2,000,000 shares. A summary of the terms and provisions of the Series A Preferred Stock is set forth below.

  Dividends. The holders of shares of Series A Preferred Stock are entitled to receive dividends at an annual rate of $2.25 per share, which is cumulative, accrues without interest and is payable in cash in equal semi-annual installments. The Company may elect to pay any dividend due and payable in shares of Common Stock in lieu of a dividend payment in cash, unless the holder of Series A Preferred Stock delivers written notice stating that such holder elects to receive cash. The Series A Preferred Stock ranks, as to dividends, on a parity with the Series B Preferred Stock and no dividends may be made on the Series A Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are paid or set apart for payment on the Series B Preferred Stock.

  Liquidation Preference. Upon the liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock are entitled to receive from the assets of the Company an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, and a sum equal to $50.00 per share, and no more. Payment to the holders of shares of Series A Preferred Stock will be made before any payment is made or any assets distributed to holders of Common Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Series A Preferred Stock. The Series A Preferred Stock ranks, as to liquidation rights, on a parity with the Series B Preferred Stock.

  Redemption at the Option of the Company. The Company, at its option, may at any time redeem the Series A Preferred Stock in whole or, from time to time, in part, for that number of shares of Common Stock obtained by dividing $50.00 by the lesser of (i) the call price (defined below) and (ii) the conversion price (defined below), plus accrued and unpaid dividends, whether or not declared or due, to the date fixed for redemption. The Company may issue up to a maximum of 12,099,213 shares of Common Stock upon redemption and conversion of and the payment of dividends on the Series A Preferred Stock, subject to adjustment of the conversion price. In the case of the redemption of shares of Series A Preferred Stock that would result in the issuance of more than 12,099,213 shares of Common Stock, the Company would pay an amount in cash in lieu of such shares equal to the lesser of the call price or the conversion price multiplied by the number of shares in excess of 12,099,213. Such cash payment will be made in 12 consecutive substantially equal quarterly payments.

  The call price with respect to a redemption of Series A Preferred Stock is equal to the greater of (i) $5.854 (subject to adjustment of the conversion price) and (ii) the average closing price per share of Common Stock as calculated for a ten day trading period ending on the fifth trading day prior to the date the notice of redemption is mailed.

  Conversion. The holder of any shares of Series A Preferred Stock will have the right, at the holder's option, to convert any or all shares of Series A Preferred Stock held by such holder into Common Stock at any time. Each share of Series A Preferred Stock is convertible into that number of shares of Common Stock obtained by dividing $50.00 by the conversion price in effect at the time. The conversion price is $8.265 and is subject to adjustment upon payment by the Company of a dividend or the making by the Company of a distribution on Common Stock in shares of Common Stock, upon the subdivision, combination or issuance by reclassification of Common Stock, or upon the issuance of rights, options or warrants to purchase shares of Common Stock at a price per share less than the then current market price. The maximum number of shares of Common Stock that the Company may issue upon redemption and conversion of and the payment of dividends on the Series A Preferred Stock is 12,099,213 shares, subject to adjustment of the conversion price. No fractional shares of Common Stock will be issued upon conversion but, in lieu thereof, an appropriate amount will be paid in cash. No adjustment will be made to the conversion price unless such adjustment would require an increase or decrease of at least 1% of such price.

  Voting Rights. The holders of Series A Preferred Stock are not entitled to vote except as described below or as required by law. Shares of Series A Preferred Stock held by the Company or any entity controlled by the Company do not have voting rights and are not counted in determining the presence of a quorum. If dividends on the Series A Preferred Stock are in arrears in an amount equal to at least three semi-annual dividend payments (whether or not consecutive), the number of members of the Board will be increased by two and the holders of Series A Preferred Stock, voting separately as a class, will have the right to vote for and elect two additional directors of the Company during the period that such dividends remain in arrears.

  The affirmative vote or consent of the holders of at least 66 2/3% of all outstanding shares of Series A Preferred Stock is required for the Company (i) to amend, alter or repeal any provision of the Restated Certificate of Incorporation or the Bylaws of the Company so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock, (ii) to authorize, issue or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series ranking senior to the Series A Preferred Stock as to the payment of dividends or upon liquidation, dissolution or winding up of the Company or (iii) to effect any reclassification of the Series A Preferred Stock.

  No Preemptive Rights. The Series A Preferred Stock does not have any preemptive or subscription rights in respect of any securities of the Company. Cyprus, however, does have the right to convert from time to time all or a portion of DOCLOC I and any outstanding indebtedness and/or Series A Preferred Stock into up to 12,099,213 shares of Common Stock at a conversion price of $8.265 per share (or $100 million if all 12,099,213 shares of Common Stock are converted).

 Series B Convertible Preferred Stock

  There are 1,840,000 shares of Series B Preferred Stock currently outstanding. A summary of the terms and provisions of the Series B Preferred Stock is set forth below.

  Dividends. The holders of shares of Series B Preferred Stock are entitled to receive dividends at an annual rate of $3.75 per share, which is cumulative, accrues without interest and is payable in cash in equal quarterly installments. The Series B Preferred Stock ranks, as to dividends, on a parity with the Series A Preferred Stock and no dividends may be made on the Series B Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are paid or set apart for payment on any Series A Preferred Stock outstanding.

  Liquidation Preference. Upon the liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock are entitled to receive from the assets of the Company an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, and a sum equal to $50.00 per share, and no more. Payment to the holders of shares of Series B Preferred Stock will be made before any payment is made or any assets distributed to holders of Common Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Series B Preferred Stock. The Series B Preferred Stock ranks, as to liquidation rights, on a parity with the Series A Preferred Stock.

  Redemption at Option of the Company. Shares of Series B Preferred Stock are not redeemable prior to August 15, 1997. On and after such date, the Series B Preferred Stock will be redeemable at the option of the Company, in whole or, from time to time, in part, at the following redemption prices per share, if redeemed during the 12-month period commencing on August 15, of the year indicated:

                                                           PRICE PER
        YEARS                                                SHARE
        -----                                              ---------
        1997..............................................  $52.625
        1998..............................................   52.250
        1999..............................................   51.875
        2000..............................................   51.500
        2001..............................................   51.125
        2002..............................................   50.750
        2003..............................................   50.375
        2004 and thereafter...............................   50.000

plus in each case accrued and unpaid dividends to, but excluding, the date of redemption.

  Conversion. The holder of any shares of Series B Preferred Stock will have the right, at the option of the holder, to convert any and all shares of Series B Preferred Stock held by such holder into shares of Common Stock at any time. Each share of Series B Preferred Stock is convertible into that number of shares of Common Stock obtained by dividing $50.00 by the conversion price in effect at the time. The conversion price is $8.25 and is subject to adjustment upon certain events, including (i) the issuance of Common Stock as a dividend or distribution on the Common Stock; (ii) a combination, subdivision or reclassification of the Common Stock; (iii) the issuance to all holders of Common Stock of rights, options or warrants entitling them to subscribe for or to purchase Common Stock at a price per share less than the then current market price; and (iv) the distribution to all holders of Common Stock of capital stock (other than Common Stock), evidences of indebtedness of the Company, assets (excluding regular periodic cash dividends), or rights, options or warrants to subscribe for or to purchase securities of the Company. No adjustment will be made to the conversion price unless such adjustment would require an increase or decrease of at least 1% of such price.

  Voting Rights. The holders of Series B Preferred Stock are not entitled to vote except as described below or as required by law. Shares of Series B Preferred Stock held by the Company or any entity controlled by the Company do not have voting rights and are not counted in determining the presence of a quorum. If dividends on the Series B Preferred Stock are in arrears in an amount equal to at least six quarterly dividend payments (whether or not consecutive), the number of members of the Board will be increased by two and the holders of Series B Preferred Stock, voting separately as a class, will have the right to elect two additional directors to the Company's Board of Directors during that period that such dividends remain in arrears.

  The affirmative vote or consent of the holders of at least 66 2/3% of all outstanding shares of Series B Preferred Stock is required for the Company (i) to amend, alter or repeal any provision of the Certificate of Incorporation or By-laws of the Company so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Series B Preferred Stock, (ii) to authorize, issue or increase the authorized amount of any additional class or series of stock, or any security convertible into stock of such class or series, ranking senior to the Series B Preferred Stock as to the payment of dividends or upon liquidation, dissolution or winding up of the Company or (iii) to effect any reclassification of the Series B Preferred Stock.

  No Preemptive Rights. The Series B Preferred Stock does not have any preemptive or subscription rights in respect of any securities of the Company.

 Series C Preferred Stock

  The Series C Preferred Stock was designated as a series of preferred stock in connection with DOCLOC II. The Series C Preferred Stock consists of 1,600,000 shares. A summary of the terms and provisions of the Series C Preferred Stock is set forth below.

  Dividends. The holders of shares of Series C Preferred Stock are entitled to receive dividends at an annual rate of $2.25 per share, which is cumulative, accrues without interest and is payable in cash in equal semi-annual installments. The Company may elect to pay any dividend due and payable in shares of Common Stock in lieu of a dividend payment in cash, unless the holder of Series C Preferred Stock delivers written notice stating that such holder elects to receive cash.

  Liquidation Preference. Upon the liquidation, dissolution or winding up of the Company, the holders of Series C Preferred Stock are entitled to receive from the assets of the Company an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, and a sum equal to $50.00 per share, and no more. Payment to the holders of shares of Series C Preferred Stock will be made before any payment is made or any assets distributed to holders of Common Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Series C Preferred Stock.

  Redemption at the Option of the Company. The Company, at its option, may at any time redeem the Series C Preferred Stock in whole or, from time to time in part, for that number of shares of Common Stock obtained by dividing $50.00 by the lesser of (i) the call price (defined below) and (ii) the conversion price (defined below), plus accrued and unpaid dividends, whether or not declared or due, to the date fixed for redemption. The Company may issue up to a maximum of 14,919,806 shares of Common Stock upon redemption and conversion of and the payment of dividends on the Series C Preferred Stock, subject to adjustment of the conversion price. In the case of the redemption of shares of Series C Preferred Stock that would result in the issuance of more than 14,919,806 shares of Common Stock, the Company would pay an amount in cash in lieu of such shares equal to the lesser of the call price or the conversion price multiplied by the number of shares in excess of 14,919,806. Such cash payment will be made in 12 consecutive substantially equal quarterly payments.

  The call price with respect to a redemption of Series C Preferred Stock is equal to the greater of (i) $4.196 (subject to adjustment of the conversion price) and (ii) the average closing price per share of Common Stock as calculated for a ten day trading period ending on the fifth trading day prior to the date the notice of redemption is mailed.

  Conversion. The holder of any shares of Series C Preferred Stock will have the right, at the holder's option, to convert any or all shares of Series C Preferred Stock held by such holder into Common Stock at any time. Each share of Series C Preferred Stock is convertible into that number of shares of Common Stock obtained by dividing $50.00 by the conversion price in effect at the time. The conversion price is $5.326 and is subject to adjustment upon payment by the Company of a dividend or the making by the Company of a distribution on Common Stock in shares of Common Stock, upon the subdivision, combination or issuance by reclassification of Common Stock, or upon the issuance of rights, options or warrants to purchase shares of Common Stock at a price per share less than the then current market price. The maximum number of shares of Common Stock that the Company may issue upon redemption and conversion of and the payment of dividends on the Series C Preferred Stock is 14,919,806 shares, subject to adjustment of the conversion price. No fractional shares of Common Stock will be issued upon conversion but, in lieu thereof, an appropriate amount will be paid in cash. No adjustment will be made to the conversion price unless such adjustment would require an increase or decrease of at least 1 % of such price.

  Voting Rights. The holders of Series C Preferred Stock are not entitled to vote except as described below or as required by law. Shares of Series C Preferred Stock held by the Company or any entity controlled by the Company do not have voting rights and are not counted in determining the presence of a quorum. If dividends on the Series C Preferred Stock are in arrears in an amount equal to at least three semi-annual dividend payments (whether or not consecutive), the number of members of the Board will be increased by two and the holders of Series C Preferred Stock, voting separately as a class, will have the right to vote for and elect two additional directors of the Company during the period that such dividends remain in arrears.

  The affirmative vote or consent of the holders of at least 66 2/3% of all outstanding shares of Series C Preferred Stock is required for the Company (i) to amend, alter or repeal any provision of the Restated Certificate of Incorporation or the Bylaws of the Company so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Series C Preferred Stock, (ii) to authorize, issue or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series ranking prior to the Series C Preferred Stock as to the payment of dividends or upon liquidation, dissolution or winding up of the Company or (iii) to effect any reclassification of the Series C Preferred Stock.

  No Preemptive Rights. The Series C Preferred Stock does not have any preemptive or subscription rights in respect of any securities of the Company. In the event DOCLOC II is approved by the Company's stockholders, Cyprus will have the right to convert from time to time all or a portion of DOCLOC II and any outstanding indebtedness and/or Series C Preferred Stock into up to 14,919,806 shares of Common Stock at a conversion price of $5.362 per share (or $80 million if all 14,919,806 shares of Common Stock are purchased).

WARRANTS

  The Company issued warrants to purchase 4,066,649 shares of Common Stock in connection with the acquisition of the Fort Knox property (the "$21 Warrants"). Each of the $21 Warrants permits the holder to purchase one share of Common Stock at a price of $21.00 per share, subject to adjustment upon the occurrence of certain events described below. The $21 Warrants are currently exercisable and will expire at 5:00 p.m., New York City time, on January 8, 1996. Other than as described below, the $21 Warrant holders are not protected against dilution of their interests in the Company if the Company should issue additional shares of Common Stock (other than by way of stock dividends, stock splits, reclassifications, mergers and other similar events described in the $21 Warrant Agreement) or preferred stock in the future. No preemptive rights exist with respect to the $21 Warrants. No commissions are to be paid to broker-dealers upon the exercise of the $21 Warrants, although the Company may agree in the future to pay such commissions. Shares of Common Stock will be issued upon surrender of the $21 Warrants and payment of the exercise price in accordance with the terms of the $21 Warrant Agreement.

  Expiration. Unless exercised within the time provided for exercise, the $21 Warrants will automatically expire.

  Purchase of Common Stock. There is no minimum number of shares of Common Stock which must be purchased upon exercise of the $21 Warrants. The maximum number of shares of Common Stock which can be purchased upon exercise of the $21 Warrants is 4,066,649.

  Antidilution Provisions. The holders of the $21 Warrants in certain instances are protected against dilution of their interests represented by the underlying shares of Common Stock upon the issuance to holders of Common Stock of stock dividends or other distributions of capital stock of the Company without payment of consideration, upon the issuance of rights or warrants exercisable for Common Stock at a price per share which is less than the then fair market value per share, or upon the occurrence of stock splits, reclassifications, mergers and other similar events described in the $21 Warrant Agreement. If such events were to occur, the exercise price and number of shares of Common Stock issuable upon exercise of each $21 Warrant would be adjusted in accordance with the provisions of the $21 Warrant Agreement.

  No Voting Power. The holders of the $21 Warrants are not entitled to vote or to the payment of dividends. In the event of a liquidation, dissolution or winding up of the Company, the $21 Warrant holders will not be entitled to participate in the distribution of the Company's assets.

  Transferability. The $21 Warrants are transferable, subject, in the case of certain stockholders who formerly held securities of the joint venturers which owned the property, to certain agreements entered into between the Company and such stockholders.

  Listing. The $21 Warrants are listed on the American Stock Exchange and the TSE. The shares of Common Stock issuable upon exercise of the $21 Warrants have been listed on the NYSE, subject to notification of issuance.

                                 OTHER MATTERS

  The Board is not aware of any other matters that may properly come before the meeting. Should any such matters arise, however, it is the intention of the persons named in the enclosed form of proxy to vote said proxy in accordance with their judgment on such matters.

                       PROPOSALS FOR 1996 ANNUAL MEETING

  The Company anticipates that the 1996 Annual Meeting of Stockholders will be held on or about May 7, 1996. The exact date, time and place for such meeting has yet to be determined. A stockholder who intends to present a proposal at that Annual Meeting must submit the written text of the proposal so that it is received by the Company at its principal executive offices no later than December 16, 1995, in order for the proposal to be considered for inclusion in the Company's Proxy Statement for that meeting.

                                                                      APPENDIX A

                           REVOLVING CREDIT AGREEMENT

  This Revolving Credit Agreement, dated as of April 15, 1994 ("Agreement"), by and between Amax Gold Inc., a Delaware corporation (the "Borrower"), and Cyprus Amax Minerals Company, a Delaware corporation (the "Lender");

                                  WITNESSETH:

  WHEREAS, the parties previously have entered into that certain letter agreement dated February 11, 1994 as extended by a letter agreement dated March 7, 1994 (the "Commitment Letter") providing for, among other things, agreed upon share purchase prices and the preparation of definitive documents to implement the terms thereof;

  WHEREAS, this Revolving Credit Agreement is one of the definitive documents contemplated in the Commitment Letter;

  WHEREAS, on the date of this Agreement the Lender indirectly owns 31,313,709 shares of the Borrower's common stock, par value $0.01 per share ("Common Stock"), which constitutes approximately 40% of the Borrower's outstanding Common Stock;

  WHEREAS, the Borrower needs financial support from the Lender to refinance certain of the Borrower's short term debt, to make required amortization payments on its Guanaco and Hayden Hill financings and to provide working capital, and the Lender is willing to provide to the Borrower up to $100,000,000 of financing for such needs, on the terms of this Agreement;

  WHEREAS, the Borrower owns interests in several promising gold prospects, including 100% of the Fort Knox Project near Fairbanks, Alaska, and 50% of the Refugio Project in northern Chile, as well as certain other advanced stage projects (collectively the "Projects"), each of which is expected to require substantial additional development capital;

  WHEREAS, the Borrower is developing one or more of its Projects and is otherwise taking steps to increase its cash flow from operations to enable the Borrower to fund its ongoing working capital requirements and required development capital from operating cash flow or establish third party sources of financing without reliance on guarantees or other financial support from the Lender;

  WHEREAS, each party has determined (in the Borrower's case, after consulting with an independent investment banking firm) that it is in the best interest of such party's stockholders (in the case of the Borrower, including but not limited to, the Lender) that such financing from the Lender be provided on the terms and conditions set forth in this Agreement;

  WHEREAS, the Borrower and the Lender each have had the transactions contemplated by this Agreement approved by its Board of Directors (and the Borrower having had such transactions approved separately by the Audit Committee of the Borrower's Board of Directors, which consists solely of those Directors who are unaffiliated with the Lender), and having received a fairness opinion from an independent investment bank, establishing that the transactions contemplated herein are, on the whole, in the best interest of the Borrower and the Lender respectively;

  NOW THEREFORE, the parties hereby agree to the following terms and conditions:

                                   ARTICLE I

                         AMOUNTS AND TERMS OF THE LOAN

  SECTION 1.01 Revolving Credit Commitment. Subject to the terms and conditions hereof, the Lender agrees to make one or more loans (individually a "Loan" and collectively the "Loans") to the Borrower from time to time during the period that commences on the date hereof and ends on the earlier of (i) April 30, 1997 or (ii) the date on which the Commitment is terminated pursuant to this Agreement inclusive (the expiration date determined by (i) or (ii) is herein called the "Revolver Expiration Date"), in an aggregate principal amount up to but not exceeding at any one time outstanding the sum of $100,000,000 (the "Commitment"). During such period the Borrower may use the Commitment by borrowing, paying and prepaying in whole or in any part and reborrowing, on a revolving basis, all in accordance with the terms and conditions hereof. To the extent that the Borrower pays (including any prepayment) any principal amount of Loans in Preferred Stock pursuant to and as defined in Section 1.08 hereof prior to the Revolver Expiration Date, the amount of the Commitment shall automatically be reduced by the amount of any Preferred Stock so issued, based upon the value of such Preferred Stock at the time of issuance as determined in accordance with Section 1.08. Each borrowing and cash prepayment of principal, if any, shall be in an amount equal to an integral multiple of $1,000,000.00. Notwithstanding the foregoing, the Commitment shall terminate if the conditions for making the initial Loan under Section 2.01 shall not have been satisfied on or prior to January 4, 1995, unless extended by the parties.

  SECTION 1.02 Making the Loans. The Borrower shall give the Lender notice of each borrowing hereunder not later than 11:00 a.m. Denver, Colorado, time at least two (2) Business Days prior to the date a Loan is requested to be made, specifying the inception date, the amount thereof and the initial Interest Period for such Loan. The Lender will arrange the loan and confirm the details in writing to the Borrower. On the inception date of the borrowing, the Lender will make the proceeds of the Loan available to the Borrower in immediately available funds at the Borrower's account with Chemical Bank, New York, or as the Borrower may otherwise direct in such notice.

  The Loans to the Borrower shall be evidenced by a grid Note of the Borrower substantially in the form of Exhibit A hereto (the "Note"). The Note will evidence the obligation of the Borrower to pay the aggregate unpaid principal amount of all Loans made by the Lender pursuant to Section 1.01 of this Agreement, together with all accrued interest on such Loans. Entries made on the grid schedules of the Note by the Lender reflecting borrowings, payments and interest rate calculations under this Agreement shall constitute, absent proven error, prima facie evidence of the transactions represented by such entries. The Note shall (i) be dated the date of the initial Loan hereunder,
(ii) be payable in accordance with its terms and the terms of this Agreement and (iii) evidence the obligation of the Borrower to pay interest on each Loan made hereunder from the date of such Loan on the unpaid principal amount thereof outstanding from time to time, calculated in accordance with the provisions of Section 1.03 and the outstanding principal amount of such Loan in accordance with Section 1.06 or Section 1.08 of this Agreement pursuant to the repayment notice given by the Borrower under the applicable section of this Agreement. Except for the payment referenced in Section 1.08 hereof, the Borrower shall make each payment (including any cash prepayment) hereunder and under the Note, not later than the close of business of the day when due by wire transfer, in lawful money of the United States of America to the Lender, at its address referred to in Section 7.02 or as otherwise directed by the Lender, in immediately available funds.

  SECTION 1.03 Payment of Interest. Each Loan made by the Lender pursuant to this Agreement shall bear interest on the principal balance thereof from time to time unpaid at an annual rate equal to the LIBOR Rate (as defined herein) for the interest period selected by the Borrower at its option for a period of one, three or six months, or such other periods as are agreed between the Borrower and the Lender (each, an "Interest Period"), and as set forth in the notice of borrowing referred to in Section 1.02 hereof or the notice of Interest Period selection referred to in Section 1.05 hereof, as the case may be, plus 0.30% except as otherwise provided in this Section. Interest on each Loan shall be due and payable in full on the last day of the Interest Period applicable to such Loan and, in the case of any Interest Period in excess of three months, at the end of each calendar quarter occurring during the term thereof. The term "LIBOR Rate" shall mean the rate of interest per annum at which U.S. dollar deposits, in an amount equal to the aggregate principal balance of the Loan are offered (as reasonably determined by the Lender) at or about 11:00 a.m. Denver time on the date that is two Business Days immediately prior to the beginning of such Interest Period in the London Interbank Eurodollar Market for delivery on the first day of such Interest Period for approximately the number of days contained therein (as appearing on page "LIBOR" on the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London Interbank Offered Rates for dollar deposits of major banks); provided, however, that if at least two such offered rates appear on the LIBOR page in respect of such Interest Period, the arithmetic mean of all such rates (as determined by the Lender and rounded upwards to the nearest 1/16th of 1%) will be the rate used; and provided further that if Reuters Monitor Money Rates Service ceases to provide LIBOR quotations, such rate shall be the average rate of interest (as determined by the Lender) and rounded upwards to the nearest 1/16th of 1%) at which U.S. dollar deposits are offered for the relevant Interest Period by three of the leading banks selected by the Lender in the London interbank market as of 11:00 a.m. Denver time on the date which is two (2) Business Days prior to the first day of such Interest Period, or as reasonably determined by the Lender by reference to the LIBOR rate for an equivalent interest period in the most recent edition of the Wall Street Journal under the section headed "Money Rates", or otherwise as the Lender and the Borrower may mutually agree. If the Borrower fails to make any payment to the Lender of the principal of or interest on any Loan when such payment becomes due, such Loan shall accrue interest at a rate that is 1.0% per annum higher than the rate otherwise payable with respect to such Loan and such higher rate shall continue until such default in payment by the Borrower is cured. All computations of interest under the Note shall be made by the Lender on the basis of a year of 360 days, consisting of twelve 30-day months, for the actual number of days (including the first day but excluding the last day) elapsed.

  SECTION 1.04 Prepayments in Cash. On any interest payment date, or as otherwise agreed by the Lender, the Borrower may make cash prepayments of principal (which, unless the commitment is earlier terminated pursuant to Section 6.02, may be reborrowed on or prior to the Revolver Expiration Date but not thereafter) of one or more Loans (which Loans shall be designated by the Borrower) in an amount equal to an integral multiple of $1,000,000, and shall be made without premium or penalty, but together with interest accrued, if any, on the amount of each prepaid Loan (at the interest rate applicable to such Loan) to the date of prepayment and shall be applied to the Loans in the inverse order of maturity. The Borrower shall give Lender at least two Business Days notice of any such prepayment. All such cash payments shall be made by wire transfer in immediately available funds to an account designated by the Lender.

  SECTION 1.05 Interest Period Selection. The Borrower shall have the option to select a new Interest Period for each Loan, which period shall take effect at the end of the then current Interest Period with respect to such Loan. The Borrower shall give the Lender notice of such Interest Period selection pursuant to this Section 1.05 not later than 11:00 a.m. Denver, Colorado, time at least two (2) Business Days prior to the last day of the applicable Interest Period, specifying the new Interest Period for such Loan. If the Borrower does not deliver such notice of Interest Period selection to the Lender as set forth herein, the Interest Period for such Loan shall be the same number of months as the immediately preceding Interest Period for such Loan. The selection of a subsequent Interest Period shall not be deemed to constitute a reborrowing or a new Loan for purposes of this Agreement.

  SECTION 1.06 Amortization of Principal. On the Revolver Expiration Date all accrued interest shall be paid and the aggregate principal balance of all Loans outstanding shall become due and payable in twenty equal quarterly installments on March 31, June 30, September 30, and December 31 of each of the following five years with the first installment due on June 30, 1997; provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount thereof. The outstanding principal balance of the Note shall bear interest in accordance with Section 1.03 until the Note is paid in full. Accrued interest on the Note shall be added to and paid with each such quarterly amortization payment.

  SECTION 1.07 Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a date which is a Saturday, Sunday or a public holiday or the equivalent for Lender or for banks generally under the laws of the State of Colorado (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest due.

  SECTION 1.08 Payment in Preferred Stock. At the Borrower's election, which may be exercised by its giving written notice to the Lender at least 20 Business Days prior to the date such repayment or prepayment of the Note or a required amortization payment due under the Note is to be made, the Borrower may (i) repay the entire principal balance of the Note, (ii) pay the required amortization payment due under the Note, (iii) upon the Lender's prior consent given not later than two Business Days prior to the payment date, pay the required interest payment due under the Note, and/or (iv) prepay increments of at least $5,000,000 of principal of Loans outstanding under the Note (which Loans shall be designated by the Borrower), in each case by issuing to the Lender the Borrower's $2.25 Series A Convertible Preferred Stock, par value $1.00 per share (the "Preferred Stock"), which shall have the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof as are set forth in Exhibit B to this Agreement and otherwise as the Board of Directors of the Borrower may determine (consistent with the provisions of such Exhibit B) by resolution or resolutions adopted by the Board of Directors of the Borrower providing for the issue of such Preferred Stock. The amount of such Preferred Stock issued to the Lender shall (w) in the event the payment is to be made pursuant to clause (i) above, be equal in value to the outstanding principal amount of all Loans outstanding at the time of such payment, plus accrued interest thereon to the date of such payment; (x) in the event the payment is to be made pursuant to clause (ii) above, be equal in value to the amount of such required amortization payment to be made plus accrued interest thereon to the date of such payment; (y) in the event the payment is to be made pursuant to clause
(iii) above, be equal in value to the amount of such required interest payment to be made on the date of such payment; or (z) in the event the payment is to be made pursuant to clause (iv) above, be equal in value to the incremental amount of such Loans that the Borrower elects to prepay, plus accrued interest thereon to the date of such payment, in each case as specified in the notice given to the Lender pursuant to this Section 1.08, except that no fractional shares of Preferred Stock shall be issued. In lieu of a fraction of a share of Preferred Stock, the Borrower shall pay the Lender in cash an amount equivalent to such fraction of a share. The value of the Preferred Stock shall be determined by multiplying the number of shares of Preferred Stock to be issued to the Lender by $50.00 per share. The number of shares of Preferred Stock to be issued to the Lender pursuant to this Section 1.08 (which shall not exceed the number authorized in the Borrower's Restated Certificate of Incorporation, as amended) will be determined by the Borrower based on the amount of the Loans to be repaid or prepaid with such Preferred Stock, subject to adjustment for arithmetic errors.

  SECTION 1.09 Regulatory Approvals. As a condition precedent to issuing any Preferred Stock to the Lender pursuant to Section 1.08 hereof, the Borrower shall have obtained all authorizations and approvals of, and all other actions required to be taken by, any applicable governmental authority or regulatory body or stock exchange and shall have given all notices to, and made all filings with, any such governmental authority or regulatory body or stock exchange, that may be required in connection with such issuance of such Preferred Stock.

  SECTION 1.10 Failure to Obtain Regulatory Approvals. In the event the Borrower is unable to obtain all authorizations and approvals required for the issuance of any Preferred Stock pursuant to Section 1.09 hereof, such failure shall not constitute a default but the written notice given by the Borrower to the Lender with respect to making such repayment or prepayment by issuing Preferred Stock shall be null and void, without prejudice to the rights of the Borrower to exercise its option under Section 1.08 on any other occasion. If the Preferred Stock was to be issued to pay an interest payment or required amortization due under the Note, such payment shall be made by the Borrower in immediately available funds on the date such payment is due in accordance with
Section 1.03 or 1.06 of this Agreement, as the case may be, and the Note.

  SECTION 1.11 Restrictions on Transfer of Preferred Stock.

    (i) Notice of Intended Dispositions. Except for dispositions pursuant to this Section 1.11, if at any time the Lender desires to sell, assign, transfer, pledge, encumber or otherwise dispose of any shares of Preferred Stock held by it, then the Lender shall deliver written notice (a "Disposition Notice") to the Borrower under Section 7.02, of its intention to sell, setting forth the Lender's desire to make such sale, the identity of the prospective purchaser, the number of shares of Preferred Stock proposed to be sold (the "Offered Shares") the price ("Offer Price") at which the Lender proposes to dispose of the Offered Shares and the other material terms of such disposition. Such proposed sale, transfer, etc., shall be for cash only.

    (ii) Borrower's First Refusal Option. Upon the receipt of the Disposition Notice, the Borrower shall then have the right to purchase at the Offer Price all, but not less than all, of the Offered Shares. In order to exercise its first refusal option, the Borrower must give written notice (a "First Refusal Exercise Notice") under Section 7.02, of such exercise to the Lender, not more than 45 calendar days from the date of its receipt of the Disposition Notice. In the event that the Borrower exercises its first refusal option with respect to the Offered Shares, then the Lender shall sell to the Borrower and the Borrower shall purchase the Offered Shares within 30 calendar days after the date of receipt by the Lender of the First Refusal Exercise Notice. Upon the consummation of any purchase by the Borrower of Offered Shares, the Lender shall deliver certificates evidencing the Offered Shares sold duly endorsed, or accompanied by written instruments of transfer, free and clear of any liens and encumbrances, against delivery of the Offer Price. From and after the time at which cash necessary to pay the Offer Price for shares of Preferred Stock pursuant to the exercise of the first refusal option irrevocably shall have been deposited or set aside, then, notwithstanding that the certificates representing the Offered Shares shall not have been surrendered, all rights (other than the right to receive payment of the Offer Price with respect to such shares of Preferred Stock) of the Lender with respect to the shares of Preferred Stock for which tender has been made, including without limitation all conversion, voting and dividend rights, permanently shall cease and terminate, except only the right to receive payment for such shares of Preferred Stock, and the Lender shall no longer be considered the owner of such shares of Preferred Stock.

    (iii) Permitted Dispositions. If the Disposition Notice has been duly given and the Borrower shall not have timely given the First Refusal Notice to exercise its first refusal option, then the Lender shall have the right, for a period of 30 calendar days after expiration of the 45 day period referred to in the second sentence of subsection (ii) of this Section 1.11, to sell to the prospective purchaser referred to in such notice the Offered Shares at no less than the Offer Price and on the other terms and provisions set forth in the Disposition Notice.

                                   ARTICLE II

                             CONDITIONS OF LENDING

  SECTION 2.01 Conditions Precedent to Making the Initial Loan. The obligation of the Lender to make the initial Loan is subject to the following conditions precedent:

    (a) The Lender shall have received on or before the day the initial Loan is made all of the following, in form and substance reasonably satisfactory to the Lender:

      (i) The Note duly executed by the Borrower;

      (ii) Copies of the borrowing resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Agreement and the Note as well as the Borrower's performance of all of the covenants, obligations and other undertakings of the Borrower contemplated by this Agreement and the Note, (including the specific authorization of the Preferred Stock to be issued pursuant to Section
    1.08 of this Agreement on the terms of Exhibit B to this Agreement) and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Note, certified by the Secretary or an Assistant Secretary of the Borrower;

      (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Note and any other documents to be delivered hereunder;

      (iv) A favorable opinion of counsel of the Borrower, as to matters referred to in Section 3.01 (except subsection (e) thereof) of this Agreement;

      (v) A Notice of Borrowing under Section 1.02; and

      (vi) Evidence reasonably satisfactory to the Lender that the New York Stock Exchange shall have accepted a listing application for the Common Stock to be issued pursuant to this Agreement or upon conversion of the Preferred Stock and if so required as a condition to listing, that the majority of the shareholders of the Borrower have approved the issuance of such Common Stock.

    (b) On the date of such Loan the following statements shall be true:

      (i) The representations and warranties of the Borrower contained in
    Section 3.01 are true and correct in all material respects and the covenants of the Borrower made in Article IV hereof shall be deemed to have been made on and as of the date of such Loan (or of a subsequent Loan for the purposes of Section 2.02);

      (ii) No event has occurred and is continuing, or would result from such Loan (or from a subsequent Loan for the purposes of Section 2.02), which constitutes an Event of Default (as defined in Article V) or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

    (c) The Borrower shall deliver to the Lender a certificate of the Borrower's Chief Financial Officer stating the purpose of the borrowing, which shall be consistent with Section 7.05 and the other terms and conditions of this Agreement and, if required by Section 7.05, resolutions of the Borrower's Board of Directors, which resolutions shall be certified to Lender by the Secretary or an Assistant Secretary of the Borrower.

  SECTION 2.02 Conditions Precedent to Subsequent Loans. The obligation of the Lender to make each subsequent Loan is subject to the conditions precedent that
(i) on the date of any such subsequent Loan the statements made in Section 2.01(b)(i) and (ii) shall be true; and (ii) the condition set forth in Section 2.01(c), shall be satisfied with respect to such subsequent Loan.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

  SECTION 3.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

    (a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to execute, deliver and perform its obligations under this Agreement and the Note.

    (b) The execution, delivery and performance by the Borrower of this Agreement and the Note have been, or in the case of the issuance of Common Stock will be on or prior to the date of issuance, duly authorized by all necessary corporate action (including authorization of the Board of Directors of the Borrower to issue the Preferred Stock in the event the Borrower elects to pay or prepay in Preferred Stock pursuant to Section
  1.08 of this Agreement and to issue the Common Stock required to be issued upon conversion of the Preferred Stock or pursuant to Articles of this Agreement) and do not (and the issuance of such Preferred Stock on the terms of Exhibit B or, in the case of the Common Stock, such Common Stock will not at the time the same is to be issued):

      (i) violate any provision of the Restated Certificate of Incorporation, as amended, or By-Laws of the Borrower or any law, order, writ, judgment, decree, determination or award, in each case as presently in effect and having applicability to the Borrower; or

      (ii) result in a breach of or constitute a default under any material indenture, bank loan agreement, credit agreement, bullion loan or other material agreement to which the Borrower is a party or by which any of its properties or the properties of any of its Subsidiaries, are presently bound. As used in this Agreement, the term "Subsidiary" shall mean, as to the Borrower, any corporation of which at least a majority of the outstanding shares of stock, having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned or controlled by the Borrower or one of more of its Subsidiaries.

    (c) No authorization or approval of, or other action by, and no notice to or filing with, any governmental authority or regulatory body, other than the Securities and Exchange Commission ("SEC"), is required for the due execution, delivery and performance by the Borrower of this Agreement (except for such notices, any necessary shareholder approvals, registrations, stock exchange listings or filings as may be required in connection with issuing the Preferred Stock and the Common Stock) or the Note.

    (d) This Agreement is, and the Note when executed and delivered will be, legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles).

    (e) The consolidated statements of financial position of the Borrower and its consolidated Subsidiaries as at December 31, 1993, and the related consolidated statements of operations, cash flows and changes in Common Stock, paid-in capital and retained earnings of the Borrower and such Subsidiaries for the period then ended (copies of which have been furnished to the Lender) fairly present the financial condition of the Borrower and such Subsidiaries as at such date and the results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles.

    (f) Except as disclosed in the Borrower's most recent Annual Report on Form 10-K filed with the SEC for the fiscal year then ended, the most recent Quarterly Reports on Form 10-Q, or as otherwise disclosed in writing to the Lender, there is not to the actual knowledge of the executive officers of the Borrower any pending or threatened action or proceeding against or affecting the Borrower before any court, governmental agency or arbitrator that reasonably could be expected to materially and adversely affect the ability of the Borrower to perform its obligations under the Agreement or the Note.

    (g) The Preferred Stock and the Common Stock, when issued in accordance with the terms of this Agreement (and any Common Stock when issued on conversion of or pursuant to the terms of the Preferred Stock), will be validly issued, fully paid and nonassessable.

                                   ARTICLE IV

                           COVENANTS OF THE BORROWER


  SECTION 4.01 Payment of Principal, Premium and Interest. The Borrower duly and punctually will pay or cause to be paid the principal of and interest on the Loans evidenced by the Note according to the terms thereof.

  SECTION 4.02 Reports, etc. The Borrower will furnish to the Lender the following reports, information and documents:

    (i) within 15 days after the Borrower is required to file the same with the SEC, copies of the annual reports on Form 10-K, proxy statements, quarterly reports on Form 10-Q, and of such reports, notices, documents and other information (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Borrower may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or with the principal securities exchange (or successor thereto) in the United States on which securities of the Borrower are listed and, upon distribution thereof, a copy of each report, proxy statement, notice, document or other information sent by the Borrower to all of its stockholders; and

    (ii) promptly upon demand, such other information respecting the financial condition, operations and properties of the Borrower and its consolidated Subsidiaries as the Lender reasonably may request; provided that the Lender shall maintain the confidentiality thereof in the same manner as the Lender maintains the confidentiality of its own information of like nature.

  SECTION 4.03 Inspection. So long as the Lender is obligated to make Loans under this Agreement or so long as the Note is outstanding, the Borrower will permit the Lender or any of its authorized representatives, at the Lender's expense, to inspect at all reasonable times all properties, books and records of the Borrower or any of its consolidated Subsidiaries reasonably related to the overall financial and business condition of the Borrower and its consolidated Subsidiaries or to the observance and performance by the Borrower of its obligations hereunder and under the Note, and to discuss the business and affairs of the Borrower and its consolidated Subsidiaries with its officers and independent accountants (and by this provision the Borrower authorizes said accountants to discuss with the Lender or such authorized representatives, the finances and affairs of the Borrower and its consolidated Subsidiaries), all as often as reasonably may be requested, subject to appropriate obligations of confidentiality.

  SECTION 4.04 Payment of Taxes. The Borrower will pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges levied on it or against any of its properties or assets prior to the date on which penalties are attached thereto, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings by the Borrower, or except to the extent that the failure to so pay or to so discharge would not have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or the Note.

  SECTION 4.05 Officers' Certificate. The Borrower will deliver a certificate to the Lender on or before April 30 in each year (beginning with 1995), signed by the Chairman of the Board or the President, the Chief Financial Officer, any Senior Vice President or any Vice President (the foregoing being hereafter referred to as "Senior Officers") and by the Secretary or any Assistant Secretary of the Borrower, stating that in the course of the performance by the signers of their duties as officers of the Borrower they normally would have knowledge of any condition or event that constitutes or which, after the giving of notice or lapse of time or both, would constitute, an Event of Default under this Agreement or under the Note, stating whether or not they have knowledge of any such condition or event and, if so, specifying each such condition or event of which the signers have knowledge and the nature thereof, and the steps taken by the Borrower to correct the same.

  SECTION 4.06 Compliance With Laws. The Borrower shall comply, in all material respects, with all applicable laws, rules, regulations and orders, except where the failure would not have a material adverse effect on the Borrower's ability to perform under this Agreement and the Note.

  SECTION 4.07 Mergers and Consolidations. Without the Lender's prior consent which will not be unreasonably withheld, the Borrower will not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets. Notwithstanding the foregoing provisions of this Section 4.07:

    (a) Any Subsidiary of the Borrower may be merged or consolidated with or into (x) the Borrower if the Borrower shall be the continuing or surviving corporation, or (y) any such other Subsidiary;

    (b) Any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to a Subsidiary of the Borrower; and

    (c) The Borrower or any of its Subsidiaries may merge or consolidate with any other Person if (x) in the case of a merger or consolidation of the Borrower, the Borrower is the surviving corporation and, in any other case, the surviving corporation is a Subsidiary of the Borrower, and (y) after giving effect thereto, no Event of Default would exist hereunder, and there will be no material adverse impact on the ability of the Borrower to perform any of its obligations hereunder or under the Note in accordance with the respective terms thereof.

  SECTION 4.08 Listing Approval. The Borrower promptly shall use all reasonable efforts to obtain the acceptance of the New York Stock Exchange of a listing application for the Common Stock to be issued pursuant to the terms of this Agreement and, if so required as a condition to such listing, to obtain the approval of a majority of its shareholders for the issuance for such Common Stock.

                                   ARTICLE V

                               EVENTS OF DEFAULT

  SECTION 5.01 Events of Default. If any of the following events (each, an "Event of Default") shall occur and be continuing:

    (a) The Borrower shall (i) fail to pay the principal of or any interest on the Note when due, or (ii) fail to perform or observe any other term, covenant or condition contained in this Agreement or in the Note on its part to be performed or observed and any such failure shall remain unremedied for five (5) Business Days in the case of clause (i) and thirty
  (30) days in the case of clause (ii) after the same is discovered by any Senior Officer of the Borrower; or

    (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in any certificate or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made and such incorrect representation or warranty shall not have been corrected within ten (10) days after the same is discovered by any Senior Officer of the Borrower; or

    (c) The Borrower shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or seeking to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, or composition of it or its debts under the law of any jurisdiction relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, with respect to any involuntary proceeding instituted against the Borrower, such proceeding shall not be dismissed within sixty (60) days;

then, and in any such event, the Lender, by notice to the Borrower, may take either or both of the following actions: (i) terminate the Commitment, whereupon the same shall terminate forthwith; or (ii) declare the principal balance outstanding under the Note and all interest accrued and unpaid thereon, and all other sums due hereunder, to be due and payable without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an Event of Default specified in subparagraph (c) above, (x) the Commitment automatically shall be terminated and (y) the Note, all such principal and interest and all such other sums due hereunder automatically shall become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VI

                         LENDER'S STOCK PURCHASE OPTION

  SECTION 6.01 Description of Lender's Option. At any time after the acceptance by the New York Stock Exchange of a listing application for the issuance of the shares of Common Stock described herein, and prior to the later of (i) the Revolver Expiration Date or (ii) payment in full of the Note and all other amounts, if any, due to the Lender under this Agreement, the Lender shall have the option from time to time (the "Lender's Purchase Option") to purchase an amount not to exceed 12,099,213 shares of the Borrower's Common Stock at a purchase price per share (the "Purchase Price") of $8.265, subject to adjustment in accordance with Section 6.03 hereof, and, in connection with the consummation of such purchase (the "Closing"), to terminate such portion of the Commitment as is equal to the product of (i) the number of shares so purchased multiplied by (ii) the Purchase Price (as adjusted under Section 6.03); provided if less than 12,099,213 shares are purchased (taking into account all shares previously purchased under this provision), the number of shares shall be an integral multiple of one million shares. The Lender may exercise any Lender's Purchase Option under this Article VI by giving written notice to the Borrower, if at all, at least 20 Business Days prior to the date stated in such notice for the Closing of such stock purchase. If there are no amounts outstanding under the Note at the time such notice is given, the Lender shall give such notice to the Borrower at least 20 Business Days prior to the Revolver Expiration Date. Such notice shall state the Lender's decision to exercise its option hereunder and the date for Closing of such stock purchase. Upon receipt of such notice, the Borrower and the Lender shall select a time and place for the Closing and if the Borrower and the Lender are unable to agree, the Closing shall take place at the Borrower's offices at 9:00 a.m., local time, on the date specified for Closing in the Lender's notice.

  SECTION 6.02 Transactions at Closing. At the Closing, the Purchase Price for the shares of the Borrower's Common Stock to be purchased by the Lender shall be paid and applied by the Lender in the following order:

    (i) First, to all accrued interest to the date of Closing and then to such portion of and such portion of the principal amount of the outstanding balance under the Note in stated order of maturity, as is determined by (y) the product of (i) the number of shares so purchased multiplied by (ii) the Purchase Price (as adjusted under Section 6.03); less (z) the amount of accrued interest to the date of Closing; (which amount shall be deemed repaid by the Borrower, irrespective of whether such amounts are then due and payable, by the issuance of a credit against the Purchase Price payable by the Lender for such Common Stock and the Lender shall deliver a receipt to the Borrower for the amount of such payment). Amounts of principal paid pursuant hereto may not be reborrowed.

    (ii) Secondly, in the event the aggregate amount of the Purchase Price shall exceed the amount in Section 6.02(i), the Lender shall deliver to the Borrower the number of shares of Preferred Stock previously issued to the Lender pursuant to Section 1.08, to the extent that such shares have not been converted into or redeemed for shares of the Borrower's Common Stock pursuant to the terms of such Preferred Stock as are equal in value to the aggregate Purchase Price in excess of the amount applied in clause 6.02 (i) above. To the extent that shares of Preferred Stock have been converted into or redeemed for shares of the Borrower's Common Stock and to the extent that any shares of Common Stock have been issued in lieu of cash dividend payments on the Preferred Stock, the amount of Common Stock to be purchased by the Lender pursuant to this Article VI first shall be reduced by an amount equal to the number of such shares of Common Stock which have been issued by the Borrower (x) on conversion or redemption of such shares of Preferred Stock, or (y) in lieu of cash dividend payments on Preferred Stock.

    (iii) Thirdly, the amount of the excess of the aggregate Purchase Price over the amounts applied in Section 6.02 (i) and (ii) above, if any, shall next be applied by the Lender paying to the Borrower by wire transfer, certified or official bank check payable in United States currency in immediately available funds, to the account of the Borrower, or as the Borrower shall direct by written notice given at least two Business Days prior to Closing, an amount up to the remainder of the Commitment less the amount of the outstanding principal balance of the Note.

  Upon payment of the Purchase Price in the manner described above, the Borrower shall deliver to the Lender a Certificate for the number of shares of the Borrower's Common Stock purchased at Closing, together with a legal opinion from the Borrower's General Counsel, or such other counsel as the Borrower may choose, which other counsel shall be reasonably acceptable to the Lender, to the effect that such shares of Common Stock purchased by the Lender have been duly authorized, validly issued, and are fully paid and non-assessable. Upon delivery of the certificate for the Common Stock and the legal opinion described herein, such portion of the Commitment as is equal to the product described in Section 6.01 above, shall terminate.

  SECTION 6.03 Adjustment of Purchase Price and Number of Shares
Purchasable. The Purchase Price and the number of shares of Common Stock purchasable upon the exercise of any Lender's Purchase Option shall be subject to adjustment from time to time by the Borrower as follows:

    (i) In case the Borrower shall (A) pay a dividend or make a distribution on its Common Stock in shares of Common Stock (other than pursuant to a dividend reinvestment or similar plan), (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares of capital stock of the Borrower, then in each such case the number of shares of Common Stock purchasable upon the exercise of the Lender's Purchase Option immediately prior thereto shall be adjusted so that the Lender shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Borrower which the Lender would have owned or have been entitled to receive immediately following such action had such shares of Common Stock been purchased immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (i), the Lender shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Borrower, the Audit Committee of the Board of Directors of the Borrower (whose reasonable determination shall be conclusive except for arithmetic errors and shall be described in a statement filed by the Borrower with the Lender) shall determine the equitable allocation of the adjusted Purchase Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

    (ii) In case the Borrower shall issue rights, options or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to subsection (iv) of this Section 6.03) of the Common Stock (other than pursuant to any stock option, restricted stock or other incentive or benefit plan or stock ownership or purchase plan for the benefit of employees, directors or officers or any dividend reinvestment plan of the Borrower in effect at the time hereof or any other similar plan adopted or implemented hereafter), to the extent that the same have not expired by their terms prior to the exercise of the Lender's Purchase Option, then the number of shares of Common Stock thereafter purchasable upon the exercise of the Lender's Purchase Option shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of the Lender's Purchase Option immediately prior to the date of issuance of such rights, options or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants (immediately prior to such issuance) plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants (immediately prior to such issuance) plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current market price. Such adjustment successively shall be made whenever any such rights, options or warrants are issued, and immediately shall become effective on the date of issuance retroactive to the record date for the determination of stockholders entitled to receive such rights, options or warrants; provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights, options or warrants, upon the expiration of such rights, options or warrants the Purchase Price shall be readjusted to the Purchase Price that would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights, options or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. In no event, however, shall there be any adjustment made with respect any shares previously issued pursuant to the exercise of the Lender's Purchase Option. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Borrower for such rights, options or warrants. The value of such consideration, if other than cash, shall be determined by the Audit Committee of the Borrower's Board of Directors (whose reasonable determination shall be conclusive, except for arithmetic errors, and shall be described in a statement filed by the Borrower with the Lender).

    (iii) In case the Borrower shall, by dividend or otherwise, distribute to all holders of its outstanding Common Stock, evidences of its indebtedness or assets (including securities and cash, but excluding any cash dividend of the Borrower paid out of retained earnings and dividends or distributions payable in stock pursuant to a dividend reinvestment or similar plan or for which adjustment is made pursuant to subsection (i) of this Section 6.03) or rights, options or warrants to subscribe for or purchase securities of the Borrower (excluding those referred to in subsection (ii) of this Section 6.03), then in each such case the number of shares of Common Stock thereafter purchasable upon the exercise of the Lender's Purchase Option shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon the exercise of the Lender's Purchase Option by a fraction of which the numerator shall be the current market price per share of the Common Stock as determined pursuant to subsection (iv) of this Section 6.03, and of which the denominator shall be such current market price per share of Common Stock less the fair market value on such record date (as determined by the Audit Committee of its Board of Directors of the Borrower, whose reasonable determination shall be conclusive except for arithmetic errors and shall be described in a statement filed by the Borrower with the Lender) of the portion of the capital stock or assets or the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights, options or warrants applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

    (iv) For the purpose of any computation under subsections (ii) and (iii) of this Section 6.03, the current market price per share of Common Stock on any date shall be deemed to be the average of the "Closing Price", as defined below, for the shorter of (A) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination or (B) the period commencing on the date next succeeding the first public announcement of the issuance of such rights, options or warrants or such distribution through such last full trading day prior to the Time of Determination. The term "Closing Price" for any day in question shall be the last reported sale price regular way or, in case no such reported sales take place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the New York Stock Exchange Composite Tape or, if not listed on the New York Stock Exchange, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on a national securities exchange, the last sale price regular way for the Common Stock as published by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if such last sale price is not so published by NASDAQ or if no such sale takes place on such day, the average between the closing bid and asked prices for the Common Stock as published by NASDAQ. The term "trading day" shall mean a day on which the market used for calculating the Closing Price is open for the transaction of business or, if the shares of such securities are not so listed or admitted to trading, a business day. The term "Time of Determination" shall mean the time and date of the earlier of (I) the record date for determining stockholders entitled to receive the rights, options, warrants or distributions referred to in
  Section 6.03 (ii) and (iii) or (II) the commencement of "ex-dividend" trading on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on a national securities exchange, the NASDAQ.

    (v) In any case in which this Section 6.03 shall require that an adjustment be made immediately following a record date or an effective date, the Borrower may elect to defer (but only until the delivery by the Borrower of the notice required by subsection (viii) of this Section 6.03) issuing to the Lender the shares of Common Stock issuable upon exercise of the Lender's Purchase Option over and above the shares of Common Stock issuable upon exercise of the Lender's Purchase Option on the basis of the number of shares of Common Stock purchasable upon exercise of the Lender's Purchase Option prior to adjustment, and paying to the Lender any amount of cash in lieu of a fractional share.

    (vi) Whenever the number of shares of Common Stock purchasable upon the exercise of the Lender's Purchase Option is adjusted as herein provided, the Purchase Price payable upon exercise of the Lender's Purchase Option shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of the Lender's Purchase Option immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock so purchasable immediately thereafter.

    (vii) No adjustment in the number of shares of Common Stock purchasable upon exercise of the Lender's Purchase Option shall be required to be made unless such adjustment would require an increase or decrease of at least 1.0% of the number of shares of Common Stock purchasable upon exercise of the Lender's Purchase Option; provided, however, that any adjustments which by reason of this subsection (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6.03 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this
  Section 6.03 to the contrary notwithstanding, the Borrower shall be entitled to make such reduction in the Purchase Price, in addition to the adjustments required by this Section 6.03, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Borrower to its stockholders shall not be taxable to the recipients. Except as set forth in subsections (i), (ii) and (iii) above, the Purchase Price shall not be adjusted for any such event including, without limitation, the issuance of Common Stock, or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

    (viii) Whenever the Purchase Price is adjusted as herein provided, the Borrower shall promptly deliver or mail, or cause to be delivered or mailed by first class mail, postage prepaid, as soon as practicable to the Lender a notice under Section 7.02 setting forth the Purchase Price and number of shares of Common Stock purchasable upon the exercise of the Lender's Purchase Option after such adjustment and a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment.

    (ix) In the event that at any time, as a result of an adjustment made pursuant to subsection (i) of this Section 6.03, the Lender shall become entitled to receive any shares of the Borrower other than shares of Common Stock, thereafter the Purchase Price of such other shares that the Lender shall be entitled to purchase shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

    (x) The Borrower from time to time may decrease the Purchase Price by any amount for any period of time if the period is at least 20 days and if the decrease is irrevocable during the period. Whenever the Purchase Price is so decreased, the Borrower shall deliver or mail to the Lender a notice of the decrease at least 15 days before the date the decreased Purchase Price takes effect, and such notice shall state the decreased Purchase Price and the period it will be in effect.

  Notwithstanding the foregoing provisions of this Section 6.03, no such adjustments shall be made if the adjustment effectively duplicates the effect of an adjustment made in connection with Section (5)(d) of the Certificate of Designation relating to the Convertible Preferred Stock.

  SECTION 6.04 Reservation of Shares of Common Stock. The Borrower covenants that it will, at all times prior to the expiration of the Lender's Purchase Option, reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon the exercise of the Lender's Purchase Option, the full number of shares of Common Stock deliverable upon the exercise of the Lender's Purchase Option not theretofore purchased and on or before (and as a condition of) taking any action that would cause an adjustment of the Purchase Price resulting in an increase in the number of shares of Common Stock deliverable upon the exercise of the Lender's Purchase Option above the number thereof previously reserved and available therefor, the Borrower shall take all such action so required.

  Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value (if any) of the shares of Common Stock deliverable upon exercise of the Lender's Purchase Option, the Borrower shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Borrower may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Purchase Price.

  SECTION 6.05 Transfer Taxes, Etc. The Borrower shall pay any and all documentary stamp, issue or transfer taxes, and any other similar taxes payable in respect of the issue or delivery of shares of Common Stock upon exercise of the Lender's Purchase Option; provided, however, that the Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Lender and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Borrower the amount of any such tax or has established, to the satisfaction of the Borrower, that such tax has been paid.

  SECTION 6.06 Consolidation or Merger or Sale of Assets. Notwithstanding any other provision herein to the contrary, in case of any consolidation or merger, sale or transfer to which the Borrower is a party and which is permitted under
Section 4.07 above or otherwise upon the Lender's prior written consent (which shall not be unreasonably withheld) and pursuant to which there is a change in the Common Stock of the Borrower, then lawful provision, in a manner and on terms reasonably satisfactory to counsel for the Lender, shall be made by the corporation formed by such consolidation or the corporation whose securities, cash or other property will immediately after the merger or consolidation be owned, by virtue of the merger or consolidation, by the holders of Common Stock immediately prior to the merger or consolidation, or the corporation which shall have acquired such assets or securities of the Borrower (collectively the "Formed, Surviving or Acquiring Corporation"), as the case may be, providing that the Lender shall have the right thereafter upon payment of the Purchase Price in effect immediately prior to such action to purchase upon exercise of the Lender's Purchase Option the kind and amount of securities, cash or other property that the Lender would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, lease or transfer had the Lender's Purchase Option been exercised immediately prior to such action (provided that, if the kind or amount of securities, cash or other property that the Lender would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, lease or transfer is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 6.06 the kind and amount of securities, cash or other property which the Lender would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, lease or transfer for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Formed,

Surviving or Acquiring Corporation, as the case may be, shall make provision in a manner and on terms reasonably satisfactory to counsel for the Lender, in its certificate or articles of incorporation or other constituent documents to the end that the provisions set forth in this Section 6.06 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable upon exercise of the Lender's Purchase Option.

  The above provisions of this Section 6.06 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

  SECTION 6.07 Transfer Restrictions.

  (a) Legends on Common Stock.

    (i) Until the third anniversary of the date of original issuance of the shares of Common Stock, certificates representing the shares of Common Stock purchased by the Lender upon exercise of the Lender's Purchase Option and not otherwise registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") shall bear a legend substantially to the following effect:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SIMILAR STATE SECURITIES LAWS AND THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT AND LAWS.

  The shares of Common Stock purchased by the Lender upon exercise of the Lender's Purchase Option and not otherwise registered pursuant to an effective registration statement under the Securities Act shall be subject to the restrictions on transfer set forth in the legends referred to above until the third anniversary of the date of original issuance of such shares of Common Stock; provided, however, and notwithstanding the foregoing, such shares of Common Stock may be resold under and pursuant to the terms and conditions of Regulation S of the Securities Act, prior to the end of the third anniversary date of the issuance of such shares.

    (ii) The certificates evidencing shares of Common Stock purchased by the Lender upon exercise of the Lender's Purchase Option and not otherwise registered pursuant to an effective registration statement under the Securities Act shall bear, until such time as the Borrower and the transfer agent for the Common Stock shall have received evidence satisfactory to each of them that the transfer of such shares of Common Stock has been effected in accordance with the limitations on transfer set forth in paragraph (a)(i) above, the following additional legend:

      "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES, OPINIONS OF COUNSEL AND OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

  (b) Transfer Agent Requirements. The transfer agent and registrar for the Common Stock shall not be required to accept for registration of transfer any Common Stock bearing the legend contained in paragraph (a)(ii) above, except upon presentation of satisfactory evidence that the restrictions on transfer of the Common Stock referred to in the legend in paragraph (a)(i) have been complied with, all in accordance with such reasonable regulations and procedures as the Borrower may from time to time agree with the transfer agent and registrar for the Common Stock.

                                  ARTICLE VII

                                 MISCELLANEOUS

  SECTION 7.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Borrower, in the case of an amendment, or by the party to be charged, in the case of a waiver or a consent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

  SECTION 7.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and delivered to an officer of the other party or mailed or transmitted by facsimile; if to the Lender to its address at 9100 East Mineral Circle, Englewood, Colorado 80112-3299, Attention: Chief Financial Officer (Fax No. 303-643-5269); if to the Borrower, to its address at 9100 East Mineral Circle, Englewood, Colorado 80112-3299, Attention: Chief Financial Officer (Fax No. 303-643-5505) or, as to each party, to such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when delivered to an officer of the other party, be effective upon such delivery and, when mailed or transmitted by facsimile, be effective when deposited in the mails or when transmitted respectively, addressed as aforesaid; except that notices by the Borrower to the Lender or by the Lender to the Borrower pursuant to the provisions of
Section 1.05 shall not be effective until received by the Lender or the Borrower, as the case may be, but such notices may be given by telephone and confirmed in writing or by facsimile on the same day and shall be effective upon such telephonic notice.

  SECTION 7.03 No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Note, shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under the Note preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

  SECTION 7.04 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that (i) the Borrower shall not have the right, to assign its rights hereunder or any interest herein except to a successor by merger, consolidation or sale of all or substantially all of the Borrower's assets, in each case if permitted under Section 4.07 above, without the prior written consent of the Lender, and (ii) the Lender shall not assign any of its rights or obligations hereunder or under the Note, except to a successor by merger, consolidation or sale of substantially all of the Lender's assets without the prior written consent of the Borrower.

  SECTION 7.05 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower primarily for support of existing borrowings and working capital needs. Specifically, (i) an amount equal to the aggregate amount of the obligations outstanding under the credit facility referred to in this clause
(i) is designated solely for the repayment of obligations of the Borrower under that certain Continuing Corporate Guarantee of the Borrower given to NM Rothschild & Sons Limited and Citibank N.A. in support of borrowing by the wholly owned subsidiary of the Borrower, AGI Chile Credit Corp., Inc., under that certain Term Loan Agreement dated as of March 15, 1994; provided, however, that such amount shall not exceed $36,000,000; (ii) an amount equal to the aggregate amount of the obligations outstanding under the credit facility referred to in this clause (ii) is designated solely for the repayment of obligations of the Borrower under that certain Guarantee and Pledge Agreement dated as of March 21, 1991 given to The Chase Manhattan Bank (National Association) as Agent for the Banks which are party to that certain Bullion Loan Agreement dated as of March 21, 1991, as amended (the "Loan Agreement") in support of borrowings by the wholly owned subsidiary of the Borrower, Lassen Gold Mining Inc. under the Loan Agreement; provided, however, that such amount shall not exceed $30,000,000; and (iii) all proceeds of the Loans, if any, remaining after giving effect to clauses (i) and (ii) of this Section 7.05 shall be used for the Borrower's general working capital requirements and for any other purposes approved by the Borrower's Board of Directors or, within the limits prescribed by the

Board of Directors, by management of the Borrower, including but not limited to general corporate purposes, working capital, capital expenditures for development of the Projects or for the development or acquisition of other properties and the acquisition of all or part of the capital stock or assets of other companies; provided, however, that if on the date of any Loan the average spot price of gold traded on the Commodity Exchange Inc. (COMEX) in New York City for the thirty trading days immediately preceding the date of such Loan is less than $300.00 per ounce, the purpose of such borrowing shall not be for development of any of the Projects or for the development or acquisition of any other properties or the acquisition of securities or assets of any other company unless a resolution duly adopted by at lease two-thirds of the Borrower's Board of Directors authorizes the specific amount to be borrowed from the Lender for such purpose as in the best interest of the Borrower's stockholders. If any Loans in an aggregate principal amount outstanding in excess of $5,000,000.00, or such higher amount as may be approved from time to time by its Board of Directors and certified to the Lender, are borrowed for purposes other than as described in clause (i) or (ii), the Borrower shall, as an additional condition precedent to the Lender's making of such Loans, be required to obtain approval of its Board of Directors for such Loans and to certify such resolutions to the Lender pursuant to Section 2.01 (c) of this Agreement.

  SECTION 7.06 Demand Registration Rights. (i) At any time after the earlier to occur of (i) the conversion of the Preferred Stock into shares of Common Stock or (ii) the exercise of the Lender's Purchase Option, the Lender may make one or more written requests to the Borrower (a "Demand") for registration under and in accordance with the provisions of the Securities Act of all or part (but not less than 1,000,000 shares per Demand) of the shares of Common Stock issued to the Lender pursuant to Section 1.08 or Section 6.01 of this Agreement ("Registrable Shares"). Each such request shall specify the aggregate number of Registrable Shares proposed to be registered and the intended method of disposition thereof.

  (ii) Upon receipt of a Demand, the Borrower shall use its best efforts to effect such registration to permit the sale of Registrable Shares in accordance with the intended method of disposition thereof and pursuant thereto, the Borrower shall as expeditiously as possible:

    (a) execute and deliver all such instruments and documents and do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Lender, advisable to register such Registrable Shares under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;

    (b) use its best efforts to qualify the Registrable Shares under the applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Registrable Shares, as requested by the Lender;

    (c) make available to the Lender, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

    (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Registrable Shares or any part thereof valid and binding and in compliance with applicable law.

  (iii) If any such Demand is made at a time when the Lender directly or indirectly owns less than five percent 5% of the number of shares of Common Stock outstanding, the Borrower may, if its Audit Committee of its Board of Directors determines in the good faith exercise of its reasonable judgment that it would be inadvisable to effect a demand registration, defer such demand registration until the earliest practicable time at which such demand registration can be reasonably effected, which period shall not exceed three
(3) months.

  (iv) All Registration Expenses incurred in connection with the first registration statement to be filed hereunder or under that certain Stock Purchase Agreement between the Lender and the Borrower of even date herewith (the "Stock Agreement") shall be paid by the Borrower. All Registration Expenses incurred in connection with each additional registration statement to be filed hereunder or under the Stock Agreement shall be paid by the Lender. For purposes of this Agreement, "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Section 7.06, including, without limitation, (i) all SEC and stock exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or "Blue Sky" laws (including fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Shares and determination of the eligibility of the Registrable Shares for investment under the laws of such jurisdiction as the Lender may indicate), (iii) all printing, messenger and delivery expenses,
(iv) all fees and expenses incurred in connection with the listing of Registrable Shares on any exchange, and (v) the fees and disbursements of counsel for the Borrower and of its independent public accountants, but excluding underwriting discounts and commissions, brokerage fees, transfer taxes, if any, fees and disbursements of counsel, accountants or other experts or advisors to the Lender, and National Association of Securities Dealers Inc. registration and filing fees.

  SECTION 7.07 Expenses. The Borrower shall pay (i) all out-of-pocket expenses of the Lender, including fees and disbursements of special counsel for the Lender, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any default or alleged default hereunder and (ii) if an Event of Default occurs, or upon the occurrence of an event that with notice or the lapse of time or both would constitute an Event of Default, all out-of-pocket expenses incurred by the Lender, including fees and disbursements of counsel, in connection with such actual or potential Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings, actions or negotiations resulting therefrom. The Borrower shall indemnify the Lender against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery to the Lender of this Agreement, or any Note.

  SECTION 7.08 Prior Agreement. This Agreement and the Note issued hereunder shall supersede in their entirety any prior negotiations, discussions, understandings or arrangements between the Lender and the Borrower pertaining to the subject matter of this Agreement.

  SECTION 7.9 Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Colorado.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          AMAX GOLD INC.


                                          By         /s/ Mark A. Lettes
                                             ----------------------------------
                                          Title:   Vice President & Chief
                                                     Financial Officer

ATTEST:

      /s/ R. Craig Johnson
- -------------------------------------

                                          CYPRUS AMAX MINERALS COMPANY


                                          By        /s/ Francis J. Kane
                                             ----------------------------------
                                          Title:   Vice President Investor
                                                    Relations & Treasurer

ATTEST:

       /s/ Philip C. Wolf
- -------------------------------------

                                   EXHIBIT A

                             REVOLVING CREDIT NOTE

$100,000,000.00                                              Date: April  , 1994

  FOR VALUE RECEIVED, Amax Gold Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of Cyprus Amax Minerals Company, a Delaware corporation (the "Lender") at the office of the Lender located at 9100 East Mineral Circle, Englewood, Colorado 80112, or at such other place as the Lender may direct in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of One Hundred Million Dollars or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article I of the Agreement referred to below in accordance with the respective Schedules applicable to such Loans attached to and made part of this Note. All principal amounts outstanding under this Note on April 30, 1997 shall be paid in twenty equal quarterly installments in accordance with Section 1.06 of such Agreement; provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount hereof; and, provided, further, that the Lender, upon exercise of its Stock Purchase Option under
Article VI of such Agreement, may terminate or reduce the "Commitment", as defined therein, whereupon such installments shall be due as of the date set for closing such stock purchase pursuant to Section 6.01 of such Agreement.

  The Borrower further promises to pay interest at said office in like money, from the date hereof on the unpaid principal amount hereof outstanding from time to time, at the rates and at the times set forth in Article I of such Agreement. Notwithstanding anything contained herein to the contrary, at the election of the Borrower the principal of this Note may be paid by the Borrower in Preferred Stock of the Borrower in accordance with the provisions of Section
1.08 of the Agreement, subject to satisfaction of the conditions set forth in
Section 1.09 of such Agreement.

  This Note is the Note referred to in Section 1.02 of the Revolving Credit Agreement between the Borrower and the Lender dated as of April 15, 1994, as the same may hereafter from time to time be amended or supplemented in accordance with the terms thereof ("Agreement"), is entitled to the benefits thereof and subject to the terms and conditions set forth therein (including, without limitation, the Lender's rights to accelerate the due date hereof) and may be paid and prepaid as provided therein.

  Upon the occurrence of any of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be or shall automatically become immediately due and payable as provided therein.

                                          Amax Gold Inc.

                                          By
                                            -----------------------------------

                                          ATTEST:

                                          -------------------------------------
                                          Secretary

                         SCHEDULE OF LOANS AND PAYMENTS

                      MADE UNDER NOTE DATED APRIL  , 1994,

                              FROM AMAX GOLD INC.*

                        TO CYPRUS AMAX MINERALS COMPANY

Principal Amount of the Initial Loan:  $______
Date of the Initial Loan:               ______
Interest Rate for the Initial Loan:     ______

                              PRINCIPAL BORROWINGS
                           AND PAYMENTS OF THIS NOTE

            AMOUNT                            INTEREST           PRINCIPAL           UNPAID
DATE       BORROWED           RATE              PAID               PAID              BALANCE
- ----       --------           ----            --------           ---------           -------
                                 %              $                  $                  $
                                 %              $                  $                  $
                                 %              $                  $                  $
                                 %              $                  $                  $
                                 %              $                  $                  $
                                 %              $                  $                  $
                                 %              $                  $                  $
                                 %              $                  $                  $

- --------
* All terms used in this Schedule shall have the meanings given them in the Agreement.

                                                                      APPENDIX B

                    AMENDMENT TO REVOLVING CREDIT AGREEMENT

  This amendment, dated as of March 10, 1995, to Revolving Credit Agreement, dated as of April 15, 1994 (the "DOCLOC Agreement"), by and between Amax Gold Inc., a Delaware corporation (the "Borrower"), and Cyprus Amax Minerals Company, a Delaware corporation (the "Lender"). Terms not expressly defined herein have the meanings ascribed to them in the DOCLOC Agreement.

  WHEREAS, the Borrower and the Lender desire to extend the term of the DOCLOC Agreement,

  WHEREAS, the Borrower and the Lender each have had the amendment approved by its Board of Directors (and the Borrower having had such transactions, among others, approved separately by the Audit Committee of the Board of Directors, which consists solely of those Directors who are not affiliated with the Lender); and

  WHEREAS, this Agreement is subject to the approval of the stockholders of the Borrower at the Annual Meeting of Stockholders to be held on May 23, 1995.

  NOW, THEREFORE, the parties hereby agree to the following terms and conditions:

    1. Subject to Section 4, Section 1.01 of the DOCLOC Agreement hereby is amended to delete the words "April 30, 1997" and to substitute therefor the words "December 31, 2001."

    2. Subject to Section 4, Section 1.06 of the DOCLOC Agreement hereby is amended to delete the words "June 30, 1997" from the fourth line thereof and substitute therefor the words "March 31, 2002."

    3. All of the other terms and provisions of the DOCLOC Agreement shall remain unchanged.

    4. This Agreement shall not be effective unless and until the Borrower has obtained the approval of its stockholders of this Agreement.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          AMAX GOLD INC.

                                                    /s/ Mark A. Lettes
                                          By: _________________________________
                                          Title:   Vice President and
                                                 Chief Financial Officer

ATTEST:

       /s/ Deborah J. Friedman
- -------------------------------------

                                          CYPRUS AMAX MINERALS COMPANY

                                                    /s/ Francis J. Kane
                                          By: _________________________________
                                          Title:Vice President, Investor
                                                 Relations and Treasurer

ATTEST:

       /s/ Kathleen J. Gormley
- -------------------------------------

                                                                      APPENDIX C

                           REVOLVING CREDIT AGREEMENT

  This Revolving Credit Agreement, dated as of March 10, 1995 ("Agreement"), by and between Amax Gold Inc., a Delaware corporation (the "Borrower"), and Cyprus Amax Minerals Company, a Delaware corporation (the "Lender");

                                  WITNESSETH:

  WHEREAS, the parties previously have entered into that certain letter agreement dated February 16, 1995 (the "Commitment Letter") providing for, among other things, agreed upon share purchase prices and the preparation of definitive documents to implement the terms thereof;

  WHEREAS, this Revolving Credit Agreement is one of the definitive documents contemplated in the Commitment Letter;

  WHEREAS, on the date of this Agreement the Lender indirectly owns approximately 34,313,709 shares of the Borrower's common stock, par value $0.01 per share ("Common Stock");

  WHEREAS, the Borrower needs financial support from the Lender to support the planned development of the Fort Knox mine construction and development project in Alaska and other growth opportunities and for general corporate purposes, and the Lender is willing to provide to the Borrower up to $80,000,000 of financing for such needs, on the terms of this Agreement;

  WHEREAS, the Borrower owns interests in several promising gold prospects, including 100% of the Fort Knox Project near Fairbanks, Alaska, as well as certain other advanced stage projects (collectively the "Projects"), each of which is expected to require substantial additional development capital;

  WHEREAS, the Borrower is developing one or more of its Projects and is otherwise taking steps to increase its cash flow from operations to enable the Borrower to fund its ongoing working capital requirements and required development capital from operating cash flow or establish third party sources of financing without reliance on guarantees or other financial support from the Lender;

  WHEREAS, each party has determined, after consulting with an independent investment banking firm, that it is in the best interest of such party's stockholders (in the case of the Borrower, without regard to the Lender) that such financing from the Lender be provided on the terms and conditions set forth in this Agreement;

  WHEREAS, the Borrower and the Lender each have had the transactions contemplated by this Agreement approved by its Board of Directors (and the Borrower having had such transactions approved separately by the Audit Committee of the Borrower's Board of Directors, which consists solely of those Directors who are unaffiliated with the Lender), and having received a fairness opinion from an independent investment bank, establishing that the transactions contemplated herein are, on the whole, fair from a financial point of view to the shareholders of the Borrower and the Lender respectively;

  NOW THEREFORE, the parties hereby agree to the following terms and conditions:

                                   ARTICLE I

                         AMOUNTS AND TERMS OF THE LOAN

  SECTION 1.01 Revolving Credit Commitment. Subject to the terms and conditions hereof, the Lender agrees to make one or more loans (individually a "Loan" and collectively the "Loans") to the Borrower from time to time during the period that commences on the date hereof and ends on the earlier of (i) December 31, 2001 or (ii) the date on which the Commitment is terminated pursuant to this Agreement (the expiration date determined by (i) or (ii) is herein called the "Revolver Expiration Date"), in an aggregate principal amount up to but not exceeding at any one time outstanding the sum of $80,000,000 (the "Commitment"). During such period the Borrower may use the Commitment by borrowing, paying and prepaying in whole or in any part and reborrowing, on a revolving basis, all in accordance with the terms and conditions hereof. To the extent that the Borrower repays (including any prepayment) any principal amount of Loans in the Borrower's $2.25 Series C Convertible Preferred Stock, par value $1.00 per share (the "Preferred Stock") pursuant to and as defined in
Section 1.08 hereof prior to the Revolver Expiration Date, the amount of the Commitment shall automatically be reduced by the amount of any Preferred Stock so issued, based upon the value of such Preferred Stock at the time of issuance as determined in accordance with Section 1.08. Each borrowing and cash prepayment of principal, if any, shall be in an amount equal to an integral multiple of $1,000,000.00. Notwithstanding the foregoing, the Commitment shall terminate if the conditions for making the initial Loan under Section 2.01 shall not have been satisfied on or prior to June 16, 1995, unless extended by the parties.

  SECTION 1.02 Making the Loans. The Borrower shall give the Lender notice of each borrowing hereunder not later than 11:00 a.m. Denver, Colorado, time at least two (2) Business Days prior to the date a Loan is requested to be made, specifying the inception date, the amount thereof and the initial Interest Period for such Loan. The Lender will arrange the loan and confirm the details in writing to the Borrower. On the inception date of the borrowing, the Lender will make the proceeds of the Loan available to the Borrower in immediately available funds at the Borrower's account with Chemical Bank, New York, or as the Borrower may otherwise direct in such notice.

  The Loans to the Borrower shall be evidenced by a grid Note of the Borrower substantially in the form of Exhibit A hereto (the "Note"). The Note will evidence the obligation of the Borrower to pay the aggregate unpaid principal amount of all Loans made by the Lender pursuant to Section 1.01 of this Agreement, together with all accrued interest on such Loans. Entries made on the grid schedules of the Note by the Lender reflecting borrowings, payments and interest rate calculations under this Agreement shall constitute, absent proven error, prima facie evidence of the transactions represented by such entries. The Note shall (i) be dated the date of the initial Loan hereunder,
(ii) be payable in accordance with its terms and the terms of this Agreement and (iii) evidence the obligation of the Borrower to pay interest on each Loan made hereunder from the date of such Loan on the unpaid principal amount thereof outstanding from time to time, calculated in accordance with the provisions of Section 1.03 and the outstanding principal amount of such Loan in accordance with Section 1.06 or Section 1.08 of this Agreement pursuant to the repayment notice given by the Borrower under the applicable section of this Agreement. Except for the payment referenced in Section 1.08 hereof, the Borrower shall make each payment (including any cash prepayment) hereunder and under the Note, not later than the close of business of the day when due by wire transfer, in lawful money of the United States of America to the Lender, at its address referred to in Section 7.02 or as otherwise directed by the Lender, in immediately available funds.

  SECTION 1.03 Payment of Interest. Each Loan made by the Lender pursuant to this Agreement shall bear interest on the principal balance thereof from time to time unpaid at an annual rate equal to the LIBOR Rate (as defined herein) for the interest period selected by the Borrower at its option for a period of one, three or six months, or such other periods as are agreed between the Borrower and the Lender (each, an "Interest Period"), and as set forth in the notice of borrowing referred to in Section 1.02 hereof or the notice of Interest Period selection referred to in Section 1.05 hereof, as the case may be, plus 0.30% except as otherwise provided in this Section. Interest on each Loan shall be due and payable in full on the last day of the Interest Period applicable to such Loan and, in the case of any Interest Period in excess of three months, at the end of each calendar quarter occurring during the term thereof. The term "LIBOR Rate" shall mean the rate of interest per annum at which U.S. dollar deposits, in an amount equal to the aggregate principal balance of the Loan are offered (as reasonably determined by the Lender) at or about 11:00 a.m. Denver time on the date that is two Business Days immediately prior to the beginning of such Interest Period in the London Interbank Eurodollar Market for delivery on the first day of such Interest Period for approximately the number of days contained therein (as appearing on page "LIBOR" on the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London Interbank Offered Rates for dollar deposits of major banks); provided, however, that if at least two such offered rates appear on the LIBOR page in respect of such Interest Period, the arithmetic mean of all such rates (as determined by the Lender and rounded upwards to the nearest 1/16th of 1%) will be the rate used; and provided further that if Reuters Monitor Money Rates Service ceases to provide LIBOR quotations, such rate shall be the average rate of interest (as determined by the Lender) and rounded upwards to the nearest 1/16th of 1%) at which U.S. dollar deposits are offered for the relevant Interest Period by three of the leading banks selected by the Lender in the London interbank market as of 11:00 a.m. Denver time on the date which is two (2) Business Days prior to the first day of such Interest Period, or as reasonably determined by the Lender by reference to the LIBOR rate for an equivalent interest period in the most recent edition of the Wall Street Journal under the section headed "Money Rates", or otherwise as the Lender and the Borrower may mutually agree. If the Borrower fails to make any payment to the Lender of the principal of or interest on any Loan when such payment becomes due, such Loan shall accrue interest at a rate that is 1.0% per annum higher than the rate otherwise payable with respect to such Loan and such higher rate shall continue until such default in payment by the Borrower is cured. All computations of interest under the Note shall be made by the Lender on the basis of a year of 360 days, consisting of twelve 30-day months, for the actual number of days (including the first day but excluding the last day) elapsed.

  SECTION 1.04 Prepayments in Cash. On any interest payment date, or as otherwise agreed by the Lender, the Borrower may make cash prepayments of principal (which, unless the Commitment is earlier terminated pursuant to Section 6.02, may be reborrowed on or prior to the Revolver Expiration Date but not thereafter) of one or more Loans (which Loans shall be designated by the Borrower) in an amount equal to an integral multiple of $1,000,000, and shall be made without premium or penalty, but together with interest accrued, if any, on the amount of each prepaid Loan (at the interest rate applicable to such Loan) to the date of prepayment and shall be applied to the Loans in the inverse order of maturity. The Borrower shall give Lender at least two Business Days notice of any such prepayment. All such cash payments shall be made by wire transfer in immediately available funds to an account designated by the Lender.

  SECTION 1.05 Interest Period Selection. The Borrower shall have the option to select a new Interest Period for each Loan, which period shall take effect at the end of the then current Interest Period with respect to such Loan. The Borrower shall give the Lender notice of such Interest Period selection pursuant to this Section 1.05 not later than 11:00 a.m. Denver, Colorado, time at least two (2) Business Days prior to the last day of the applicable Interest Period, specifying the new Interest Period for such Loan. If the Borrower does not deliver such notice of Interest Period selection to the Lender as set forth herein, the Interest Period for such Loan shall be the same number of months as the immediately preceding Interest Period for such Loan. The selection of a subsequent Interest Period shall not be deemed to constitute a reborrowing or a new Loan for purposes of this Agreement.

  SECTION 1.06 Amortization of Principal. On the Revolver Expiration Date all accrued interest shall be paid and the aggregate principal balance of all Loans outstanding shall become due and payable in twenty equal quarterly installments on March 31, June 30, September 30, and December 31 of each of the following five years with the first installment due on March 31, 2002; provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount thereof. The outstanding principal balance of the Note shall bear interest in accordance with Section 1.03 until the Note is paid in full. Accrued interest on the Note shall be added to and paid with each such quarterly amortization payment.

  SECTION 1.07 Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a date which is a Saturday, Sunday or a public holiday or the equivalent for Lender or for banks generally under the laws of the State of Colorado (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest due.

  SECTION 1.08 Payment in Preferred Stock. At the Borrower's election, which may be exercised by its giving written notice to the Lender at least 20 Business Days prior to the date such repayment or prepayment of the Note or a required amortization payment due under the Note is to be made, the Borrower may (i) repay the entire principal balance of the Note, (ii) pay the required amortization payment due under the Note, (iii) upon the Lender's prior consent given not later than two Business Days prior to the payment date, pay the required interest payment due under the Note, and/or (iv) prepay increments of at least $5,000,000 of principal of Loans outstanding under the Note (which Loans shall be designated by the Borrower), in each case by issuing to the Lender the Preferred Stock, which shall have the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof as are set forth in Exhibit B to this Agreement and otherwise as the Board of Directors of the Borrower may determine (consistent with the provisions of such Exhibit B) by resolution or resolutions adopted by the Board of Directors of the Borrower providing for the issue of such Preferred Stock. The amount of such Preferred Stock issued to the Lender shall (w) in the event the payment is to be made pursuant to clause (i) above, be equal in value to the outstanding principal amount of all Loans outstanding at the time of such payment, plus accrued interest thereon to the date of such payment; (x) in the event the payment is to be made pursuant to clause (ii) above, be equal in value to the amount of such required amortization payment to be made plus accrued interest thereon to the date of such payment; (y) in the event the payment is to be made pursuant to clause (iii) above, be equal in value to the amount of such required interest payment to be made on the date of such payment; or (z) in the event the payment is to be made pursuant to clause
(iv) above, be equal in value to the incremental amount of such Loans that the Borrower elects to prepay, plus accrued interest thereon to the date of such payment, in each case as specified in the notice given to the Lender pursuant to this Section 1.08, except that no fractional shares of Preferred Stock shall be issued. In lieu of a fraction of a share of Preferred Stock, the Borrower shall pay the Lender in cash an amount equivalent to such fraction of a share. The value of the Preferred Stock shall be determined by multiplying the number of shares of Preferred Stock to be issued to the Lender by $50.00 per share. The number of shares of Preferred Stock to be issued to the Lender pursuant to this Section 1.08 (which shall not exceed the number authorized in the Borrower's Restated Certificate of Incorporation, as amended) will be determined by the Borrower based on the amount of the Loans to be repaid or prepaid with such Preferred Stock, subject to adjustment for arithmetic errors.

  SECTION 1.09 Regulatory Approvals. As a condition precedent to issuing any Preferred Stock to the Lender pursuant to Section 1.08 hereof, the Borrower shall have obtained all authorizations and approvals of, and all other actions required to be taken by, any applicable governmental authority or regulatory body or stock exchange and shall have given all notices to, and made all filings with, any such governmental authority or regulatory body or stock exchange, that may be required in connection with such issuance of such Preferred Stock.

  SECTION 1.10 Failure to Obtain Regulatory Approvals. In the event the Borrower is unable to obtain all authorizations and approvals required for the issuance of any Preferred Stock pursuant to Section 1.09 hereof, such failure shall not constitute a default but the written notice given by the Borrower to the Lender with respect to making such repayment or prepayment by issuing Preferred Stock shall be null and void, without prejudice to the rights of the Borrower to exercise its option under Section 1.08 on any other occasion. If the Preferred Stock was to be issued to pay an interest payment or required amortization due under the Note, such payment shall be made by the Borrower in immediately available funds on the date such payment is due in accordance with
Section 1.03 or 1.06 of this Agreement, as the case may be, and the Note.

  SECTION 1.11 Restrictions on Transfer of Preferred Stock.

    (i) Notice of Intended Dispositions. Except for dispositions pursuant to this Section 1.11, if at any time the Lender desires to sell, assign, transfer, pledge, encumber or otherwise dispose of any shares of Preferred Stock held by it, then the Lender shall deliver written notice (a "Disposition Notice") to the Borrower under Section 7.02, of its intention to sell, setting forth the Lender's desire to make such sale, the identity of the prospective purchaser, the number of shares of Preferred Stock proposed to be sold (the "Offered Shares") the price ("Offer Price") at which the Lender proposes to dispose of the Offered Shares and the other material terms of such disposition. Such proposed sale, transfer, etc., shall be for cash only.

    (ii) Borrower's First Refusal Option. Upon the receipt of the Disposition Notice, the Borrower shall then have the right to purchase at the Offer Price all, but not less than all, of the Offered Shares. In order to exercise its first refusal option, the Borrower must give written notice (a "First Refusal Exercise Notice") under Section 7.02, of such exercise to the Lender, not more than 45 calendar days from the date of its receipt of the Disposition Notice. In the event that the Borrower exercises its first refusal option with respect to the Offered Shares, then the Lender shall sell to the Borrower and the Borrower shall purchase the Offered Shares within 30 calendar days after the date of receipt by the Lender of the First Refusal Exercise Notice. Upon the consummation of any purchase by the Borrower of Offered Shares, the Lender shall deliver certificates evidencing the Offered Shares sold duly endorsed, or accompanied by written instruments of transfer, free and clear of any liens and encumbrances, against delivery of the Offer Price. From and after the time at which cash necessary to pay the Offer Price for shares of Preferred Stock pursuant to the exercise of the first refusal option irrevocably shall have been deposited or set aside, then, notwithstanding that the certificates representing the Offered Shares shall not have been surrendered, all rights (other than the right to receive payment of the Offer Price with respect to such shares of Preferred Stock) of the Lender with respect to the shares of Preferred Stock for which tender has been made, including without limitation all conversion, voting and dividend rights, permanently shall cease and terminate, except only the right to receive payment for such shares of Preferred Stock, and the Lender shall no longer be considered the owner of such shares of Preferred Stock.

    (iii) Permitted Dispositions. If the Disposition Notice has been duly given and the Borrower shall not have timely given the First Refusal Notice to exercise its first refusal option, then the Lender shall have the right, for a period of 30 calendar days after expiration of the 45 day period referred to in the second sentence of subsection (ii) of this Section 1.11, to sell to the prospective purchaser referred to in such notice the Offered Shares at no less than the Offer Price and on the other terms and provisions set forth in the Disposition Notice.

                                   ARTICLE II

                             CONDITIONS OF LENDING

  SECTION 2.01 Conditions Precedent to Making the Initial Loan. The obligation of the Lender to make the initial Loan is subject to the following conditions precedent:

    (a) The Lender shall have received on or before the day the initial Loan is made all of the following, in form and substance reasonably satisfactory to the Lender:

      (i) The Note duly executed by the Borrower;

      (ii) Copies of the borrowing resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Agreement and the Note as well as the Borrower's performance of all of the covenants, obligations and other undertakings of the Borrower contemplated by this Agreement and the Note (including the specific authorization of the Preferred Stock to be issued pursuant to Section
    1.08 of this Agreement on the terms of Exhibit B to this Agreement), and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Note, certified by the Secretary or an Assistant Secretary of the Borrower;

      (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Note and any other documents to be delivered hereunder;

      (iv) A favorable opinion of counsel of the Borrower, as to matters referred to in Section 3.01 (except subsection (e) thereof) of this Agreement;

      (v) A Notice of Borrowing under Section 1.02; and

      (vi) Evidence reasonably satisfactory to the Lender that the New York Stock Exchange shall have accepted a listing application for the Common Stock to be issued pursuant to this Agreement or upon conversion of the Preferred Stock and if so required as a condition to listing, that the majority of the shareholders of the Borrower have approved the issuance of such Common Stock.

    (b) On the date of such Loan the following statements shall be true:

      (i) The representations and warranties of the Borrower contained in
    Section 3.01 are true and correct in all material respects and the covenants of the Borrower made in Article IV hereof shall be deemed to have been made on and as of the date of such Loan (or of a subsequent Loan for the purposes of Section 2.02);

      (ii) No event has occurred and is continuing, or would result from such Loan (or from a subsequent Loan for the purposes of Section 2.02), which constitutes an Event of Default (as defined in Article V) or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

    (c) The Borrower shall deliver to the Lender a certificate of the Borrower's Chief Financial Officer stating the purpose of the borrowing, which shall be consistent with Section 7.05 and the other terms and conditions of this Agreement and, if required by Section 7.05, resolutions of the Borrower's Board of Directors, which resolutions shall be certified to Lender by the Secretary or an Assistant Secretary of the Borrower.

  SECTION 2.02 Conditions Precedent to Subsequent Loans. The obligation of the Lender to make each subsequent Loan is subject to the conditions precedent that
(i) on the date of any such subsequent Loan the statements made in Section 2.01(b)(i) and (ii) shall be true; and (ii) the condition set forth in Section 2.01(c), shall be satisfied with respect to such subsequent Loan.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

  SECTION 3.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

    (a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to execute, deliver and perform its obligations under this Agreement and the Note.

    (b) The execution, delivery and performance by the Borrower of this Agreement and the Note have been, or in the case of the issuance of Common Stock will be on or prior to the date of issuance, duly authorized by all necessary corporate action (including authorization of the Board of Directors of the Borrower to issue the Preferred Stock in the event the Borrower elects to pay or prepay in Preferred Stock pursuant to Section
  1.08 of this Agreement and to issue the Common Stock required to be issued upon conversion of the Preferred Stock or pursuant to Articles of this Agreement) and do not (and the issuance of such Preferred Stock on the terms of Exhibit B or, in the case of the Common Stock, such Common Stock will not at the time the same is to be issued):

      (i) violate any provision of the Restated Certificate of Incorporation, as amended, or By-Laws of the Borrower or any law, order, writ, judgment, decree, determination or award, in each case as presently in effect and having applicability to the Borrower; or

      (ii) result in a breach of or constitute a default under any material indenture, bank loan agreement, credit agreement, bullion loan or other material agreement to which the Borrower is a party or by which any of its properties or the properties of any of its Subsidiaries, are presently bound. As used in this Agreement, the term "Subsidiary" shall mean, as to the Borrower, any corporation of which at least a majority of the outstanding shares of stock, having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned or controlled by the Borrower or one of more of its Subsidiaries.

    (c) No authorization or approval of, or other action by, and no notice to or filing with, any governmental authority or regulatory body, other than the Securities and Exchange Commission ("SEC"), is required for the due execution, delivery and performance by the Borrower of this Agreement (except for such notices, any necessary shareholder approvals, registrations, stock exchange listings or filings as may be required in connection with issuing the Preferred Stock and the Common Stock) or the Note.

    (d) This Agreement is, and the Note when executed and delivered will be, legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles).

    (e) The consolidated statements of financial position of the Borrower and its consolidated Subsidiaries as at December 31, 1993, and the related consolidated statements of operations, cash flows and changes in Common Stock, paid-in capital and retained earnings of the Borrower and such Subsidiaries for the period then ended (copies of which have been furnished to the Lender) fairly present the financial condition of the Borrower and such Subsidiaries as at such date and the results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles.

    (f) Except as disclosed in the Borrower's most recent Annual Report on Form 10-K filed with the SEC for the fiscal year then ended, the most recent Quarterly Reports on Form 10-Q, or as otherwise disclosed in writing to the Lender, there is not to the actual knowledge of the executive officers of the Borrower any pending or threatened action or proceeding against or affecting the Borrower before any court, governmental agency or arbitrator that reasonably could be expected to materially and adversely affect the ability of the Borrower to perform its obligations under the Agreement or the Note.

    (g) The Preferred Stock and the Common Stock, when issued in accordance with the terms of this Agreement (and any Common Stock when issued on conversion of or pursuant to the terms of the Preferred Stock), will be validly issued, fully paid and nonassessable.

                                   ARTICLE IV

                           COVENANTS OF THE BORROWER

  SECTION 4.01 Payment of Principal, Premium and Interest. The Borrower duly and punctually will pay or cause to be paid the principal of and interest on the Loans evidenced by the Note according to the terms thereof.

  SECTION 4.02 Reports, etc. The Borrower will furnish to the Lender the following reports, information and documents:

    (i) within 15 days after the Borrower is required to file the same with the SEC, copies of the annual reports on Form 10-K, proxy statements, quarterly reports on Form 10-Q, and of such reports, notices, documents and other information (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Borrower may be required to file with the SEC pursuant to Section 13 or
  Section 15(d) of the Securities Exchange Act of 1934, as amended, or with the principal securities exchange (or successor thereto) in the United States on which securities of the Borrower are listed and, upon distribution thereof, a copy of each report, proxy statement, notice, document or other information sent by the Borrower to all of its stockholders; and

    (ii) promptly upon demand, such other information respecting the financial condition, operations and properties of the Borrower and its consolidated Subsidiaries as the Lender reasonably may request; provided that the Lender shall maintain the confidentiality thereof in the same manner as the Lender maintains the confidentiality of its own information of like nature.

  SECTION 4.03 Inspection. So long as the Lender is obligated to make Loans under this Agreement or so long as the Note is outstanding, the Borrower will permit the Lender or any of its authorized representatives, at the Lender's expense, to inspect at all reasonable times all properties, books and records of the Borrower or any of its consolidated Subsidiaries reasonably related to the overall financial and business condition of the Borrower and its consolidated Subsidiaries or to the observance and performance by the Borrower of its obligations hereunder and under the Note, and to discuss the business and affairs of the Borrower and its consolidated Subsidiaries with its officers and independent accountants (and by this provision the Borrower authorizes said accountants to discuss with the Lender or such authorized representatives, the finances and affairs of the Borrower and its consolidated Subsidiaries), all as often as reasonably may be requested, subject to appropriate obligations of confidentiality.

  SECTION 4.04 Payment of Taxes. The Borrower will pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges levied on it or against any of its properties or assets prior to the date on which penalties are attached thereto, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings by the Borrower, or except to the extent that the failure to so pay or to so discharge would not have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or the Note.

  SECTION 4.05 Officers' Certificate. The Borrower will deliver a certificate to the Lender on or before April 30 in each year (beginning with 1995), signed by the Chairman of the Board or the President, the Chief Financial Officer, any Senior Vice President or any Vice President (the foregoing being hereafter referred to as "Senior Officers") and by the Secretary or any Assistant Secretary of the Borrower, stating that in the course of the performance by the signers of their duties as officers of the Borrower they normally would have knowledge of any condition or event that constitutes or which, after the giving of notice or lapse of time or both, would constitute, an Event of Default under this Agreement or under the Note, stating whether or not they have knowledge of any such condition or event and, if so, specifying each such condition or event of which the signers have knowledge and the nature thereof, and the steps taken by the Borrower to correct the same.

  SECTION 4.06 Compliance With Laws. The Borrower shall comply, in all material respects, with all applicable laws, rules, regulations and orders, except where the failure would not have a material adverse effect on the Borrower's ability to perform under this Agreement and the Note.

  SECTION 4.07 Mergers and Consolidations. Without the Lender's prior consent which will not be unreasonably withheld, the Borrower will not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets. Notwithstanding the foregoing provisions of this Section 4.07:

    (a) Any Subsidiary of the Borrower may be merged or consolidated with or into (x) the Borrower if the Borrower shall be the continuing or surviving corporation, or (y) any such other Subsidiary;

    (b) Any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to a Subsidiary of the Borrower; and

    (c) The Borrower or any of its Subsidiaries may merge or consolidate with any other Person if (x) in the case of a merger or consolidation of the Borrower, the Borrower is the surviving corporation and, in any other case, the surviving corporation is a Subsidiary of the Borrower, and (y) after giving effect thereto, no Event of Default would exist hereunder, and there will be no material adverse impact on the ability of the Borrower to perform any of its obligations hereunder or under the Note in accordance with the respective terms thereof.

  SECTION 4.08 Listing Approval. The Borrower promptly shall use all reasonable efforts to obtain the acceptance of the New York Stock Exchange of a listing application for the Common Stock to be issued pursuant to the terms of this Agreement and, if so required as a condition to such listing, to obtain the approval of a majority of its shareholders for the issuance for such Common Stock.


                                   ARTICLE V

                               EVENTS OF DEFAULT

  SECTION 5.01 Events of Default. If any of the following events (each, an "Event of Default") shall occur and be continuing:

    (a) The Borrower shall (i) fail to pay the principal of or any interest on the Note when due, or (ii) fail to perform or observe any other term, covenant or condition contained in this Agreement or in the Note on its part to be performed or observed and any such failure shall remain unremedied for five (5) Business Days in the case of clause (i) and thirty
  (30) days in the case of clause (ii) after the same is discovered by any Senior Officer of the Borrower; or

    (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in any certificate or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made and such incorrect representation or warranty shall not have been corrected within ten (10) days after the same is discovered by any Senior Officer of the Borrower; or

    (c) The Borrower shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or seeking to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, or composition of it or its debts under the law of any jurisdiction relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, with respect to any involuntary proceeding instituted against the Borrower, such proceeding shall not be dismissed within sixty (60) days;

then, and in any such event, the Lender, by notice to the Borrower, may take either or both of the following actions: (i) terminate the Commitment, whereupon the same shall terminate forthwith; or (ii) declare the principal balance outstanding under the Note and all interest accrued and unpaid thereon, and all other sums due hereunder, to be due and payable without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an Event of Default specified in subparagraph (c) above, (x) the Commitment automatically shall be terminated and (y) the Note, all such principal and interest and all such other sums due hereunder automatically shall become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VI

                         LENDER'S STOCK PURCHASE OPTION

  SECTION 6.01 Description of Lender's Option. At any time after the acceptance by the New York Stock Exchange of a listing application for the issuance of the shares of Common Stock described herein, and prior to the later of (i) the Revolver Expiration Date or (ii) payment in full of the Note and all other amounts, if any, due to the Lender under this Agreement, the Lender shall have the option from time to time (the "Lender's Purchase Option") to purchase an amount not to exceed 14,919,806 shares of the Borrower's Common Stock at a purchase price per share (the "Purchase Price") of $5.362, subject to adjustment in accordance with Section 6.03 hereof, and, in connection with the consummation of such purchase (the "Closing"), to terminate such portion of the Commitment as is equal to the product of (i) the number of shares so purchased multiplied by (ii) the Purchase Price (as adjusted under Section 6.03); provided if less than 14,919,806 shares are purchased (taking into account all shares previously purchased under this provision), the number of shares shall be an integral multiple of one million shares. The Lender may exercise any Lender's Purchase Option under this Article VI by giving written notice to the Borrower, if at all, at least 20 Business Days prior to the date stated in such notice for the Closing of such stock purchase. If there are no amounts outstanding under the Note at the time such notice is given, the Lender shall give such notice to the Borrower at least 20 Business Days prior to the Revolver Expiration Date. Such notice shall state the Lender's decision to exercise its option hereunder and the date for Closing of such stock purchase. Upon receipt of such notice, the Borrower and the Lender shall select a time and place for the Closing and if the Borrower and the Lender are unable to agree, the Closing shall take place at the Borrower's offices at 9:00 a.m., local time, on the date specified for Closing in the Lender's notice.

  SECTION 6.02 Transactions at Closing. At the Closing, the Purchase Price for the shares of the Borrower's Common Stock to be purchased by the Lender shall be paid and applied by the Lender in the following order:

    (i) First, to all accrued interest to the date of Closing and then to such portion of and such portion of the principal amount of the outstanding balance under the Note in stated order of maturity, as is determined by (y) the product of (i) the number of shares so purchased multiplied by (ii) the Purchase Price (as adjusted under Section 6.03); less (z) the amount of accrued interest to the date of Closing (which amount shall be deemed repaid by the Borrower, irrespective of whether such amounts are then due and payable, by the issuance of a credit against the Purchase Price payable by the Lender for such Common Stock and the Lender shall deliver a receipt to the Borrower for the amount of such payment). Amounts of principal paid pursuant hereto may not be reborrowed.

    (ii) Secondly, in the event the aggregate amount of the Purchase Price shall exceed the amount in Section 6.02(i), the Lender shall deliver to the Borrower the number of shares of Preferred Stock previously issued to the Lender pursuant to Section 1.08, to the extent that such shares have not been converted into or redeemed for shares of the Borrower's Common Stock pursuant to the terms of such Preferred Stock as are equal in value to the aggregate Purchase Price in excess of the amount applied in clause 6.02 (i) above. To the extent that shares of Preferred Stock have been converted into or redeemed for shares of the Borrower's Common Stock and to the extent that any shares of Common Stock have been issued in lieu of cash dividend payments on the Preferred Stock, the amount of Common Stock to be purchased by the Lender pursuant to this Article VI first shall be reduced by an amount equal to the number of such shares of Common Stock which have been issued by the Borrower (x) on conversion or redemption of such shares of Preferred Stock, or (y) in lieu of cash dividend payments on Preferred Stock.

    (iii) Thirdly, the amount of the excess of the aggregate Purchase Price over the amounts applied in Section 6.02 (i) and (ii) above, if any, shall next be applied by the Lender paying to the Borrower by wire transfer, certified or official bank check payable in United States currency in immediately available funds, to the account of the Borrower, or as the Borrower shall direct by written notice given at least two Business Days prior to Closing, an amount up to the remainder of the Commitment less the amount of the outstanding principal balance of the Note.

  Upon payment of the Purchase Price in the manner described above, the Borrower shall deliver to the Lender a Certificate for the number of shares of the Borrower's Common Stock purchased at Closing, together with a legal opinion from the Borrower's General Counsel, or such other counsel as the Borrower may choose, which other counsel shall be reasonably acceptable to the Lender, to the effect that such shares of Common Stock purchased by the Lender have been duly authorized, validly issued, and are fully paid and non-assessable. Upon delivery of the certificate for the Common Stock and the legal opinion described herein, such portion of the Commitment as is equal to the product described in Section 6.01 above, shall terminate.

  SECTION 6.03 Adjustment of Purchase Price and Number of Shares
Purchasable. The Purchase Price and the number of shares of Common Stock purchasable upon the exercise of any Lender's Purchase Option shall be subject to adjustment from time to time by the Borrower as follows:

    (i) In case the Borrower shall (A) pay a dividend or make a distribution on its Common Stock in shares of Common Stock (other than pursuant to a dividend reinvestment or similar plan), (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares of capital stock of the Borrower, then in each such case the number of shares of Common Stock purchasable upon the exercise of the Lender's Purchase Option immediately prior thereto shall be adjusted so that the Lender shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Borrower which the Lender would have owned or have been entitled to receive immediately following such action had such shares of Common Stock been purchased immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (i), the Lender shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Borrower, the Audit Committee of the Board of Directors of the Borrower (whose reasonable determination shall be conclusive except for arithmetic errors and shall be described in a statement filed by the Borrower with the Lender) shall determine the equitable allocation of the adjusted Purchase Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

    (ii) In case the Borrower shall issue rights, options or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to subsection (iv) of this Section 6.03) of the Common Stock (other than pursuant to any stock option, restricted stock or other incentive or benefit plan or stock ownership or purchase plan for the benefit of employees, directors or officers or any dividend reinvestment plan of the Borrower in effect at the time hereof or any other similar plan adopted or implemented hereafter), to the extent that the same have not expired by their terms prior to the exercise of the Lender's Purchase Option, then the number of shares of Common Stock thereafter purchasable upon the exercise of the Lender's Purchase Option shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of the Lender's Purchase Option immediately prior to the date of issuance of such rights, options or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants (immediately prior to such issuance) plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants (immediately prior to such issuance) plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current market price. Such adjustment successively shall be made whenever any such rights, options or warrants are issued, and immediately shall become effective on the date of issuance retroactive to the record date for the determination of stockholders entitled to receive such rights, options or warrants; provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights, options or warrants, upon the expiration of such rights, options or warrants the Purchase Price shall be readjusted to the Purchase Price that would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights, options or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. In no event, however, shall there be any adjustment made with respect any shares previously issued pursuant to the exercise of the Lender's Purchase Option. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Borrower for such rights, options or warrants. The value of such consideration, if other than cash, shall be determined by the Audit Committee of the Borrower's Board of Directors (whose reasonable determination shall be conclusive, except for arithmetic errors, and shall be described in a statement filed by the Borrower with the Lender).

    (iii) In case the Borrower shall, by dividend or otherwise, distribute to all holders of its outstanding Common Stock, evidences of its indebtedness or assets (including securities and cash, but excluding any cash dividend of the Borrower paid out of retained earnings and dividends or distributions payable in stock pursuant to a dividend reinvestment or similar plan or for which adjustment is made pursuant to subsection (i) of this Section 6.03) or rights, options or warrants to subscribe for or purchase securities of the Borrower (excluding those referred to in subsection (ii) of this Section 6.03), then in each such case the number of shares of Common Stock thereafter purchasable upon the exercise of the Lender's Purchase Option shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon the exercise of the Lender's Purchase Option by a fraction of which the numerator shall be the current market price per share of the Common Stock as determined pursuant to subsection (iv) of this Section 6.03, and of which the denominator shall be such current market price per share of Common Stock less the fair market value on such record date (as determined by the Audit Committee of its Board of Directors of the Borrower, whose reasonable determination shall be conclusive except for arithmetic errors and shall be described in a statement filed by the Borrower with the Lender) of the portion of the capital stock or assets or the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights, options or warrants applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

    (iv) For the purpose of any computation under subsections (ii) and (iii) of this Section 6.03, the current market price per share of Common Stock on any date shall be deemed to be the average of the "Closing Price", as defined below, for the shorter of (A) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination or (B) the period commencing on the date next succeeding the first public announcement of the issuance of such rights, options or warrants or such distribution through such last full trading day prior to the Time of Determination. The term "Closing Price" for any day in question shall be the last reported sale price regular way or, in case no such reported sales take place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the New York Stock Exchange Composite Tape or, if not listed on the New York Stock Exchange, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on a national securities exchange, the last sale price regular way for the Common Stock as published by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if such last sale price is not so published by NASDAQ or if no such sale takes place on such day, the average between the closing bid and asked prices for the Common Stock as published by NASDAQ. The term "trading day" shall mean a day on which the market used for calculating the Closing Price is open for the transaction of business or, if the shares of such securities are not so listed or admitted to trading, a business day. The term "Time of Determination" shall mean the time and date of the earlier of (I) the record date for determining stockholders entitled to receive the rights, options, warrants or distributions referred to in
  Section 6.03 (ii) and (iii) or (II) the commencement of "ex-dividend" trading on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on a national securities exchange, the NASDAQ.

    (v) In any case in which this Section 6.03 shall require that an adjustment be made immediately following a record date or an effective date, the Borrower may elect to defer (but only until the delivery by the Borrower of the notice required by subsection (viii) of this Section 6.03) issuing to the Lender the shares of Common Stock issuable upon exercise of the Lender's Purchase Option over and above the shares of Common Stock issuable upon exercise of the Lender's Purchase Option on the basis of the number of shares of Common Stock purchasable upon exercise of the Lender's Purchase Option prior to adjustment, and paying to the Lender any amount of cash in lieu of a fractional share.

    (vi) Whenever the number of shares of Common Stock purchasable upon the exercise of the Lender's Purchase Option is adjusted as herein provided, the Purchase Price payable upon exercise of the Lender's Purchase Option shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of the Lender's Purchase Option immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock so purchasable immediately thereafter.

    (vii) No adjustment in the number of shares of Common Stock purchasable upon exercise of the Lender's Purchase Option shall be required to be made unless such adjustment would require an increase or decrease of at least 1.0% of the number of shares of Common Stock purchasable upon exercise of the Lender's Purchase Option; provided, however, that any adjustments which by reason of this subsection (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6.03 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this
  Section 6.03 to the contrary notwithstanding, the Borrower shall be entitled to make such reduction in the Purchase Price, in addition to the adjustments required by this Section 6.03, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Borrower to its stockholders shall not be taxable to the recipients. Except as set forth in subsections (i), (ii) and (iii) above, the Purchase Price shall not be adjusted for any such event including, without limitation, the issuance of Common Stock, or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

    (viii) Whenever the Purchase Price is adjusted as herein provided, the Borrower shall promptly deliver or mail, or cause to be delivered or mailed by first class mail, postage prepaid, as soon as practicable to the Lender a notice under Section 7.02 setting forth the Purchase Price and number of shares of Common Stock purchasable upon the exercise of the Lender's Purchase Option after such adjustment and a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment.

    (ix) In the event that at any time, as a result of an adjustment made pursuant to subsection (i) of this Section 6.03, the Lender shall become entitled to receive any shares of the Borrower other than shares of Common Stock, thereafter the Purchase Price of such other shares that the Lender shall be entitled to purchase shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

    (x) The Borrower from time to time may decrease the Purchase Price by any amount for any period of time if the period is at least 20 days and if the decrease is irrevocable during the period. Whenever the Purchase Price is so decreased, the Borrower shall deliver or mail to the Lender a notice of the decrease at least 15 days before the date the decreased Purchase Price takes effect, and such notice shall state the decreased Purchase Price and the period it will be in effect.

  Notwithstanding the foregoing provisions of this Section 6.03, no such adjustments shall be made if the adjustment effectively duplicates the effect of an adjustment made in connection with Section (5)(d) of the Certificate of Designation relating to the Convertible Preferred Stock.

  SECTION 6.04 Reservation of Shares of Common Stock. The Borrower covenants that it will, at all times prior to the expiration of the Lender's Purchase Option, reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon the exercise of the Lender's Purchase Option, the full number of shares of Common Stock deliverable upon the exercise of the Lender's Purchase Option not theretofore purchased and on or before (and as a condition of) taking any action that would cause an adjustment of the Purchase Price resulting in an increase in the number of shares of Common Stock deliverable upon the exercise of the Lender's Purchase Option above the number thereof previously reserved and available therefor, the Borrower shall take all such action so required.

  Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value (if any) of the shares of Common Stock deliverable upon exercise of the Lender's Purchase Option, the Borrower shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Borrower may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Purchase Price.

  SECTION 6.05 Transfer Taxes, Etc. The Borrower shall pay any and all documentary stamp, issue or transfer taxes, and any other similar taxes payable in respect of the issue or delivery of shares of Common Stock upon exercise of the Lender's Purchase Option; provided, however, that the Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Lender and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Borrower the amount of any such tax or has established, to the satisfaction of the Borrower, that such tax has been paid.

  SECTION 6.06 Consolidation or Merger or Sale of Assets. Notwithstanding any other provision herein to the contrary, in case of any consolidation or merger, sale or transfer to which the Borrower is a party and which is permitted under
Section 4.07 above or otherwise upon the Lender's prior written consent (which shall not be unreasonably withheld) and pursuant to which there is a change in the Common Stock of the Borrower, then lawful provision, in a manner and on terms reasonably satisfactory to counsel for the Lender, shall be made by the corporation formed by such consolidation or the corporation whose securities, cash or other property will immediately after the merger or consolidation be owned, by virtue of the merger or consolidation, by the holders of Common Stock immediately prior to the merger or consolidation, or the corporation which shall have acquired such assets or securities of the Borrower (collectively the "Formed, Surviving or Acquiring Corporation"), as the case may be, providing that the Lender shall have the right thereafter upon payment of the Purchase Price in effect immediately prior to such action to purchase upon exercise of the Lender's Purchase Option the kind and amount of securities, cash or other property that the Lender would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, lease or transfer had the Lender's Purchase Option been exercised immediately prior to such action (provided that, if the kind or amount of securities, cash or other property that the Lender would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, lease or transfer is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 6.06 the kind and amount of securities, cash or other property which the Lender would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, lease or transfer for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Formed,

Surviving or Acquiring Corporation, as the case may be, shall make provision in a manner and on terms reasonably satisfactory to counsel for the Lender, in its certificate or articles of incorporation or other constituent documents to the end that the provisions set forth in this Section 6.06 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable upon exercise of the Lender's Purchase Option.

  The above provisions of this Section 6.06 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

  SECTION 6.07 Transfer Restrictions.

  (a) Legends on Common Stock.

    (i) Until the third anniversary of the date of original issuance of the shares of Common Stock, certificates representing the shares of Common Stock purchased by the Lender upon exercise of the Lender's Purchase Option and not otherwise registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") shall bear a legend substantially to the following effect:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SIMILAR STATE SECURITIES LAWS AND THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT AND LAWS."

  The shares of Common Stock purchased by the Lender upon exercise of the Lender's Purchase Option and not otherwise registered pursuant to an effective registration statement under the Securities Act shall be subject to the restrictions on transfer set forth in the legends referred to above until the third anniversary of the date of original issuance of such shares of Common Stock; provided, however, and notwithstanding the foregoing, such shares of Common Stock may be resold under and pursuant to the terms and conditions of Regulation S of the Securities Act, prior to the end of the third anniversary date of the issuance of such shares.

    (ii) The certificates evidencing shares of Common Stock purchased by the Lender upon exercise of the Lender's Purchase Option and not otherwise registered pursuant to an effective registration statement under the Securities Act shall bear, until such time as the Borrower and the transfer agent for the Common Stock shall have received evidence satisfactory to each of them that the transfer of such shares of Common Stock has been effected in accordance with the limitations on transfer set forth in paragraph (a)(i) above, the following additional legend:

      "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES, OPINIONS OF COUNSEL AND OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

  (b) Transfer Agent Requirements. The transfer agent and registrar for the Common Stock shall not be required to accept for registration of transfer any Common Stock bearing the legend contained in paragraph (a)(ii) above, except upon presentation of satisfactory evidence that the restrictions on transfer of the Common Stock referred to in the legend in paragraph (a)(i) have been complied with, all in accordance with such reasonable regulations and procedures as the Borrower may from time to time agree with the transfer agent and registrar for the Common Stock.

                                  ARTICLE VII

                                 MISCELLANEOUS

  SECTION 7.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Borrower, in the case of an amendment, or by the party to be charged, in the case of a waiver or a consent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

  SECTION 7.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and delivered to an officer of the other party or mailed or transmitted by facsimile; if to the Lender to its address at 9100 East Mineral Circle, Englewood, Colorado 80112-3299, Attention: Chief Financial Officer (Fax No. 303-643-5269); if to the Borrower, to its address at 9100 East Mineral Circle, Englewood, Colorado 80112-3299, Attention: Chief Financial Officer (Fax No. 303-643-5505) or, as to each party, to such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when delivered to an officer of the other party, be effective upon such delivery and, when mailed or transmitted by facsimile, be effective when deposited in the mails or when transmitted respectively, addressed as aforesaid; except that notices by the Borrower to the Lender or by the Lender to the Borrower pursuant to the provisions of
Section 1.05 shall not be effective until received by the Lender or the Borrower, as the case may be, but such notices may be given by telephone and confirmed in writing or by facsimile on the same day and shall be effective upon such telephonic notice.

  SECTION 7.03 No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Note, shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under the Note preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

  SECTION 7.04 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that (i) the Borrower shall not have the right, to assign its rights hereunder or any interest herein except to a successor by merger, consolidation or sale of all or substantially all of the Borrower's assets, in each case if permitted under Section 4.07 above, without the prior written consent of the Lender, and (ii) the Lender shall not assign any of its rights or obligations hereunder or under the Note, except to a successor by merger, consolidation or sale of substantially all of the Lender's assets without the prior written consent of the Borrower.

  SECTION 7.05 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower for the planned construction and development of Fort Knox, other growth opportunities and general corporate purposes.

  SECTION 7.06 Demand Registration Rights. (i) At any time after the earlier to occur of (i) the conversion of the Preferred Stock into shares of Common Stock or (ii) the exercise of the Lender's Purchase Option, the Lender may make one or more written requests to the Borrower (a "Demand") for registration under and in accordance with the provisions of the Securities Act of all or part (but not less than 1,000,000 shares per Demand) of the shares of Common Stock issued to the Lender pursuant to Section 1.08 or Section 6.01 of this Agreement ("Registrable Shares"). Each such request shall specify the aggregate number of Registrable Shares proposed to be registered and the intended method of disposition thereof.

    (i) Upon receipt of a Demand, the Borrower shall use its best efforts to effect such registration to permit the sale of Registrable Shares in accordance with the intended method of disposition thereof and pursuant thereto, the Borrower shall as expeditiously as possible:

      (a) execute and deliver all such instruments and documents and do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Lender, advisable to register such Registrable Shares under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;

      (b) use its best efforts to qualify the Registrable Shares under the applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Registrable Shares, as requested by the Lender;

      (c) make available to the Lender, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Registrable Shares or any part thereof valid and binding and in compliance with applicable law.

    (ii) If any such Demand is made at a time when the Lender directly or indirectly owns less than five percent 5% of the number of shares of Common Stock outstanding, the Borrower may, if its Audit Committee of its Board of Directors determines in the good faith exercise of its reasonable judgment that it would be inadvisable to effect a demand registration, defer such demand registration until the earliest practicable time at which such demand registration can be reasonably effected, which period shall not exceed three (3) months.

    (iii) All Registration Expenses incurred in connection with the first registration statement to be filed hereunder or under that certain Stock Purchase Agreement between the Lender and the Borrower of even date herewith (the "Stock Agreement") shall be paid by the Borrower. All Registration Expenses incurred in connection with each additional registration statement to be filed hereunder or under the Stock Agreement shall be paid by the Lender. For purposes of this Agreement, "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Section 7.06, including, without limitation, (i) all SEC and stock exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or "Blue Sky" laws (including fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Shares and determination of the eligibility of the Registrable Shares for investment under the laws of such jurisdiction as the Lender may indicate), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of Registrable Shares on any exchange, and (v) the fees and disbursements of counsel for the Borrower and of its independent public accountants, but excluding underwriting discounts and commissions, brokerage fees, transfer taxes, if any, fees and disbursements of counsel, accountants or other experts or advisors to the Lender, and National Association of Securities Dealers Inc. registration and filing fees.

  SECTION 7.07 Expenses. The Borrower shall pay (i) all out-of-pocket expenses of the Lender, including fees and disbursements of special counsel for the Lender, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any default or alleged default hereunder and (ii) if an Event of Default occurs, or upon the occurrence of an event that with notice or the lapse of time or both would constitute an Event of Default, all out-of-pocket expenses incurred by the Lender, including fees and disbursements of counsel, in connection with such actual or potential Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings, actions or negotiations resulting therefrom. The Borrower shall indemnify the Lender against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery to the Lender of this Agreement, or any Note.

  SECTION 7.08 Prior Agreement. This Agreement and the Note issued hereunder shall supersede in their entirety any prior negotiations, discussions, understandings or arrangements between the Lender and the Borrower pertaining to the subject matter of this Agreement.

  SECTION 7.09 Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Colorado.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          AMAX GOLD INC.

                                                  /s/ MARK A. LETTES
                                          By __________________________________
                                            Title: Vice President and Chief
                                                 Financial Officer

ATTEST:

     /s/ DEBORAH J. FRIEDMAN
- -------------------------------------

                                          CYPRUS AMAX MINERALS COMPANY

                                                  /s/ FRANCIS J. KANE
                                          By __________________________________
                                            Title: Vice President Investor
                                                 Relations and Treasurer

ATTEST:

     /s/ KATHLEEN J. GORMLEY
- -------------------------------------

                                   EXHIBIT A

                             REVOLVING CREDIT NOTE

$80,000,000.00                                              Date: March 10, 1995

  FOR VALUE RECEIVED, Amax Gold Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of Cyprus Amax Minerals Company, a Delaware corporation (the "Lender") at the office of the Lender located at 9100 East Mineral Circle, Englewood, Colorado 80112, or at such other place as the Lender may direct in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of Eighty Million Dollars or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article I of the Agreement referred to below in accordance with the respective Schedules applicable to such Loans attached to and made part of this Note. All principal amounts outstanding under this Note on December 31, 2002 shall be paid in twenty equal quarterly installments in accordance with Section 1.06 of such Agreement; provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount hereof; and, provided, further, that the Lender, upon exercise of its Stock Purchase Option under Article VI of such Agreement, may terminate or reduce the "Commitment", as defined therein, whereupon such installments shall be due as of the date set for closing such stock purchase pursuant to Section 6.01 of such Agreement.

  The Borrower further promises to pay interest at said office in like money, from the date hereof on the unpaid principal amount hereof outstanding from time to time, at the rates and at the times set forth in Article I of such Agreement. Notwithstanding anything contained herein to the contrary, at the election of the Borrower the principal of this Note may be paid by the Borrower in Preferred Stock of the Borrower in accordance with the provisions of Section
1.08 of the Agreement, subject to satisfaction of the conditions set forth in
Section 1.09 of such Agreement.

  This Note is the Note referred to in Section 1.02 of the Revolving Credit Agreement between the Borrower and the Lender dated as of March 10, 1995, as the same may hereafter from time to time be amended or supplemented in accordance with the terms thereof ("Agreement"), is entitled to the benefits thereof and subject to the terms and conditions set forth therein (including, without limitation, the Lender's rights to accelerate the due date hereof) and may be paid and prepaid as provided therein.

  Upon the occurrence of any of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be or shall automatically become immediately due and payable as provided therein.

                                          Amax Gold Inc.

                                          By __________________________________

                                          ATTEST:

                                          -------------------------------------
                                          Secretary

                         SCHEDULE OF LOANS AND PAYMENTS

                      MADE UNDER NOTE DATED MARCH 10, 1995

                              FROM AMAX GOLD INC.*

                        TO CYPRUS AMAX MINERALS COMPANY

Principal Amount of the Initial Loan:  $
                                       ---
Date of the Initial Loan:
                                       ---
Interest Rate for the Initial Loan:
                                       ---

                              PRINCIPAL BORROWINGS
                           AND PAYMENTS OF THIS NOTE

              AMOUNT                            INTEREST           PRINCIPAL            UNPAID
 DATE        BORROWED           RATE              PAID               PAID              BALANCE
 ----        --------           ----            --------           ---------           -------
                                    %           $                  $                   $
                                    %           $                  $                   $
                                    %           $                  $                   $
                                    %           $                  $                   $
                                    %           $                  $                   $
                                    %           $                  $                   $

- --------
* All terms used in this Schedule shall have the meanings given them in Agreement.

                                                                      APPENDIX D

                                    FORM OF

                          CERTIFICATE OF DESIGNATIONS

                   $2.25 SERIES C CONVERTIBLE PREFERRED STOCK

                                       OF

                                 AMAX GOLD INC.

                           PAR VALUE $1.00 PER SHARE
                        LIQUIDATION VALUE $50 PER SHARE

                     PURSUANT TO SECTION 151 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

  The undersigned duly authorized officer of Amax Gold Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware (the "DGCL"), and pursuant to Section 151 thereof, hereby certifies as follows:

  FIRST: The Restated Certificate of Incorporation, as amended, of the Corporation authorizes the issuance of up to 210,000,000 shares of capital stock, of which 200,000,000 shares shall be shares of common stock, par value $.01 per share ("Common Stock"); and 10,000,000 shares shall be shares of preferred stock, par value $1.00 per share ("Preferred Stock").

  SECOND: The Restated Certificate of Incorporation, as amended, of the Corporation, authorizes the Board of Directors of the Corporation to provide for the issuance of Preferred Stock in one or more series, with such designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation, subject to the limitations prescribed by law and except as otherwise provided in the Restated Certificate of Incorporation or any amendment thereto.

  THIRD: Pursuant to authority conferred upon the Board of Directors of the Corporation by the Restated Certificate of Incorporation, as amended, of the Corporation under the provisions of Section 151 of the DGCL, the Board of
Directors of the Corporation, at a meeting duly held on          1995, adopted
the following resolutions providing for an issue of a series of the Corporation's Preferred Stock, which resolutions are still in full force and effect and are not in conflict with any provision of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Corporation:

  "RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Section 151 of the DGCL and the provisions of its Restated Certificate of Incorporation, as amended, an issue of a series of the Preferred Stock, par value $1.00 per share, of the Corporation is hereby created, consisting of 1,600,000 shares, with the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series as follows:

  (1) Designation, Number of Shares and Rank. The designation of such series shall be "$2.25 Series C Convertible Preferred Stock" (hereinafter referred to as the "Convertible Preferred Stock"). Each share of Convertible Preferred Stock shall be identical in all respects with the other shares of Convertible Preferred Stock.

  All shares of Convertible Preferred Stock shall rank prior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to all of the Corporation's now or hereafter issued Common Stock.

  The number of shares of Convertible Preferred Stock shall initially be 1,600,000, which number may from time to time be increased or decreased (but not below the number then outstanding) by further resolution of the Board of Directors of the Corporation or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of Section 151 of the DGCL stating that such increase or reduction has been so authorized. Shares of Convertible Preferred Stock redeemed, purchased by the Corporation or converted into Common Stock shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

  (2) Dividends. The holders of shares of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, but only out of funds legally available therefor, dividends at the annual rate of $2.25 per share, and no more, which shall be fully cumulative, shall accrue without interest from the date of first issuance and shall be payable in cash in equal semi-annual installments on the 1st day of January and July of each year, commencing on July 1, 1995 (except that if any such date is not a business day, then such dividend shall be payable on the next succeeding business day) (each, a "Dividend Payment Date"), to stockholders of record as they appear on the stock transfer books of the Corporation on such record dates, not more than 60 nor less than 10 days preceding such Dividend Payment Date, as are fixed by the Board of Directors of the Corporation. For the purposes hereof, the term "business day" shall mean each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions are authorized or obligated by law or executive order to close in New York, New York or in Denver, Colorado. Subject to the next paragraph of this Section 2, dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. The amount of dividends payable per share of Convertible Preferred Stock for each semi-annual dividend period shall be computed by dividing the annual amount by two. The amount of dividends payable on the Convertible Preferred Stock for the initial dividend period and for any period less than a full semi-annual dividend period shall be computed on the basis of a 360 day year consisting of twelve 30-day months. Holders of shares of Convertible Preferred Stock shall not be entitled to any dividend whether payable in cash, property or stock, in excess of the full cumulative dividends on such shares of Convertible Preferred Stock.

  On each Dividend Payment Date all dividends which shall have accrued on each share of Convertible Preferred Stock outstanding on such Dividend Payment Date shall accumulate and be deemed to become "due" whether or not declared and whether or not there shall be funds legally available for the payment thereof. Any dividend which shall not be paid on the Dividend Payment Date on which it shall become due shall be deemed to be "past due" until such dividend shall be paid or until the share of Convertible Preferred Stock with respect to which such dividend became due shall no longer be outstanding, whichever is the earlier to occur. No interest or sum of money or other property or securities in lieu of interest shall be payable in respect of any dividend payment or payments which are past due. Dividends paid on shares of Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

  The Corporation may, at its option exercised by written notice by first class mail, postage prepaid, to each holder of record of the Convertible Preferred Stock given at least 10 business days prior to the applicable Dividend Payment Date, elect to pay any dividend due and payable hereunder in shares of Common Stock in lieu of a dividend payment in cash; provided, however, that the Corporation may not pay any such dividend in shares of Common Stock in lieu of cash to any holder of record of the Convertible Preferred Stock that delivers written notice to the Corporation no more than 5 business days prior to the applicable Dividend Payment Date stating that such holder elects to receive such dividend payment in cash. The number of shares of Common Stock issuable to each holder of Convertible Preferred Stock pursuant to this paragraph on each such Dividend Payment Date shall equal the amount of dividends payable per share of Convertible Preferred Stock on such Dividend Payment Date divided by the average Closing Price per share of the Common Stock as calculated for the last 10 trading days (the "Trading Period") ending on the fifth trading day prior to the date that such dividend is declared multiplied by the total number of shares of Convertible Preferred Stock registered in the name of each such holder of the Convertible Preferred Stock on the record date for the payment of the dividend. As used herein, the term "Closing Price" for any day in question shall be the last reported sale price regular way or, in case no such reported sales take place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the New York Stock Exchange Composite Tape or, if not listed on the New York Stock Exchange, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on a national securities exchange, the last sale price regular way for the Common Stock as published by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if such last sale price is not so published by NASDAQ or if no such sale takes place on such day, the average between the closing bid and asked prices for the Common Stock as published by NASDAQ. The term "trading day" shall mean a day on which the market used for calculating the Closing Price is open for the transaction of business or, if the shares of such security are not so listed or admitted to trading, a business day. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued in respect of the payment of any dividend in shares of Common Stock. In lieu of any fractional interest in a share of Common Stock which otherwise would be deliverable in respect of the payment of any dividend in shares of Common Stock, the Corporation shall pay to the holder of such shares an amount in cash (computed to the nearest cent) equal to the average Closing Price per share of the Common Stock as calculated for the Trading Period ending on the fifth trading day prior to the date that such dividend is declared multiplied by the fractional interest that otherwise would have been deliverable in respect of the payment of such dividend in shares of Common Stock.

  No dividends or other distributions, other than dividends payable solely in shares of Common Stock, shall be paid, or declared and set apart for payment in respect of, and no purchase, redemption or other acquisition for any consideration shall be made by the Corporation of and no sinking fund or other analogous fund payments shall be made in respect of any shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends or as to liquidation rights to the Convertible Preferred Stock (the "Junior Dividend Stock") unless and until all accrued and unpaid dividends on the Convertible Preferred Stock, including the full dividend for the then current dividend period, shall have been paid or declared and set apart for payment and the Corporation is not in default in respect of the optional redemption of any shares of Convertible Preferred Stock.

  No dividends or other distributions shall be paid or declared and set apart for payment and no purchase, redemption or other acquisition for any consideration shall be made by the Corporation of, and no sinking fund or other analogous fund payments shall be made in respect of, any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with the Convertible Preferred Stock (the "Parity Dividend Stock") for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. No dividends shall be paid or declared and set apart for payment on the Convertible Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full upon the Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Convertible Preferred Stock and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata so that the amount of dividends paid or declared and set apart for payment per share on the Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

  The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation or any Parity Dividend Stock unless the Corporation could, under this Section 2, purchase or otherwise acquire such shares at such time and in such manner.

  Any reference to "distribution" contained in this Section 2 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

  (3) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, and a sum equal to $50.00 per share, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Convertible Preferred Stock (the "Junior Liquidation Stock"). In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Convertible Preferred Stock and any other class or series of the Corporation's capital stock which may hereafter be created ranking on a parity as to liquidation rights with the Convertible Preferred Stock (the "Parity Liquidation Stock"), the holders of the Convertible Preferred Stock and the holders of the Parity Liquidation Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation preferences of the shares of Convertible Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation, merger or other business combination of the Corporation with or into another corporation or other entity nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of this Section 3 (unless in connection therewith the liquidation of the Corporation is specifically approved).

  The holder of any shares of Convertible Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 3 until such holder shall cause to be delivered to the Corporation (i) the certificate(s) representing such shares of Convertible Preferred Stock and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Convertible Preferred Stock to the Corporation free of any liens or encumbrances thereon or rights of third parties thereto. As in the case of the Redemption Price referred to below, no interest shall accrue on any payment upon liquidation after the due date thereof.

  (4) Redemption at the Option of the Corporation.

  (a) Right of Redemption. Subject to and upon compliance with the provisions of this Section 4, the Corporation, at its option, may at any time redeem the Convertible Preferred Stock, in whole or from time to time in part, on any date set by the Board of Directors of the Corporation, for that number of fully paid and non-assessable shares of Common Stock (calculated as to each redemption to the nearest 1/100th of a share) obtained by dividing $50.00 by the lesser of the Call Price (as defined in paragraph (e)) and the Conversion Price (as defined in Section 5(d)), as the same may be in effect at such time, plus accrued and unpaid dividends, whether or not declared or due, to the date fixed for redemption (such shares of Common Stock and dividends, together with any cash in lieu of Common Stock pursuant to paragraph (d), being hereinafter referred to herein as the "Redemption Price"), subject to the right of the holder of record of shares of Convertible Preferred Stock on a record date for the payment of a dividend on the Convertible Preferred Stock to receive the dividend due on such shares of Convertible Preferred Stock on the corresponding Dividend Payment Date.

  In case of the redemption of less than all of the then outstanding Convertible Preferred Stock, the shares of Convertible Preferred Stock to be redeemed shall be redeemed pro rata or by lot or in such other equitable manner as the Board of Directors of the Corporation reasonably may determine. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Convertible Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Convertible Preferred Stock and Parity Dividend Stock then outstanding shall have been paid for all past dividend periods.

  (b) Manner of Exercise of Redemption Option. In order to exercise its redemption option, the Corporation must give written notice in person or by first class mail, postage prepaid, of such redemption to each holder of record of the shares of Convertible Preferred Stock to be redeemed, at such holder's address as it shall appear upon the stock transfer books of the Corporation not more than 60 days nor less than 30 days prior to the redemption date. Each such notice of redemption shall state, as appropriate: (1) the date fixed for redemption; (2) the number of shares of Convertible Preferred Stock to be redeemed and, if fewer than all of the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the Redemption Price per share of Convertible Preferred Stock; (4) the place or places of payment that payment of the Redemption Price will be made upon presentation and surrender of the certificate or certificates evidencing the shares of Convertible Preferred Stock to be redeemed; (5) that on and after the redemption date, dividends will cease to accrue on such shares; and (6) the then effective Conversion Price pursuant to Section 5 and that the right of holders to convert shall terminate at the close of business on the redemption date (unless the Corporation defaults in the payment of the Redemption Price).

  Any notice that is delivered or mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Convertible Preferred Stock receives such notice; and failure to give such notice, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares of Convertible Preferred Stock called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price as herein provided. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, shares of Common Stock and cash necessary for the redemption shall be available for such purpose and irrecoverably shall have been deposited or set apart, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares no longer shall be deemed outstanding, the holders thereof shall cease to be holders of Convertible Preferred Stock, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive payment of the Redemption Price as herein provided, without interest, upon surrender of their certificates therefor) shall terminate. Shares of Common Stock and any cash necessary for the redemption of shares of Convertible Preferred Stock shall be deemed to be available therefor for purposes of the preceding sentence and for purposes of
Section 7, on or before the date fixed for redemption, the Company shall deposit with a bank or trust company that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank that has, a capital surplus of at least $50,000,000, shares of Common Stock and any cash necessary for such redemption, in trust, with irrevocable instructions that such shares of Common Stock and cash be applied to the redemption of the shares of the Convertible Preferred Stock and any Parity Dividend Stock so called for redemption. At the close of business on the redemption date, each holder of shares of Convertible Preferred Stock to be redeemed (unless the Corporation defaults in the delivery of the shares of Common Stock or cash payable on such redemption date) shall be deemed to be the record holder of the number of shares of Common Stock into which such shares of Convertible Preferred Stock are to be redeemed, regardless of whether such holder has surrendered the certificates representing such shares of Convertible Preferred Stock. No interest shall accrue for the benefit of the holders of shares of Convertible Preferred Stock to be redeemed on any cash so set apart by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of six years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

  The holder of any shares of Convertible Preferred Stock redeemed upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate or certificates representing such shares of Convertible Preferred Stock redeemed and (ii) transfer instruments satisfactory to the Corporation and sufficient to transfer such shares of Convertible Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on the Redemption Price of any share of Convertible Preferred Stock after its redemption date.

  In the event that any shares of Convertible Preferred Stock shall be converted into Common Stock pursuant to Section 5, then (i) the Corporation shall not have the right to redeem such shares and (ii) any funds which shall have been deposited for the payment of the Redemption Price for such shares of Convertible Preferred Stock shall be returned to the Corporation immediately after such conversion (subject to declared dividends payable to holders of shares of Convertible Preferred Stock on the record date for such dividends, to the extent set forth in Section 5 hereof, regardless whether such shares are converted subsequent to such record date and prior to the related Dividend Payment Date).

  (c) Cash Payments in Lieu of Fractional Shares. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon redemption of Convertible Preferred Stock. If more than one share of Convertible Preferred Stock shall be surrendered for redemption at one time by the same holder, the number of full shares of Common Stock issuable upon redemption thereof shall be computed on the basis of the aggregate of $50.00 for each such share so surrendered. In lieu of any fractional interest in a share of Common Stock which otherwise would be deliverable upon the redemption of any share of Convertible Preferred Stock, the Corporation shall pay to the holder of such shares an amount in cash (computed to the nearest cent) equal to the lesser of the Call Price and the Conversion Price, as the same may be in effect at such time, multiplied by the fractional interest in a share of Common Stock that otherwise would have been deliverable upon conversion of such share.

  (d) Limitation on Number of Shares Issuable Upon Redemption. The maximum number of shares of Common Stock that the Corporation may issue upon redemption of the Convertible Preferred Stock shall be 14,919,806 shares, as such amount shall be increased or decreased from time to time by the Board of Directors of the Corporation in connection with any adjustment to the Conversion Price pursuant to Section 5(d) and as such amount further may be reduced in accordance with this paragraph. In the case of the redemption of shares of Convertible Preferred Stock that would result in the issuance of shares of Common Stock that, when added to the number of shares of Common Stock issued
(i) in connection with the redemption of any shares of Convertible Preferred Stock previously redeemed in accordance with this Section 4, (ii) in connection with the conversion of any shares Convertible Preferred Stock previously converted in accordance with Section 5, and (iii) as a dividend on the shares of Convertible Preferred Stock previously paid pursuant to Section 2, would be greater than 14,919,806 shares, the Corporation shall pay an amount of cash in lieu of such shares of Common Stock in excess of 14,919,806 shares equal to the lesser of the Call Price and the Conversion Price, as the same may be in effect at such time, multiplied by the number of shares of Common Stock in excess of 14,919,806 shares that otherwise would have been issuable but for this paragraph. The shares of Convertible Preferred Stock that shall be redeemed for cash in lieu of Common Stock pursuant to this paragraph shall be selected pro rata or by lot or in such other equitable manner as the Board of Directors of the Corporation reasonably may determine. Each such cash payment shall be made in twelve consecutive substantially equal quarterly payments, commencing on the last business day of the calendar quarter immediately subsequent to the applicable redemption date.

  (e) Call Price. The "Call Price" with respect to a redemption of Convertible Preferred Stock pursuant to this Section 4 shall be equal to the greater of (i) $4.196, as such amount shall be adjusted from time to time by the Board of Directors of the Corporation in connection with any adjustment to the Conversion Price pursuant to Section 5(d) by applying the Conversion Price adjustment formula set forth in such Section 5(d) to the Call Price, and (ii) the average Closing Price per share of the Common Stock as calculated for the Trading Period ending on the fifth trading day prior to the date that the notice of redemption with respect to such redemption is mailed pursuant to paragraph (b).

  (f) Covenant as to Common Stock. The Corporation covenants that all shares of Common Stock which may be delivered upon redemption of shares of Convertible Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

  If permitted by the rules of the New York Stock Exchange, the Corporation will list and keep listed so long as the Common Stock shall be so listed on such exchange, all shares of Common Stock issuable upon redemption of the shares of Convertible Preferred Stock.

  (5) Conversion.

  (a) Right of Conversion. Subject to and upon compliance with the provisions of this Section 5, each share of Convertible Preferred Stock shall, at the option of the holder thereof, be convertible at any time (unless such share is called for redemption, then to and including but not after 5:00 p.m. (New York City time) on the business day immediately prior to the date fixed for such redemption, unless the Corporation shall default in payment due upon redemption thereof), into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing $50.00 by the Conversion Price (as defined in Section 5(d)) in effect at such time and by surrender of such share so to be converted in the manner provided in Section 5(b).

  (b) Manner of Exercise of Conversion Privilege. In order to exercise the conversion privilege, the holder of one or more shares of Convertible Preferred Stock to be converted shall surrender such shares at any of the offices or agencies to be maintained for such purpose by the Corporation accompanied by the funds, if any, required by the last paragraph of this Section 5(b) and shall give written notice of conversion in the form provided on such shares of Convertible Preferred Stock (or such other notice as is reasonably acceptable to the Corporation) to the Corporation at such office or agency that the holder elects to convert the shares of Convertible Preferred Stock specified in said notice. Such notice shall also state the name or names, together with address or addresses, in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. Each share of Convertible Preferred Stock surrendered for conversion, unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Convertible Preferred Stock is registered, shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax. As promptly as practicable after the surrender of such shares of Convertible Preferred Stock and the receipt of such notice, instruments of transfer and funds, if any, as aforesaid, the Corporation shall issue and shall deliver at such office or agency to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of Convertible Preferred Stock in accordance with the provisions of this Section 5 and a check or cash in respect of any fractional interest in a share of Common Stock arising upon such conversion, as provided in Section 5(c).

  Each conversion shall be deemed to have been effected immediately prior to the close of business on the business day following the date on which such shares of Convertible Preferred Stock shall have been surrendered and such notice (and any applicable instruments of transfer and any required taxes) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the

Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the twentieth business day following the date upon which such shares of Convertible Preferred Stock shall have been surrendered and such notice received by the Corporation.

  Any shares of Convertible Preferred Stock surrendered for conversion during the period from the close of business on the record date for any dividend payment to the opening of business on the related Dividend Payment Date (unless such shares of Convertible Preferred Stock shall have been called for redemption on a date in such period) shall be accompanied by payment, in funds acceptable to the Corporation, of an amount equal to the dividend otherwise payable on such Dividend Payment Date; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of dividends on the shares of Convertible Preferred Stock. An amount of cash equal to such payment shall be paid by the Corporation on such Dividend Payment Date to the holder of such shares of Convertible Preferred Stock at the close of business on such record date, notwithstanding any election by the Corporation to pay such dividend in Common Stock in lieu of cash and notwithstanding the conversion of such shares of Convertible Preferred Stock; provided, however, that if the Corporation shall default in the payment of dividends on such Dividend Payment Date, such amount shall be paid to the person who made such required payment. Except as provided for above in this Section, no adjustment shall be made for dividends accrued on any shares of Convertible Preferred Stock converted or for dividends on any shares issued upon the conversion of such shares as provided in this Section.

  (c) Cash Payments in Lieu of Fractional Shares. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock. If more than one share of Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate of $50.00 for each such share so surrendered. In lieu of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of any share of Convertible Preferred Stock, the Corporation shall pay to the holder of such shares an amount in cash (computed to the nearest cent) equal to the average Closing Price per share of Common Stock as calculated for the Trading Period ending on the fifth trading day prior to the day of conversion multiplied by the fractional interest in a share of Common Stock that otherwise would have been deliverable upon conversion of such share.

  (d) Adjustment of Conversion Price. The "Conversion Price" shall mean and be $5.362, subject to adjustment from time to time by the Corporation as follows:

    (i) In case the Corporation shall (A) pay a dividend or make a distribution on its Common Stock in shares of Common Stock (other than pursuant to a dividend reinvestment or similar plan), (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares of capital stock of the Corporation, then in each such case the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Corporation which he would have owned or been entitled to receive immediately following such action had such share been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (i), the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Audit Committee of the Board of Directors of the Corporation (whose reasonable determination shall be conclusive, except for arithmetic errors, and shall be described in a statement filed by the Corporation with the stock transfer or conversion agent, as appropriate) shall determine the equitable allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

    (ii) In case the Corporation shall issue rights, options or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to subsection (iv) of this Section 5(d)) of the Common Stock (other than pursuant to any stock option, restricted stock or other incentive or benefit plan or stock ownership or purchase plan for the benefit of employees, directors or officers or any dividend reinvestment plan of the Corporation in effect at the time hereof or any other similar plan adopted or implemented hereafter), then with respect to any conversion prior to the expiration of such rights, options or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights, options or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants (immediately prior to such issuance) plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants (immediately prior to such issuance) plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants; provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights, options or warrants, upon the expiration of such rights, options or warrants the Conversion Price shall be readjusted to the Conversion Price which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights, options or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Audit Committee of the Board of Directors of the Corporation (whose reasonable determination shall be conclusive, except for arithmetic errors, and shall be described in a statement filed by the Corporation with the stock transfer or conversion agent, as appropriate).

    (iii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its outstanding Common Stock, evidences of its indebtedness or assets (including securities and cash, but excluding any cash dividend of the Corporation paid out of retained earnings and dividends or distributions payable in stock pursuant to a dividend reinvestment or similar plan or for which adjustment is made pursuant to subsection (i) of this Section 5(d)) or rights, options or warrants to subscribe for or purchase securities of the Corporation (excluding those referred to in subsection (ii) of this Section 5(d)), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date of such distribution by a fraction of which the numerator shall be the current market price per share of the Common Stock as determined pursuant to subsection (iv) of this Section 5(d) less the fair market value on such record date (as determined by the Audit Committee of the Board of Directors of the Corporation, whose reasonable determination shall be conclusive, except for arithmetic errors, and shall be described in a statement filed by the Corporation with the stock transfer or conversion agent, as appropriate) of the portion of the capital stock or assets or the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights, options or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

    (iv) For the purpose of any computation under subsections (ii) and (iii) of this Section 5(d), the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Price for the shorter of (A) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination or (B) the period commencing on the date next succeeding the first public announcement of the issuance of such rights, options or warrants or such distribution through such last full trading day prior to the Time of Determination. For purposes of the foregoing, the term "Time of Determination" shall mean the time and date of the earlier of (I) the record date for determining stockholders entitled to receive the rights, options, warrants or distributions referred to in
  Section 5(d) (ii) and (iii) or (II) the commencement of "ex-dividend" trading on the exchange or market referred to in the definition of "Closing Price" in Section 3.

    (v) In any case in which this Section 5(d) shall require that an adjustment be made immediately following a record date or an effective date, the Corporation may elect to defer (but only until the filing by the Corporation with the stock transfer or conversion agent, as the case may be, of the certificate required by subsection (vii) of this Section 5(d)) issuing to the holder of any share of Convertible Preferred Stock converted after such record date or effective date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

    (vi) No adjustment in the Conversion Price shall be required to be made unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this subsection (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5(d) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 5(d) to the contrary notwithstanding, the Corporation shall be entitled to make such reduction in the Conversion Price, in addition to those required by this Section 5(d), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients. Except as set forth in subsections (i), (ii) and (iii) above, the Conversion Price shall not be adjusted for any such event including, without limitation, the issuance of Common Stock, or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

    (vii) Whenever the Conversion Price is adjusted as herein provided, (A) the Corporation promptly shall file with the stock transfer or conversion agent, as appropriate, a certificate setting forth the Conversion Price after such adjustment and a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, except for arithmetic errors, and (B) the Corporation also shall deliver or mail, or cause to be delivered or mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Convertible Preferred Stock a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price. The stock transfer or conversion agent, as the case may be, shall not be under any duty or responsibility with respect to the certificate required by this subsection (vii) except to exhibit the same to any holder of shares of Convertible Preferred Stock who requests to inspect it.

    (viii) In the event that at any time, as a result of an adjustment made pursuant to subsection (i) of this Section 5(d), the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share of Convertible Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

    (ix) The Corporation from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least 20 days and if the decrease is irrevocable during the period. Whenever the Conversion Price is so decreased, the Corporation shall deliver or mail to holders of record of shares of Convertible Preferred Stock a notice of the decrease at least 15 days before the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period it will be in effect.

  (e) Notice to Holders Prior to Certain Corporate Actions. In case:

    (i) the Corporation shall take any action which would require an adjustment in the Conversion Price pursuant to Section 5(d)(iii); or

    (ii) the Corporation shall authorize the granting to the holders of its Common Stock generally of rights, options or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

    (iii) there shall be any reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation and for which approval of any stockholders of the Corporation is required, or any sale, lease or transfer of all or substantially all of the assets of the Corporation; or

    (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation; then in each such case the Corporation shall cause to be delivered or mailed by first class mail, postage prepaid, to the holders of shares of Convertible Preferred Stock and the stock transfer or conversion agent, as appropriate, as promptly as possible, but in any event at least 20 days prior to the applicable date hereinafter specified, a written notice stating (i) the date on which a record is to be taken for the purpose of such action or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution, rights, options or warrants are to be determined, or (ii) the date on which such reorganization, reclassification, consolidation, merger, statutory exchange, sale, lease, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, consolidation, merger, statutory exchange, sale, lease, transfer, dissolution, liquidation or winding-up. Failure to give such notice or any defect therein shall not affect the legality or validity or the proceedings described in subsection (i), (ii), (iii) or (iv) of this Section 5 (e).

  (f) Reservation of Shares of Common Stock. The Corporation covenants that it will, at all times, reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversions of shares of Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock not theretofore converted and on or before (and as a condition of) taking any action that would cause an adjustment of the Conversion Price resulting in an increase in the number of shares of Common Stock deliverable upon conversion above the number thereof previously reserved and available therefor, the Corporation shall take all such action so required. For purposes of this Section 5(f), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock shall be computed as if at the time of computation all outstanding shares of Convertible Preferred Stock were held by a single holder.

  Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the shares of Convertible

Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

  (g) Transfer Taxes, Etc. The Corporation shall pay any and all documentary stamp, issue or transfer taxes, and any other similar taxes payable in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Convertible Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

  (h) Consolidation or Merger or Sale of Assets. Notwithstanding any other provision herein to the contrary, in case of any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, or the securities or other property of another corporation), or in case of any sale, lease or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, then lawful provision shall be made by the corporation formed by such consolidation or the corporation whose securities, cash or other property immediately after the merger or consolidation will be owned, by virtue of the merger or consolidation, by the holders of Common Stock immediately prior to the merger or consolidation, or the corporation which shall have acquired such assets or securities of the Corporation (collectively the "Formed, Surviving or Acquiring Corporation"), as the case may be, providing that the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of securities, cash or other property receivable upon such consolidation, merger, sale, lease or transfer by a holder of the number of shares of Common Stock into which such share of Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger, sale, lease or transfer assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale, lease or transfer (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale, lease or transfer is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 5(h) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, sale, lease or transfer for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Formed, Surviving or Acquiring Corporation, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent documents to the end that the provisions set forth in this Section 5(h) shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Convertible Preferred Stock.

  The above provisions of this Section 5(h) shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

  (i) Covenant as to Common Stock. The Corporation covenants that all shares of Common Stock which may be delivered upon conversions of shares of Convertible Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

  If permitted by the rules of the New York Stock Exchange, the Corporation will list and keep listed so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the shares of Convertible Preferred Stock.

  (j) Limitation on Number of Shares Issuable Upon Conversion. Notwithstanding any other provision of this Section 5 to the contrary, the maximum number of shares of Common Stock that the Corporation may issue upon conversion of the Convertible Preferred Stock shall be 14,919,806 shares, as such amount shall be increased or decreased from time to time by the Audit Committee of the Board of Directors of the Corporation in connection with any adjustment to the Conversion Price pursuant to Section 5(d) and as such amount further may be reduced in accordance with this paragraph. In the case of the conversion of shares of Convertible Preferred Stock that would result in the issuance of shares of Common Stock that, when added to the number of shares of Common Stock issued (i) in connection with the redemption of any shares of Convertible Preferred Stock previously redeemed in accordance with Section 4, (ii) in connection with the conversion of any shares Convertible Preferred Stock previously converted in accordance with this Section 5, and (iii) as a dividend on the shares of Convertible Preferred Stock previously paid pursuant to
Section 2, would be greater than 14,919,806 shares, the Corporation shall pay an amount of cash in lieu of such shares of Common Stock in excess of 14,919,806 shares equal to the Conversion Price, as the same may be in effect at such time, multiplied by the number of shares of Common Stock in excess of 14,919,806 shares that would otherwise have been issuable but for this paragraph. Each such cash payment shall be made in twelve consecutive substantially equal quarterly payments, commencing on the last business day of the calendar quarter immediately subsequent to the date such shares of Convertible Preferred Stock have been surrendered for conversion.

  (6) Voting Rights.

  (a) General. The holders of Convertible Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of Convertible Preferred Stock will have one vote for each share held. Any shares of Convertible Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

  (b) Default Voting Rights. Whenever dividends on the Convertible Preferred Stock shall be in arrears in an amount equal to at least three semi-annual dividend payments (whether or not consecutive), (i) the number of members of the Board of Directors of the Corporation shall be increased by two, effective as of the time of election of such directors as hereinafter provided, and (ii) the holders of the Convertible Preferred Stock (voting separately as a class) will have the exclusive right to vote for and elect such two additional directors of the Corporation at any meeting of stockholders of the Corporation at which directors are to be elected held during the period such dividends remain in arrears. The right of the holders of the Convertible Preferred Stock to vote for such two additional directors shall terminate when all accrued and unpaid dividends on the Convertible Preferred Stock have been declared and paid or set apart for payment. The term of office of all directors so elected shall terminate immediately upon the termination of the right of the holders of the Convertible Preferred Stock and such Parity Dividend Stock to vote for such two additional directors.

  The foregoing right of the holders of the Convertible Preferred Stock with respect to the election of two directors may be exercised at any annual meeting of stockholders or at any special meeting of stockholders held for such purpose. If the right to elect directors shall have accrued to the holders of the Convertible Preferred Stock more than 90 days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within 20 days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least ten percent (10%) of the Convertible Preferred Stock then outstanding, call a special meeting of the holders of the Convertible Preferred Stock to be held within 60 days after the delivery of such request for the purpose of electing such additional directors.

  The holders of the Convertible Preferred Stock and any Parity Dividend Stock referred to above voting as a class shall have the right to remove without cause at any time and replace any directors such holders have elected pursuant to this Section 6.

  (c) Class Voting Rights. So long as the Convertible Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 and 2/3 percent of all outstanding shares of Convertible Preferred Stock (unless the vote or consent of a greater percentage is required by applicable law or the Restated Certificate of Incorporation, as amended, of the Corporation), voting separately as a class, (i) amend, alter or repeal (by merger, consolidation or otherwise) any provision of the Restated Certificate of Incorporation, as amended, or the Bylaws of the Corporation, as amended, so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Convertible Preferred Stock,
(ii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, ranking prior to the Convertible Preferred Stock in respect of the payment of dividends or upon liquidation, dissolution or winding up of the Corporation or (iii) effect any reclassification of the Convertible Preferred Stock. A class vote on the part of the Convertible Preferred Stock, without limitation, specifically shall not be deemed to be required (except as otherwise required by law or resolution of the Board of Directors of the Corporation) in connection with: (a) the authorization, issuance or increase in the authorized amount of any shares of any other class or series of stock that ranks junior to, or on a parity with, the Convertible Preferred Stock in respect of the payment of dividends and upon liquidation, dissolution or winding up of the Corporation; or (b) the authorization, issuance or increase in the amount of any notes, bonds, mortgages, debentures or other obligations of the Corporation not convertible into or exchangeable, directly or indirectly, for stock ranking prior to the Convertible Preferred Stock in respect of the payment of dividends or upon liquidation, dissolution or winding up of the Corporation.

  (7) Outstanding Shares. For purposes of this Certificate of Designations, all shares of Convertible Preferred Stock shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 4, all shares of Convertible Preferred Stock that have been so called for redemption under
Section 4 if shares of Common Stock or cash necessary for payment of the Redemption Price irrevocably have been set aside; (ii) from the date of surrender of certificates representing shares of Convertible Preferred Stock, all shares of Convertible Preferred Stock converted into Common Stock; and
(iii) from the date of registration of transfer, all shares of Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

  (8) No Other Rights and Powers. The shares of Convertible Preferred Stock shall not have any relative, participating, optional or other special rights and powers other than as set forth herein.

  (9) Preemptive Rights. The Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

  (10) Transfer Restrictions.

    (a) Legends on Convertible Preferred Stock.

    (i) The certificates evidencing shares of Convertible Preferred Stock shall, until the third anniversary of the date of original issuance of such shares, unless otherwise agreed by the Corporation and the holders of any such certificates, bear a legend substantially to the following effect:

      "This Security (or its predecessor) is subject to, and is transferable only upon compliance with, the provisions of a Revolving
    Credit Agreement, dated as of       , 1995 among Amax Gold Inc. and
    Cyprus Amax Minerals Company. A copy of the above referenced Revolving Credit Agreement is on file at the offices of Amax Gold Inc. This Security (or its predecessor) has not been registered under the Securities Act of 1933, as amended, or any similar state securities laws, and this Security and any shares of common stock issued upon conversion or redemption hereof may not be transferred except pursuant to an effective registration statement, or an exemption from registration, under said act and laws. Amax Gold Inc. will furnish without charge to the holder hereof, upon request, the powers, designations, preferences and relative participating, optional or other special rights of the class of capital stock represented hereby, and the qualifications limitations or restrictions of such preferences and/or rights."

    Until the third anniversary of the date of original issuance of the shares of Convertible Preferred Stock, certificates representing the shares of Common Stock issued upon conversion or redemption of Convertible Preferred Stock and not otherwise registered pursuant to an effective registration statement under the Securities Act shall bear a comparable legend. The shares of Convertible Preferred Stock and the shares of Common Stock issued upon conversion or redemption thereof and not otherwise registered pursuant to an effective registration statement under the Securities Act shall be subject to the restrictions on transfer set forth in the legends referred to above until the third anniversary of the date of original issuance of such shares of Convertible Preferred Stock; provided, however, and notwithstanding the foregoing, such shares of Convertible Preferred Stock and such shares of Common Stock may be resold under and pursuant to the terms and conditions of Regulation S of the Securities Act, prior to the end of the third anniversary date of the issuance of such shares.

    (ii) The certificates evidencing shares of Convertible Preferred Stock (and shares of Common Stock issued upon conversion thereof and not otherwise registered pursuant to an effective registration statement under the Securities Act) issued to any "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act shall bear, until such time as the Corporation and the transfer agent for the Convertible Preferred Stock or Common Stock shall have received evidence satisfactory to each of them that the transfer of such shares of Convertible Preferred Stock or Common Stock has been effected in accordance with the limitations on transfer set forth in paragraph (a)(1) above, the following additional legend:

      "In connection with any transfer, the holder will deliver to the registrar and transfer agent such certificates, opinions of counsel and other information as it may reasonably require to confirm that the transfer complies with the foregoing restrictions."

  (b) Transfer Agent Requirements. The transfer agent and registrar for the Convertible Preferred Stock and the transfer agent and registrar for the Common Stock shall not be required to accept for registration of transfer any Convertible Preferred Stock or Common Stock bearing the legend contained in paragraph (a)(ii) above, except upon presentation of satisfactory evidence that the restrictions on transfer of the Convertible Preferred Stock or Common Stock referred to in the legend in paragraph (a)(i) have been complied with, all in accordance with such reasonable regulations and procedures as the Corporation may from time to time agree with the transfer agent and registrar for the Convertible Preferred Stock and the transfer agent and registrar for the Common Stock.

  (11) Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

  "FURTHER RESOLVED, that each officer of the Corporation hereby is authorized, in the name and on behalf of the Corporation, to prepare, execute, seal and file, or cause to be prepared, executed, sealed and filed, the Certificate of Designations relating to the Convertible Preferred Stock in accordance with the Delaware General Corporation Law and to take any and all such action with respect thereto that such officer of the Corporation shall deem necessary or advisable;

  "FURTHER RESOLVED, that each officer of the Corporation hereby is authorized, in the name and on behalf of the Corporation, to execute and deliver, or cause to be made, executed and delivered, all such officers' certificates and such other agreements, undertakings, documents or instruments and to perform such other acts as such officer may deem necessary or appropriate in order to effectuate the purpose and intent of these resolutions; and

  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its name by Mark A. Lettes, its Vice President and Chief Financial
Officer, and attested by its Secretary, this    day of        , 1995.

                                          Amax Gold Inc.

                                          By __________________________________
                                            Mark A. Lettes
                                            Vice President and
                                            Chief Financial Officer

Attest:

By __________________________________
  Deborah J. Friedman
  Secretary

                                                                      APPENDIX E

                          AGREEMENT AND PLAN OF MERGER

  This AGREEMENT AND PLAN OF MERGER (hereinafter called the "Merger Agreement") is made as of April 27, 1995, by and between Amax Gold Inc., a Delaware corporation ("Oldco"), and New AGI Corporation, a Delaware corporation ("Newco"). Oldco and Newco are sometimes referred to herein as the "Constituent Corporations." The Boards of Directors of each of the Constituent Corporations deem it advisable and to the advantage of each Constituent Corporation that Oldco merge into Newco upon the terms and conditions herein provided.

  NOW, THEREFORE, the parties do hereby adopt the plan encompassed by this Merger Agreement and do hereby agree that Oldco shall merge into Newco on the following terms, conditions and other provisions:

                            I. TERMS AND CONDITIONS

  1.1 Merger. Oldco shall be merged with and into Newco, and Newco shall be the surviving corporation (the "Surviving Corporation") effective upon the date and time when this Merger Agreement, or a certificate of merger in lieu thereof, is filed with the Secretary of State of the State of Delaware (the "Effective Date").

  1.2 Succession. On the Effective Date, Newco shall succeed to all of the rights, privileges, powers and property, including without limitation all rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description, of Oldco in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware (the "DGCL").

  1.3 Common Stock of Oldco and Newco. Upon the Effective Date, by virtue of the merger and without any further action on the part of the Constituent Corporations or their stockholders, (i) each share of Common Stock of Oldco, par value $.01 per share ("Oldco Common Stock"), issued and outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Common Stock of Newco, par value $.01 per share ("Newco Common Stock"), (ii) each share of Newco Common Stock issued and outstanding immediately prior thereto shall be cancelled and returned to the status of authorized but unissued shares and (iii) each share of Oldco Common Stock issued but held in the treasury of Oldco shall be cancelled.

  1.4 Preferred Stock of Oldco. Upon the Effective Date, by virtue of the merger and without any further action on the part of the Constituent Corporations or their stockholders, (i) each share of Oldco $2.25 Series A Convertible Preferred Stock, par value $1.00 per share, $3.75 Series B Convertible Preferred Stock, par value $1.00 per share, and $2.25 Series C Convertible Preferred Stock, par value $1.00 per share ("Oldco Preferred Stock," and together with the Oldco Common Stock, "Oldco Stock"), issued and outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Newco $2.25 Series A Convertible Preferred Stock, par value $1.00 per share, $3.75 Series B Convertible Preferred Stock, par value $1.00 per share, and $2.25 Series C Convertible Preferred Stock, par value $1.00 per share ("Newco Preferred Stock," and, together with the Newco Common Stock, "Newco Stock"), and (ii) each share of Oldco Preferred Stock issued but held in the treasury of Oldco shall be cancelled.

  1.5 Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of Oldco Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Newco Stock into which the shares of Oldco Stock represented by such certificates have been converted as herein provided and shall be so registered on the books and records of Newco or its transfer agents. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Newco or its transfer agent, have and be entitled to exercise any voting or other right with respect to and to receive any dividend or other distribution upon the shares of Newco Stock evidenced by such outstanding certificate as above provided.

  1.6 Options. Upon the Effective Date, Newco will assume and continue all of Oldco's stock option plans, including but not limited to the Amax Gold Inc. 1992 Stock Option Plan, and any other options, warrants or rights to acquire Oldco Stock and the outstanding and unexercised portions of all options, warrants or rights to acquire Oldco Stock shall become options for, warrants or rights to acquire the same number of shares of Newco Stock with no other changes in the terms and conditions of such options, warrants or rights to acquire, including exercise prices, and effective upon the Effective Date, Newco hereby assumes the outstanding and unexercised portions of such options, warrants or rights to acquire and the obligations of Oldco with respect thereto.

                  II. CERTIFICATE OF INCORPORATION AND BY-LAWS

  2.1 Certificate of Incorporation. The certificate of incorporation of Newco shall be the certificate of incorporation of the Surviving Corporation (the "Newco Charter"), provided, however, that Article FIRST of the Newco Charter shall be amended to read in its entirety as follows:

  The name of the corporation is Amax Gold Inc.

  2.2 By-laws. The By-laws of Newco in effect on the Effective Date shall continue to be the By-laws of the Surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law.

                          III. DIRECTORS AND OFFICERS

  3.1 Directors. The directors of Newco shall continue as directors of the Surviving Corporation.

  3.2 Officers. The officers of Oldco shall become the officers of the Surviving Corporation to serve at the pleasure of its Board of Directors.

                               IV. MISCELLANEOUS

  4.1 Further Assurances. From time to time, as and when required by Newco or by its successors and assigns, there shall be executed and delivered on behalf of Oldco such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to conform of record or otherwise, in Newco the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of Oldco and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Newco are fully authorized in the name and on behalf of Oldco or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

  4.2 Amendment. At any time before or after approval by the stockholders of the Constituent Corporations, this Merger Agreement may be amended in any manner (except as otherwise provided by the DGCL) as may be determined in the judgment of the respective Boards of Directors of Newco and Oldco to be necessary, desirable or expedient.

  4.3 Termination. At any time before the Effective Date, this Merger Agreement may be terminated and the merger may be terminated by the Board of Directors of either Oldco or Newco or both, notwithstanding the approval of this Merger Agreement by the stockholders of Oldco and Newco.

  4.4 Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

  IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the Board of Directors of Oldco and Newco, is hereby executed on behalf of each Constituent Corporation by its duly authorized officer.

                                          AMAX GOLD INC.

                                          By:  /s/ Mark A. Lettes
                                             __________________________________

                                          NEW AGI CORPORATION
                                          By:  /s/ Deborah J. Friedman
                                             __________________________________

                                                                      APPENDIX F
                          CERTIFICATE OF INCORPORATION

                                       OF

                              NEW AGI CORPORATION

                                   ARTICLE 1

  The name of the corporation is New AGI Corporation (hereinafter, the "Corporation").

                                   ARTICLE 2

  The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE 3

  The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE 4

  The total number of shares of all classes of stock which the Corporation shall have authority to issue is two hundred ten million (210,000,000), of which ten million (10,000,000) shares shall be shares of Preferred Stock (hereinafter referred to as the "Preferred Stock"), par value of one dollar ($1.00) per share, and two hundred million (200,000,000) shares shall be shares of Common Stock (hereinafter referred to as the "Common Stock"), par value of one cent ($0.01) per share.

  A statement of the designations of the authorized classes of Preferred Stock or of any series thereof, and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, or of the authority of the Board of Directors to fix by resolution or resolutions such designations and other terms not fixed by the Restated Certificate of Incorporation, is as follows:

    A. The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

      1. The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

      2. The dividend rate of such series (which may be a floating or fixed rate or rates and which may be determined by formula or formulas), the conditions and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class, and whether dividends shall be cumulative or non-cumulative;

      3. The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

      4. Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

      5. Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

      6. Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

      7. The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets of the Corporation; and

      8. Any other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Restated Certificate of Incorporation.

    B. The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rate or rates fixed by the Board of Directors for such series, or determined in the manner prescribed in the resolution or resolutions by the Board of Directors creating such series, and no more, before any dividends, other than dividends payable in Common Stock, shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

    C. Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required with respect to any series outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock, and after complying with respect to any retirement or sinking fund or funds for any series of Preferred Stock, the Board of Directors may, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock, declare and pay dividends on the Common Stock, and the holders of shares of the Preferred Stock shall not be entitled to share therein.

    D. The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the Corporation to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holder of shares of the Preferred Stock shall have been paid in full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all assets of the Corporation then remaining.

  At all meetings of the stockholders of the Corporation, the holders of shares of the Common Stock shall be entitled to one vote for each share of Common Stock held by them. Except as otherwise provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock or by the General Corporation Law of Delaware, the holders of shares of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive power to vote.

                                   ARTICLE 5

  The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal by-laws of the Corporation.

                                   ARTICLE 6

  The name and mailing address of the incorporator is:

                           Paul Hilton
                           Davis, Graham & Stubbs, L.L.C.
                           370 Seventeenth Street, Suite 4700
                           Denver, CO 80202

                                   ARTICLE 7

  The name and mailing address of the person who is to serve as director until the first annual meeting of stockholders or until her successor is elected and qualify are:

                           Deborah J. Friedman
                           9100 East Mineral Circle
                           Englewood, CO 80112

                                   ARTICLE 8

  A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of Delaware as currently in effect or as the same may hereafter be amended.

  No amendment, modification or repeal of this Article 8 shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

                                   ARTICLE 9

  The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 9.

                                   ARTICLE 10

  The Corporation elects not to be governed by Section 203 of the General Corporation Law of Delaware.

  IN WITNESS WHEREOF, the undersigned has executed this certificate as of this 13th day of April, 1995.

                                          Incorporator:

                                          /s/ Paul Hilton
                                          -------------------------------------
                                          Paul Hilton

                                                                     APPENDIX G
Salomon Brothers Inc
8700 Sears Tower
Chicago, Illinois 60606
312-876-8700

                                                 ----------------
                                                    SALOMON BROTHERS
                                                    ----------------
Salomon Brothers Inc & Worldwide Affiliates Atlanta Berlin Boston Chicago Dallas Frankfurt Hong Kong London Los Angeles Madrid Melbourne New York Osaka Paris San Francisco Seoul Singapore Sydney Taipei Tokyo Toronto Zurich

                                                                 April 27, 1995

Amax Gold Inc.
9100 East Mineral Circle
Englewood, Colorado 80112

Attention: Audit Committee of the Board of Directors

Gentlemen:

  Reference is made to the engagement, confirmed in the letter dated February 16, 1995, between Amax Gold Inc., a Delaware corporation (the "Company"), and Salomon Brothers Inc. This opinion is delivered to you pursuant to such engagement letter.

  You have advised us that the Company and Cyprus Amax Minerals Company, a Delaware corporation ("Cyprus Amax"), have entered into a financing arrangement pursuant to a Revolving Credit Agreement, dated as of March 10, 1995 (the "Agreement"), between the Company and Cyprus Amax. The Agreement provides for the availability by Cyprus Amax of an $80 million double convertible line of credit ("DOCLOC II") to the Company. The availability of the DOCLOC II to the Company is referred to herein as the "Transaction." You have asked us to advise you with respect to the fairness, from a financial point of view, of the Transaction to the Company's shareholders generally (solely in their capacity as such), exclusive of Cyprus Amax and its affiliates.

  As you are aware, Salomon Brothers Inc has acted as financial advisor to the Company in connection with the Transaction and will receive a fee for our services. Additionally, Salomon Brothers has previously rendered financial advisory and investment banking services to the Company for which we have received customary compensation. In the ordinary course of our securities business we trade the debt or equity securities of the Company and Cyprus Amax for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Salomon Brothers Inc

Amax Gold Inc.
April 27, 1995
Page 2

                                                 ----------------
                                                    SALOMON BROTHERS
                                                    ----------------

  In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) the letter agreement between the Company and Cyprus Amax (including a summary of terms of the Agreement) dated February 16, 1995; (iii) the Proxy Statement of the Company, dated the date hereof; (iv) certain publicly-available business and financial information concerning the Company and Cyprus Amax; (v) certain internal information primarily financial in nature (including projections, forecasts, estimates and analyses prepared by or on behalf of the Company's management), concerning the business, assets, liabilities, operations and prospects of the Company and the anticipated effects on the Company of the consummation or the non-consummation of the Transaction, including alternatives to implementing the Transaction, furnished to us by or on behalf of the Company; (vi) certain publicly-available and other information concerning the trading of, and the trading market for, the publicly traded securities of the Company; (vii) certain publicly-available information with respect to other companies that we believe to be comparable in certain respects to the Company; (viii) the proposed resolution of certain existing financial and other relationships between the Company and its banks with respect to certain project financings; (ix) the flexibility provided by DOCLOC II to further the continued development of certain existing mining projects, including the Fort Knox gold project; (x) the Company's public filings; and
(xi) such other information that we have considered relevant to our inquiry. We have held discussions with certain members of the Company's senior management and its representatives about the Company's views as to the financial and other information described above and other matters we believe relevant to our inquiry.

  In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information provided to or reviewed for us or publicly available and have not attempted independently to verify any of such information, including, without limitation, the Company's views discussed above, nor have we assumed any responsibility for any independent verification of any of such information. We have also relied upon the reasonableness and accuracy of the financial projections, forecasts, estimates and analyses, including, without limitation, those forecasts, estimates and analyses relating to the cash flows and value of assets and current and contingent liabilities of the Company at present and on a pro forma basis, assuming the Transaction is consummated, provided to or reviewed for us and we have assumed that they were all reasonably prepared in accordance with accepted industry practice on bases reflecting the best currently available estimates and judgment of the Company's management.

  To the extent that evaluation of the Transaction requires analysis of legal, as opposed to financial matters, including, without limitation, all matters related to identifying and quantifying current and pro forma off balance sheet liabilities, we have relied, with your consent, on the views of the Company and its counsel with respect to these matters.

  We have not made or obtained any independent evaluations or appraisals of any of the Company's assets, properties, liabilities or securities, nor have we assumed any responsibility to

Salomon Brothers Inc

Amax Gold Inc.
April 27, 1995
Page 3

                                                 ----------------
                                                    SALOMON BROTHERS
                                                    ----------------
make or obtain any such independent evaluations or appraisals, nor have we been furnished with any such evaluations or appraisals other than certain evaluations and market studies provided to us by the Company. We have assumed that the terms of the Agreement are the most beneficial terms from the Company's perspective that could, under the circumstances, be negotiated among the parties to the Transaction. We did not participate in such negotiations and have not been authorized to, and we have not, solicited or investigated alternative transactions which might be available to the Company. We were not requested to, and did not, solicit third party indications of interest in entering into a transaction of the nature comprising the Transaction; although it should be noted that we acted as lead manager on a $92 million convertible preferred stock offering, unrelated to the Transaction, for the Company which closed in August 1994, and, unrelated to the Transaction, have been named as a potential underwriter in connection with the Company's Registration Statement on Form S-3 for a universal shelf covering the offering from time to time of subordinated debt, preferred stock, common stock and/or warrants to acquire common stock, which the Securities and Exchange Commission declared effective in July 1994.

  In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other information, including the financial and non-financial judgments and views of the Company's management and representatives, along with other factors, including, without limitation, the information (including the financial projections, forecasts, estimates and analyses) discussed above, as we have deemed appropriate under the circumstances. In addition, we have taken into account limited discussions which we had with certain of the Company's lenders. We have also taken into account our assessment of general economic, market and financial conditions generally and the particular circumstances currently applicable to the Company. Our opinion necessarily is based upon conditions and circumstances as they exist and could be evaluated as of the date hereof and does not address the underlying business decision of the Company to effect the Transaction or constitute a recommendation to any holder of the Company's common stock as to how the stockholder should vote with respect to the Transaction.

  Based upon and subject to the foregoing and in light of the particular circumstances currently applicable to the Company, it is our opinion as investment bankers that, as of the date hereof, the Transaction is fair, from a financial point of view, to the Company's shareholders generally (solely in their capacity as such), exclusive of Cyprus Amax and its affiliates.

                              Very truly yours,

                              Salomon Brothers

Salomon Brothers Inc
8700 Sears Tower
Chicago, Illinois 60606
312-876-8700

                                                 ----------------
                                                    SALOMON BROTHERS
                                                    ----------------
Salomon Brothers Inc& Worldwide Affiliates Atlanta Berlin Boston Chicago Dallas Frankfurt Hong Kong London Los Angeles Madrid Melbourne New York Osaka Paris San Francisco Seoul Singapore Sydney Taipei Tokyo Toronto Zurich

                                                                 April 27, 1995

Amax Gold Inc.
9100 East Mineral Circle
Englewood, Colorado 80112

Attention: Audit Committee of the Board of Directors

Gentlemen:

  Reference is made to the engagement, confirmed in the letter dated February 16, 1995, between Amax Gold Inc., a Delaware corporation (the "Company"), and Salomon Brothers Inc. This opinion is delivered to you pursuant to such engagement letter.

  You have advised us that last year the Company and Cyprus Amax Minerals Company, a Delaware corporation ("Cyprus Amax"), entered into a financing arrangement which was effected pursuant to the Revolving Credit Agreement, dated as of April 15, 1994, (the "Agreement"), between the Company and Cyprus Amax. The Agreement provides for the availability by Cyprus Amax of a $100 million double convertible line of credit ("DOCLOC I") to the Company. In addition, you have advised us that the Company and Cyprus Amax have entered into an agreement dated March 10, 1995, to amend the Agreement by extending its termination date from April 30, 1997 to December 31, 2001. This amendment to the Agreement is referred to herein as the "Amendment." You have asked us to advise you with respect to the fairness, from a financial point of view, of the Amendment to the Company's shareholders generally (solely in their capacity as such), exclusive of Cyprus Amax and its affiliates.

  As you are aware, Salomon Brothers Inc has acted as financial advisor to the Company in connection with the Amendment and will receive a fee for our services. Additionally, Salomon Brothers has previously rendered financial advisory and investment banking services to the Company for which we have received customary compensation. In the ordinary course of our securities business we trade the debt or equity securities of the Company and Cyprus Amax for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Salomon Brothers Inc

Amax Gold Inc.
April 27, 1995
Page 2

                                                 ----------------
                                                    SALOMON BROTHERS
                                                    ----------------

  In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) the Amendment;
(iii) the Proxy Statement of the Company, dated the date hereof; (iv) certain publicly-available business and financial information concerning the Company and Cyprus Amax; (v) certain internal information primarily financial in nature (including projections, forecasts, estimates and analyses prepared by or on behalf of the Company's management), concerning the business, assets, liabilities, operations and prospects of the Company and the anticipated effects on the Company of the consummation or the non-consummation of the Amendment; (vi) certain publicly-available and other information concerning the trading of, and the trading market for, the publicly traded securities of the Company; (vii) certain publicly-available information with respect to other companies that we believe to be comparable in certain respects to the Company; (viii) the proposed resolution of certain existing financial and other relationships between the Company and its banks with respect to certain project financings; (ix) the proposed $80 million double convertible line of credit ("DOCLOC II") to be provided to the Company by Cyprus Amax pursuant to the Revolving Credit Agreement, dated as of March 10, 1995, between the Company and Cyprus Amax; (x) the Company's public filings; and (xi) such other information that we have considered relevant to our inquiry. We have held discussions with certain members of the Company's senior management and its representatives about the Company's views as to the financial and other information described above and other matters we believe relevant to our inquiry.

  In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information provided to or reviewed for us or publicly available and have not attempted independently to verify any of such information, including, without limitation, the Company's views discussed above, nor have we assumed any responsibility for any independent verification of any of such information. We have also relied upon the reasonableness and accuracy of the financial projections, forecasts, estimates and analyses, including, without limitation, those forecasts, estimates and analyses relating to the cash flows and value of assets and current and contingent liabilities of the Company at present and on a pro forma basis, assuming the Amendment is consummated, provided to or reviewed for us and we have assumed that they were all reasonably prepared in accordance with accepted industry practice on bases reflecting the best currently available estimates and judgment of the Company's management.

  To the extent that evaluation of the Amendment requires analysis of legal, as opposed to financial matters, including, without limitation, all matters related to identifying and quantifying current and pro forma off balance sheet liabilities, we have relied, with your consent, on the views of the Company and its counsel with respect to these matters.

  We have not made or obtained any independent evaluations or appraisals of any of the Company's assets, properties, liabilities or securities, nor have we assumed any responsibility to make or obtain any such independent evaluations or appraisals, nor have we been furnished with

Salomon Brothers Inc

Amax Gold Inc.
April 27, 1995
Page 3

                                                 ----------------
                                                    SALOMON BROTHERS
                                                    ----------------
any such evaluations or appraisals other than certain evaluations and market studies provided to us by the Company. We have assumed that the terms of the Amendment are the most beneficial terms from the Company's perspective that could under the circumstances, be negotiated among the parties to the Amendment. We did not participate in such negotiations and have not been authorized to, and we have not, solicited or investigated alternative transactions which might be available to the Company. We were not requested to, and did not, solicit third party indications of interest in entering into a transaction of the nature comprising the Agreement, as amended by the Amendment; although it should be noted that we acted as lead manager on a $92 million convertible preferred stock offering, unrelated to the Agreement or Amendment, for the Company which closed in August 1994, and, unrelated to the Agreement or Amendment, have been named as a potential underwriter in connection with the Company's Registration Statement on Form S-3 for a universal shelf covering the offering from time to time of subordinated debt, preferred stock, common stock and/or warrants to acquire common stock, which the Securities and Exchange Commission declared effective in July 1994.

  In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other information, including the financial and non-financial judgments and views of the Company's management and representatives, along with other factors, including, without limitation, the information (including the financial projections, forecasts, estimates and analyses) discussed above, as we have deemed appropriate under the circumstances. In addition, we have taken into account limited discussions which we had with certain of the Company's lenders. We have also taken into account our assessment of general economic, market and financial conditions generally and the particular circumstances currently applicable to the Company. Our opinion necessarily is based upon conditions and circumstances as they exist and could be evaluated as of the date hereof and does not address the underlying business decision of the Company to effect the Amendment or constitute a recommendation to any holder of the Company's common stock as to how such stockholder should vote with respect to the Amendment.

  Based upon and subject to the foregoing and in light of the particular circumstances currently applicable to the Company, it is our opinion as investment bankers that, as of the date hereof, the Amendment is fair, from a financial point of view, to the Company's shareholders generally (solely in their capacity as such), exclusive of Cyprus Amax and its affiliates.

                               Very truly yours

                               Salomon Brothers

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P R O X Y

                                AMAX GOLD INC.

         THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF
               THE BOARD OF DIRECTORS OR THE TRUSTEE NAMED BELOW

  The undersigned hereby appoints Milton H. Ward, Roger A. Kauffman and Deborah J. Friedman, and each or any of them, the proxies and agents of the undersigned, with full power of substitution, to represent and vote in accordance with the instructions on the reverse side all the shares of the Common Stock of Amax Gold Inc. held of record by the undersigned at the close of business on April 10, 1995 at the Annual Meeting of Stockholders of Amax Gold Inc. to be held at the Inverness Hotel & Golf Club, Inverness Business Park, 200 Inverness Drive West, Englewood, Colorado 80112, on June 2, 1995 at 10:00 a.m. (Denver time) or at any adjournment thereof. The undersigned directs the Trustee of the Thrift Plan for Employees of Amax Gold Inc. and Its Subsidiaries (the "Plan"), with respect to shares of Common Stock held for the benefit of the undersigned, to vote in person or by proxy at such Annual Meeting, all shares held by or for the benefit of the undersigned in accordance with such instructions. The Trustee of the Plan will vote unallocated and undirected shares of the Company's Common Stock held by them in direct proportion to the voting of shares for which instructions have been received.

  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5 AND AGAINST PROPOSAL 6, EXCEPT AS NOTED ABOVE WITH RESPECT TO THE PLAN.

  THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5 AND AGAINST PROPOSAL 6.

                       ELECTION OF DIRECTORS. Nominees:

   Allen Born, Gerald J. Malys, Rockwell A. Schnabel, Vernon F. Taylor, Jr.,
                      Milton H. Ward and Russell L. Wood

  INSTRUCTIONS: To withhold authority to vote for one or more nominees, write the name of each nominee for whom authority is withheld in the space provided on the reverse side. UNLESS AUTHORITY TO VOTE FOR ALL NOMINEES IS WITHHELD, A VOTE FOR THE ELECTION OF DIRECTORS WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR ANY NOMINEE WHOSE NAME IS NOT WRITTEN IN THE SPACE PROVIDED ON THE REVERSE SIDE AND FOR ANOTHER NOMINEE IF ANY OF THE NAMED NOMINEES IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE.

                  (Continued and to be signed on other side)

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

                                                               [X]  Please mark
                                                                     your votes
                                                                     as in this
                                                                      example

                      --------   -----------------------
                       COMMON     DIVIDEND REINVESTMENT

          THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

1. Election of Directors. (see reverse)

       FOR       WITHHELD
       [_]         [_]

For, except vote withheld for the following nominee(s):

- -------------------------------------------------------------------------------

2. The selection of Price Waterhouse LLP as independent accountants.

       FOR       AGAINST       ABSTAIN
       [_]         [_]           [_]

3. DOCLOC I Amendment, pursuant to which DOCLOC I will be extended to December 31, 2001.

       FOR       AGAINST       ABSTAIN
       [_]         [_]           [_]

4. DOCLOC II, pursuant to which Cyprus will provide an $80 million convertible line of credit and up to 1,600,000 shares of Series C Preferred Stock and up to 14,919,806 shares of Common Stock may be issued to Cyprus.

       FOR       AGAINST       ABSTAIN
       [_]         [_]           [_]

5. Reincorporation, pursuant to which the Company will elect not to be governed by Section 203 of the Delaware Law, thereby permitting the Company to engage in business transactions with Cyprus (or any interested stockholder) without requiring the approval of 66 2/3% of all stockholders excluding Cyprus (or the interested stockholder) and its affiliates and associates.

       FOR       AGAINST       ABSTAIN
       [_]         [_]           [_]

- -------------------------------------------------------------------------------
                THE BOARD RECOMMENDS A VOTE AGAINST PROPOSAL 6.
- -------------------------------------------------------------------------------

6. Stockholder proposal to permit cumulative voting.

       FOR       AGAINST       ABSTAIN
       [_]         [_]           [_]

- -------------------------------------------------------------------------------

7. Transact such other business as may properly come before the meeting or any adjournments thereof.

___
  |

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.


Signature ______________  Date ________  Signature ______________ Date ________

NOTE: Please sign exactly as name appears. Joint owners should each sign. If signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such. If signing on behalf of a corporation, the full corporate name should be included and an authorized corporate officer should sign. If signing on behalf of a partnership, the full partnership name should be included and an authorized person should sign.

- -------------------------------------------------------------------------------